As filed with the U.S. Securities and Exchange Commission on April 7, 2021

Registration No. 333-253006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Protagenic Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7389	06-1390025
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

149 Fifth Avenue

New York, New York 10010

Telephone: 212-994-8200

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Garo Armen

Executive Chairman

Protagenic Therapeutics, Inc.

149 Fifth Avenue

New York, New York 10010

Telephone: 212-994-8200

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dean M. Colucci, Esq.	Sara L. Terheggen, Esq.
Michelle Geller, Esq.	The NBD Group, Inc.
Duane Morris LLP	350 N. Glendale Avenue, Ste B522
1540 Broadway New York, NY 10036	Glendale, California 91206 Telephone: (310) 890-0110
Telephone: (973) 424-2020

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and smaller reporting company’ in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	[ ]	Accelerated filer [ ]

Non-accelerated filer	[ ]	Smaller reporting company [X]
(Do not check is a smaller reporting company)		Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee (3)
Units consisting of:
(i) Common Stock, par value $0.0001 per share (4)		$20,125,000	$2,195.64
(ii) one Warrant to purchase one-half share of common stock, par value $0.0001 per share (4)	$
Shares of common stock, par value $0.0001 per share underlying warrants		$10,062,500	$1,097.82
Total Registration Fee			3,293.46

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the offering price of Units that may be purchased by the underwriters pursuant to their option.
(3)

The Company previously paid a total of $1,909.25 in connection with the previous filing of the Registration Statement. In accordance with Rule 457(o), an additional registration fee of $1,384.21 is being paid with this amendment to the Registration Statement.

(4)	In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 7, 2021

Units

Each unit of consisting of one share of Common Stock and one Warrant to Purchase one-half share of Common Stock

This is a firm commitment public offering of            units, each unit consisting of one share of our common stock and one warrant, for a total of               shares of our common stock and                warrants to purchase up to an aggregate                  shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase one-half of a share of our common stock. Two warrants together are exercisable to purchase one share of common stock at an exercise price of $ per share (125% of the public offering price of the unit). The warrants will be exercisable at any time from the date of issuance through the fourth anniversary of the date of this prospectus, unless earlier redeemed. Beginning 90 days after the date of this prospectus, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.15 per warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of our Common Stock has equaled or exceeded $ per share (175% of the public offering price of the units) for at least five consecutive trading days. The shares of our Common Stock and the warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a unit in this offering.

Our common stock currently trades on the OTCQB, where it is listed under the symbol “PTIX.” As of March 31, 2021, the last sale price of our common stock as reported on OTCQB was $5.82 per share. There is a limited public trading market for our common stock. We have assumed a public offering price of $5.82 per share, which represents the last reported bid price of our common stock as reported on the OTCQB on March 31, 2021. The final public offering price will be determined through negotiation between us and the underwriters in the offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of the offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The assumed public offering price used throughout this prospectus may not be indicative of the actual offering price. Prior to this offering, there has been no public market for our warrants on the OTC Markets or any other trading market. We have applied to list our common stock and warrants on the Nasdaq Capital Market, under the symbol “PTIX”and “PTIXW”, respectively.

We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq Capital Market.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

Our business and an investment in our common stock involve significant risks. Please see “Risk factors” beginning on page 10 of this prospectus.

		Per Unit		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to Protagenic, before expenses	$		$

(1)	The underwriters will receive compensation in addition to the underwriting discount, including shares of common stock to be issued to the representative of the underwriters, which we refer to herein as the “representative shares.” See “Underwriting” for a description of the compensation payable to the underwriters. See “Underwriting” on page 76 of this prospectus for a description of the compensation arrangements.

The Company has granted the underwriters an option for a period of 45 days to purchase up to an additional               units from us at the public offering price, less the underwriting discount.

The underwriters expect to deliver the units to investors on or about           , 2021.

KINGSWOOD CAPITAL MARKETS,

division of Benchmark Investments, Inc.

BROOKLINE CAPITAL MARKETS,

a division of Arcadia Securities, LLC

The date of this prospectus is ,          2021

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Neither we, nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This is an offer to sell only in jurisdictions where it is lawful to do so. The information contained in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or warrants or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities Exchange Commission, or SEC, as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

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RISK FACTOR SUMMARY

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under “Risk Factors” in this Registration Statement. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under “Risk Factors” of this Registration Statement as part of your evaluation of the risks associated with an investment in our securities.

Risks Related to Our Financial Condition and Capital Requirements

● The Company’s financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if the Company is unable to continue as a going concern.

● If we continue to incur operating losses and fail to obtain the capital necessary to fund our operations, we will be unable to advance our development programs, complete our clinical trials, or bring products to market, or may be forced to reduce or cease operations entirely. In addition, any capital obtained by us may be obtained on terms that are unfavorable to us, our investors, or both.

● Unstable market and economic conditions may have serious adverse consequences on our ability to raise funds, which may cause us to cease or delay our operations.

● Covid-19 could adversely impact our business, including our clinical trials, and financial condition.

Risks Related to Clinical Development and Regulatory Approval

● Our results to date provide no basis for predicting whether any of our product candidates will be safe or effective, or receive regulatory approval.

● We may not be able to initiate and complete preclinical studies and clinical trials for our product candidates which could adversely affect our business.

● If we experience delays or difficulties in the enrollment of subjects to our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented, which could materially affect our financial condition.

● If the market opportunities for our current and potential future drug candidates are smaller than we believe they are, our ability to generate product revenues will be adversely affected and our business may suffer.

Risks Related to Our Reliance on Third Parties

● We have no experience in sales, marketing and distribution and may have to enter into agreements with third parties to perform these functions, which could prevent us from successfully commercializing our product candidates.

● Data provided by collaborators and other parties upon which we rely have not been independently verified and could turn out to be inaccurate, misleading, or incomplete.

● We rely on third parties to conduct our non-clinical studies and our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize our current product candidates or any future products, on a timely basis or at all, and our financial condition will be adversely affected.

Risks Related to Commercialization of Our Product Candidates

● We have no experience as a company in commercializing any product. If we fail to obtain commercial expertise, upon product approval by regulatory agencies, our product launch and revenues could be delayed.

● We may not be able to gain market acceptance of our product candidates, which would prevent us from becoming profitable.

● We may not be able to manufacture our product candidates in clinical or commercial quantities, which would prevent us from commercializing our product candidates.

● Disputes under key agreements or conflicts of interest with our scientific advisors or clinical investigators could delay or prevent development or commercialization of our product candidates.

Risks Related to Our Intellectual Property

● We may not be able to maintain our exclusive worldwide license to use and develop PT00114 which could materially affect our business plan.

Risks Related to Our Business Operations and Industry

● If we are not able to retain our current senior management team and our scientific advisors or continue to attract and retain qualified scientific, technical and business personnel, our business will suffer.

● We may encounter difficulties in managing our growth, which could adversely affect our operations.

● Healthcare reform measures could adversely affect our business.

● Our business and operations are vulnerable to computer system failures, cyber-attacks or deficiencies in our cyber-security, which could increase our expenses, divert the attention of our management and key personnel away from our business operations and adversely affect our results of operations.

● Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation or adverse publicity and could negatively affect our operating results and business.

● If we, our CROs or our IT vendors experience security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of personal data, we may face costs, significant liabilities, harm to our brand and business disruption.

● If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Risks Associated to our Common Stock

● Our common stock is a “Penny Stock” subject to specific rules governing its sale to investors that could impact its liquidity.

● There is no recent trading activity in our common stock and there is no assurance that an active market will develop in the future.

● Our ability to list on Nasdaq will require raising significant capital; failure to qualify to trade on Nasdaq will make it more difficult to raise capital.

● The market price of our common stock may be volatile, which could lead to losses by investors and costly securities litigation.

● If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

● Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock.

● Our common stock is controlled by insiders.

● We do not intend to pay dividends for the foreseeable future and may never pay dividends.

● Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

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MARKET AND INDUSTRY DATA

This prospectus contain statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled and “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” included in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Statements.” Unless the context otherwise requires, references to “Protagenic Therapeutics,” “Protagenic,” the “Company,” “we,” “us” and “our” refer to Protagenic Therapeutics, Inc. and its subsidiaries.

Our Company

Overview

We are a biopharmaceutical corporation specializing in the discovery and development of therapeutics to treat stress-related neuropsychiatric and mood disorders utilizing synthetic forms of endogenous brain signaling peptides that can dampen overactive stress responses.

The mechanism by which we will target these stress-related disorders is based on over 15 years of work elucidating the role of Teneurin Carboxy-terminal Associated Peptide (“TCAP”), which has been found to have a central role in maintaining healthy brain signaling. TCAP is an endogenous counterbalance to the negative effects of stress and its criticality is underscored by a high degree of evolutionarily preservation. TCAP signaling counteracts the effects of Corticotropin Releasing Factor on the Hypothalamic-Pituitary-Adrenal axis, thus reducing the stress hormone cortisol. We intend to bring novel forms of TCAP into human clinical development as a treatment for stress-related neuropsychiatric disorders. Our lead compound – PT00114 – is a 41-residue peptide synthetic form of TCAP that can be administered subcutaneously, sublingually, or intra-nasally. In addition, we have a portfolio of earlier stage neuropeptides targeting the TCAP pathway that are in preclinical evaluation.

Our strategy is to develop TCAP neuropeptide-based drug candidates, beginning with PT00114, in stress-related indications, including, but not limited to: treatment resistant depression (“TRD”), which is a subgroup of major depressive disorder (“MDD”); addiction, recidivism, or substance use disorder (“SUD”); anxiety, including generalized anxiety disorder (“GAD”), and post-traumatic stress disorder (“PTSD”).

We intend to complete IND-enabling studies of PT00114 and to enter first-in-human Phase I/II studies in early 2021. We will be initiating our clinical program with a 42-patient basket trial in collaboration with Dr. Maurizio Fava, the Psychiatrist-in-Chief of the Massachusetts General Hospital and co-principal investigator of STAR*D, the largest research study ever conducted in depression. We will enroll a healthy human cohort and four stress-related neuropsychiatric disorders: TRD, SUD, GAD, and PTSD. We will be using this study for both safety and preliminary efficacy signal-finding to prioritize indications for later stage development. we’ve chosen these four indications for multiple reasons, including direct linkage to the mechanism of TCAP in reducing biological stress signals, preclinical evidence of efficacy in animal models of these disorders, and the high unmet need in these patient populations, which creates significant market opportunity.

Our Strategy

●	Rapidly advance our lead product candidate, PT00114, through clinical trials in treatment resistant depression, substance use disorder, generalized anxiety disorder, and/or post-traumatic stress disorder.
●	Develop our follow-on TCAP product candidates to build out a broad pipeline of assets with differentiated features using our unique expertise with this mechanism and leveraging our robust TCAP-related IP estate.
●	Explore efficacy in additional stress-related neuropsychiatric and mood disorders beyond initially targeted indications.
●	Facilitate long-term growth by building a nimble R&D, operational, clinical and commercial team.
●	Selectively partner our programs to enhance our value after key inflection milestones.

7

Competitive Landscape

The pharmaceutical and biotechnology industries are highly competitive and characterized by rapidly evolving technology and intense research and development efforts. We expect to compete with companies, including major international pharmaceutical companies, and other institutions that have substantially greater financial, research and development, marketing and sales capabilities and have substantially greater experience in undertaking preclinical and clinical testing of products, obtaining regulatory approvals and marketing and selling biopharmaceutical products. We will face competition based on, among other things, product efficacy and safety, the timing and scope of regulatory approvals, product ease of use and price.

While we believe that our lead candidate, PT00114, presents several competitive advantages over competing products, there are a number of competing drug classes including, SSRI/SNRI’s, opioid receptor modulators, atypical antipsychotics, ketamine/esketamine and NMDA receptor modulators.

Corporate Information

We are a Delaware corporation with one subsidiary, Protagenic Therapeutics Canada (2006) Inc., a corporation formed in 2006 under the laws of the Province of Ontario, Canada. Our principal offices are located at 149 Fifth Avenue, New York, New York 10010. Our telephone number is (212) 994-8200. Our web address is www.protagenic.com. Information contained in or accessible through our web site is not, and should not be deemed to be, part of this prospectus.

Convertible Note Offering

From November 2019 through August 2020, we completed a convertible note offering consisting of eight closings and gross proceeds of $2.0 million (the “Convertible Note Offering”). The Notes will be due on November 6, 2023 (the “Maturity Date”). They accrue simple interest at an annual rate of 6% on the aggregate unconverted and outstanding principal amount, payable annually, which began on October 31, 2020. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate, as defined below, if any) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Holders may convert their Notes (including accrued interest) at their option, in whole or in part, at any time prior to the Maturity Date, at a conversion price of $1.25 per share of the Company’s common stock. The Conversion Price is subject to adjustment for any stock dividend, stock split, combination or other similar recapitalization event. On the Maturity Date, the Company is required to repay the Notes (including accrued interest) in their entirety in cash or, at its option, in shares of common stock at the Conversion Price.

Recent Developments

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease. Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

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THE OFFERING

Securities offered by the Company	units, each unit consisting of one share of our common stock and one warrant to purchase one-half share of common stock, for a total of shares and warrants to purchase up to an aggregate of shares of common stock. The shares of our common stock and the warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a unit in this offering.

Warrants	The warrants will be exercisable at any time from the date of issuance through the fourth anniversary of the date of this prospectus, unless earlier redeemed. Two warrants together are exercisable to purchase one share of common stock at an exercise price of $ per share (125% of the public offering price of the unit). Beginning 90 days after the date of this prospectus, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.15 per warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of our common stock has equaled or exceeded $ (175% of the public offering price of the units) for at least five consecutive trading days.

Common Stock to be outstanding after this offering	shares

Option to purchase additional shares	The Company has granted the underwriters a 45-day option to purchase up to additional units.

Use of Proceeds	We estimate that our net proceeds from the sale of 2,800,000 units in this offering will be approximately $15,600,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use our net proceeds for enrolling up to 42 patients in a “basket” style Phase I/II clinical trial, to make key hires, to pay for additional development-related expenses, and for working capital and general corporate purposes.

Proposed Nasdaq Symbol	Our common stock currently trades on the OTCQB under the symbol “PTIX.” In conjunction with this offering, we have applied to list our common stock and warrants on the Nasdaq under the symbol “PTIX” and “PTIXW,” respectively. We anticipate being able to list on Nasdaq upon the completion of this offering; however, we can provide no assurances that we will be approved for such a listing.

Risk Factors	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Lock-Up	We and each of our officers, directors, and certain affiliates have agreed, subject to certain exceptions, including, without limitation, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, for a period of one-hundred eighty (180) days after the date of this prospectus, without the prior written consent of Kingswood Capital Markets, division of Benchmark Investments, Inc. See “Shares Eligible For Future Sale” and “Underwriting” for additional information.

The number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on shares of common stock outstanding as of            , 2021, which does not reflect the potential issuance of up to 1,255,000 shares of common stock upon the exercise of outstanding stock options under our 2006 Equity Compensation Plans and up to 4,342,861 shares of common stock upon the exercise of outstanding stock options under our 2016 Equity Compensation Plan.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	the shares of common stock to be sold in this offering are sold at $5.82 per share of common stock, which was the closing price of our common stock as reported on OTCQB on March 31, 2021.

●	no exercise by the underwriters of their option to purchase additional shares from us and excluding the shares of common stock issuable upon the exercise of the warrant to be issued to the Representative of the underwriters.

●	no exercise of the warrants purchased in this offering

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RISK FACTORS

An investment in our common stock is speculative and illiquid and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before purchasing shares of our common stock. The risks set forth below are not the only ones facing us. Additional risks and uncertainties may exist that could also adversely affect our business, operations and prospects. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our common stock and warrants could decline, and you could lose all or a substantial portion of the money that you pay for our units.

Risks Related to Our Financial Condition and Capital Requirements

The Company’s financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had incurred significant operating losses since inception, and continues to generate losses from operations, and has an accumulated deficit of $17,698,936. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements included in this prospectus do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have a history of losses and expect that losses may continue in the future.

We have generated net losses since we began operations, including $2,548,735 and $1,750,911 for the years ended December 31, 2020 and December 31, 2019, respectively. As of December 31, 2020, we had an accumulated deficit of $17,698,936. We have no approved products and have generated no product revenue. We expect that product development, preclinical and clinical programs will increase losses significantly over the next five years. In order to achieve profitability, we will need to generate significant revenue. We cannot be certain that we will generate sufficient revenue to achieve profitability. We anticipate that we will continue to generate operating losses and negative cash flow from operations and our current cash position is sufficient to fund our current business plan at least until the second quarter of 2024. We cannot be certain that we will ever achieve, or if achieved, maintain profitability. If our revenue grows at a slower rate than we anticipate or if our product development, marketing and operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operation and financial condition will be materially adversely affected, and we may be unable to continue operations.

We will not be able to generate product revenue unless and until one of our product candidates successfully completes clinical trials and receives regulatory approval. As our most advanced product candidates are at an early proof-of-concept stage, we do not expect to receive revenue from any product candidate for the foreseeable future. We may seek to obtain revenue from collaboration or licensing agreements with third parties. We currently have no such agreements which will provide us with material, ongoing future revenue and we may never enter into any such agreements. Even if we eventually generate revenues, we may never be profitable, and if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We need to obtain financing in order to continue our operations.

On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We have no existing bank lines of credit and have not established any definitive sources for additional financing. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. If adequate funds are not available, then we may be required to delay, reduce or eliminate product development or clinical programs. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects. If we fail to obtain the capital necessary to fund our operations, we will be unable to advance our development programs and complete our clinical trials.

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In addition, our research and development expenses could exceed our current expectations. This could occur for many reasons, including:

●	some or all of our product candidates fail in clinical or preclinical studies and we are forced to seek additional product candidates;

●	our product candidates require more extensive clinical or preclinical testing than we currently expect;

●	we advance more of our product candidates than expected into costly later stage clinical trials;

●	we advance more preclinical product candidates than expected into early stage clinical trials;

●	we are required, or consider it advisable, to acquire or license rights from one or more third parties; or

●	we determine to acquire or license rights to additional product candidates or new technologies.

While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock and warrants. We may also seek additional funds through arrangements with collaborators or other third parties. These arrangements would generally require us to relinquish rights to some of our technologies, product candidates or products, and we may not be able to enter into such agreements, on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our development programs, including some or all of our product candidates.

If we continue to incur operating losses and fail to obtain the capital necessary to fund our operations, we will be unable to advance our development programs, complete our clinical trials, or bring products to market, or may be forced to reduce or cease operations entirely. In addition, any capital obtained by us may be obtained on terms that are unfavorable to us, our investors, or both.

Developing a new drug and conducting clinical trials and the regulatory review processes involves substantial costs. We have projected cash requirements for the near term based on a variety of assumptions, but some or all of such assumptions are likely to be incorrect and/or incomplete, possibly materially in an adverse direction. Our actual cash needs may deviate materially from those projections, changes in market conditions or other factors may increase our cash requirements, or we may not be successful even in raising the amount of cash we currently project will be required for the near term. We will need to raise additional capital in the future; the amount of additional capital needed will vary as a result of a number of factors, including without limitation the following:

●	receiving less funding than we require;
●	higher than expected costs to manufacture our product candidates;
●	higher than expected costs for preclinical testing;
●	an increase in the number, size, duration, and/or complexity of our clinical trials;
●	slower than expected progress in developing PT00114, or other product candidates, including without limitation, additional costs caused by program delays;
●	higher than expected costs associated with attempting to obtain regulatory approvals, including without limitation additional costs caused by additional regulatory requirements or larger clinical trial requirements;
●	higher than expected personnel, consulting or other costs, such as adding personnel or industry expert consultants or pursuing the licensing/acquisition of additional assets; and
●	higher than expected costs to protect our intellectual property portfolio or otherwise pursue our intellectual property strategy.

When we attempt to raise additional financing, there can be no assurance that we will be able to secure such additional financing in sufficient quantities or at all. We may be unable to raise additional capital for reasons including, without limitation, our operational and/or financial performance, investor confidence in us and the biopharmaceutical industry, credit availability from banks and other financial institutions, the status of current projects, and our prospects for obtaining any necessary regulatory approvals. Potential investors’ capital investments may have shifted to other opportunities with perceived greater returns and/or lower risk thereby reducing capital available to us, if available at all.

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In addition, any additional financing might not be available, and even if available, may not be available on terms favorable to us or our then-existing investors. We will seek to raise funds through public or private equity offerings, debt financings, corporate collaboration or licensing arrangements, mergers, acquisitions, sales of intellectual property, or other financing vehicles or arrangements. To the extent that we raise additional capital by issuing equity securities or other securities, our then-existing investors will experience dilution. If we raise funds through debt financings or bank loans, we may become subject to restrictive covenants, our assets may be pledged as collateral for the debt, and the interests of our then-existing investors would be subordinated to the debt holders or banks. In addition, our use of and ability to exploit assets pledged as collateral for debt or loans may be restricted or forfeited. To the extent that we raise additional funds through collaboration or licensing arrangements, we may be required to relinquish significant rights (including without limitation intellectual property rights) to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If we are not able to raise needed funding under acceptable terms or at all, then we will have to reduce expenses, including the possible options of curtailing operations, abandoning opportunities, licensing or selling off assets, reducing costs to a point where clinical development or other progress is impaired, or ceasing operations entirely.

We have a limited operating history, expect to incur significant operating losses, and have a high risk of never being profitable.

We commenced operations in February 2016 through a reverse merger and have a limited operating history of less than five years. Therefore, there is limited historical financial or operational information upon which to evaluate our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. Many if not most companies in our industry at our stage of development never become profitable and are acquired or go out of business before successfully developing any product that generates revenue from commercial sales or enables profitability.

As of December 31, 2020, we have incurred an accumulated deficit of $17,698,936. We expect to continue to incur substantial operating losses over the next several years for the clinical development of our current and future licensed or purchased product candidates.

The amount of future losses and when, if ever, we will become profitable are uncertain. We do not have any products that have generated any revenues from commercial sales, and do not expect to generate revenues from the commercial sale of products in the near future, if ever. Our ability to generate revenue and achieve profitability will depend on, among other things, successful completion of the development of our product candidates; obtaining necessary regulatory approvals from the FDA and international regulatory agencies; establishing manufacturing, sales, and marketing arrangements with third parties; obtaining adequate reimbursement by third-party payers; and raising sufficient funds to finance our activities. If we are unsuccessful at some or all of these undertakings, our business, financial condition, and results of operations are expected to be materially and adversely affected.

As a recently established public reporting company, we are subject to SEC reporting and other requirements, which will lead to increased operating costs in order to meet these requirements.

Unstable market and economic conditions may have serious adverse consequences on our ability to raise funds, which may cause us to cease or delay our operations.

From time to time, global and domestic credit and financial markets have experienced extreme disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. Our financing strategy will be adversely affected by any such economic downturn, volatile business environment and continued unpredictable and unstable market conditions. If the equity and credit markets deteriorate, it may make a debt or equity financing more difficult to complete, costlier, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms will have a material adverse effect on our business strategy and financial performance, and could require us to cease or delay our operations.

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Our financial and operating performance may be adversely affected by the coronavirus pandemic.

The recent outbreak of a strain of coronavirus (Covid-19) in the U.S. has had an unfavorable impact on our business operations. Mandatory closures of businesses imposed by the federal, state and local governments to control the spread of the virus is disrupting the operations of our management, business and finance teams. In addition, the Covid-19 outbreak has adversely affected the U.S. economy and financial markets, which may result in a long-term economic downturn that could negatively affect future performance. The extent to which Covid-19 will impact our business and our consolidated financial results will depend on future developments which are highly uncertain and cannot be predicted at the time of the filing of this prospectus, but is expected to result in a material adverse impact on our business, results of operations and financial condition.

Covid-19 could adversely impact our business, including our clinical trials, and financial condition.

We are subject to risks related to public health crises such as the global pandemic associated with Covid-19. In December 2019, a novel strain of coronavirus, was reported to have surfaced in Wuhan, China. Since then, Covid-19 has spread to most countries and all 50 states within the United States, including countries and states in which we have planned or active clinical trial sites. As Covid-19 continues to spread around the globe, we have and/or will likely experience disruptions that could severely impact our business and clinical trials, including:

	●	delays or difficulties in enrolling patients in our clinical trials;
`	●	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;
	●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;
	●	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures, the occurrence of which could affect the integrity of clinical trial data;
	●	risk that participants enrolled in our clinical trials will acquire Covid-19 while the clinical trial is ongoing, which could impact the results of the clinical trial, including by increasing the number of observed adverse events;
	●	limitations in employee resources that would otherwise be focused on the conduct of our clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;
	●	delays in receiving authorizations from local regulatory authorities to initiate our planned clinical trials;
	●	delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials;
	●	interruption in global shipping that may affect the transport of clinical trial materials, such as investigational drug product used in our clinical trials;
	●	changes in local regulations as part of a response to the Covid-19 pandemic which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;
	●	interruptions or delays in preclinical studies due to restricted or limited operations at our research and development laboratory facilities;
	●	delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees; and
	●	refusal of the FDA to accept data from clinical trials in affected geographies outside the United States.

Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of Covid-19. Starting in mid-March 2020, the governor of New York, where our corporate operations are based, issued “shelter-in-place” or “stay at home” orders restricting non-essential activities, travel and business operations for an indefinite period of time, subject to certain exceptions for necessary activities. Similar orders and restrictions have been imposed in California and Massachusetts, and such orders or restrictions have resulted in our office closing, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations. In addition, even after the “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of Covid-19 are lifted, we may continue to experience disruptions to our business.

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The global pandemic of Covid-19 continues to rapidly evolve. The extent to which Covid-19 may impact our business, including our clinical trials, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Risks Related to Clinical Development and Regulatory Approval

Our results to date provide no basis for predicting whether any of our product candidates will be safe or effective, or receive regulatory approval.

The Company’s proprietary portfolio of five new neuropeptide hormones are in various stages of research and preclinical evaluation and their risk of failure is high. It is impossible to predict when or if any of our neuropeptide hormones will prove effective or safe in humans or will receive regulatory approval. These compounds may not demonstrate in patients the chemical and pharmacological properties ascribed to them in laboratory studies, and they may interact with human biological systems or other drugs in unforeseen, ineffective or harmful ways. If we are unable to discover or successfully develop drugs that are effective and safe in humans, we will not have a viable business.

We may not be able to initiate and complete preclinical studies and clinical trials for our product candidates which could adversely affect our business.

We must successfully initiate and complete extensive preclinical studies and clinical trials for our product candidates before we can receive regulatory approval. Preclinical studies and clinical trials are expensive and will take several years to complete and may not yield results that support further clinical development or product approvals. Conducting clinical studies for any of our drug candidates for approval in the United States requires filing an IND and reaching agreement with the FDA on clinical protocols, finding appropriate clinical sites and clinical investigators, securing approvals for such studies from the independent review board at each such site, manufacturing clinical quantities of drug candidates, supplying drug product to clinical sites and enrolling sufficient numbers of participants. We cannot guarantee that we will be able to successfully accomplish all of the activities necessary to initiate and complete clinical trials.

As a result, our preclinical studies and clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approvals or successfully commercialize our products.

The drug development and approval process is uncertain, time-consuming and expensive.

The process of obtaining and maintaining regulatory approvals for new therapeutic products is lengthy, expensive and uncertain. It also can vary substantially based on the type, complexity, and novelty of the product. We must provide the FDA and foreign regulatory authorities with preclinical and clinical data demonstrating that our products are safe and effective before they can be approved for commercial sale. Clinical development, including preclinical testing, is a long, expensive and uncertain process. It may take us several years to complete our testing, and failure can occur at any stage of testing. Any preclinical or clinical test may fail to produce results satisfactory to the FDA. Preclinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval. Negative or inconclusive results from a preclinical study or clinical trial, adverse medical events during a clinical trial or safety issues resulting from products of the same class of drug could cause a preclinical study or clinical trial to be repeated or a program to be terminated, even if other studies or trials relating to the program are successful.

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The regulatory approval process is costly and lengthy and we may not be able to successfully obtain all required regulatory approvals.

The preclinical development, clinical trials, manufacturing, marketing and labeling of pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the United States and other countries. We must obtain regulatory approval for each of our product candidates before marketing or selling any of them. It is not possible to predict how long the approval processes of the FDA or any other applicable federal or foreign regulatory authority or agency for any of our products will take or whether any such approvals ultimately will be granted. The FDA and foreign regulatory agencies have substantial discretion in the drug approval process, and positive results in preclinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical testing of products can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. If we encounter significant delays in the regulatory process that result in excessive costs, this may prevent us from continuing to develop our product candidates. Any delay in obtaining, or failure to obtain, approvals could adversely affect the marketing of our products and our ability to generate product revenue. The risks associated with the approval process include:

●	failure of our product candidates to meet a regulatory agency’s requirements for safety, efficacy and quality;

●	limitation on the indicated uses for which a product may be marketed;

●	unforeseen safety issues or side effects; and

●	governmental or regulatory delays and changes in regulatory requirements and guidelines.

Even if we receive regulatory approvals for marketing our product candidates, if we fail to comply with continuing regulatory requirements, we could lose our regulatory approvals, and our business would be adversely affected.

The FDA continues to review products even after they receive initial approval. If we receive approval to commercialize any product candidates, the manufacturing, marketing and sale of these drugs will be subject to continuing regulation, including compliance with quality systems regulations, good manufacturing practices, adverse event requirements, and prohibitions on promoting a product for unapproved uses. Enforcement actions resulting from our failure to comply with government and regulatory requirements could result in fines, suspension of approvals, withdrawal of approvals, product recalls, product seizures, mandatory operating restrictions, criminal prosecution, civil penalties and other actions that could impair the manufacturing, marketing and sale of our potential products and our ability to conduct our business.

Even if we are able to obtain regulatory approvals for any of our product candidates, if they exhibit harmful side effects after approval, our regulatory approvals could be revoked or otherwise negatively impacted, and we could be subject to costly and damaging product liability claims.

Even if we receive regulatory approval for our product candidates, we will have tested them in only a small number of patients during our clinical trials. If our applications for marketing are approved and more patients begin to use our product, new risks and side effects associated with our products may be discovered. As a result, regulatory authorities may revoke their approvals; we may be required to conduct additional clinical trials, make changes in labeling of our product, reformulate our product or make changes and obtain new approvals for our and our suppliers’ manufacturing facilities. We might have to withdraw or recall our products from the marketplace. We may also experience a significant drop in the potential sales of our product if and when regulatory approvals for such product are obtained, experience harm to our reputation in the marketplace or become subject to lawsuits, including class actions. Any of these results could decrease or prevent any sales of our approved product or substantially increase the costs and expenses of commercializing and marketing our product.

If we experience delays or difficulties in the enrollment of subjects to our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented, which could materially affect our financial condition.

Identifying, screening and enrolling patients to participate in clinical trials of our product candidates is critical to our success, and we may not be able to identify, recruit, enroll and dose a sufficient number of patients with the required or desired characteristics to complete our clinical trials in a timely manner. The timing of our clinical trials depends on our ability to recruit patients to participate as well as to subsequently dose these patients and complete required follow-up periods.

In addition, we may experience enrollment delays related to increased or unforeseen regulatory, legal and logistical requirements at certain clinical trial sites. These delays could be caused by reviews by regulatory authorities and contractual discussions with individual clinical trial sites. Any delays in enrolling and/or dosing patients in our planned clinical trials could result in increased costs, delays in advancing our product candidates, delays in testing the effectiveness of our product candidates or in termination of the clinical trials altogether.

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Patient enrollment may be affected if our competitors have ongoing clinical trials with products for the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials instead enroll in our competitors’ clinical trials. Patient enrollment may also be affected by other factors, including:

●	coordination with clinical research organizations to enroll and administer the clinical trials;
●	coordination and recruitment of collaborators and investigators at individual sites;
●	size of the patient population and process for identifying patients;
●	design of the clinical trial protocol;
●	eligibility and exclusion criteria;
●	perceived risks and benefits of the product candidates under study;
●	availability of competing commercially available therapies and other competing products’ clinical trials;
●	time of year in which the trials are initiated or conducted;
●	severity of the diseases under investigation;
●	ability to obtain and maintain subject consents;
●	ability to enroll and treat patients in a timely manner;
●	risk that enrolled subjects will drop out before completion of the trials;
●	proximity and availability of clinical trial sites for prospective patients;
●	ability to monitor subjects adequately during and after treatment; and
●	patient referral practices of physicians.

Our inability to enroll a sufficient number of patients for clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in these clinical trials may result in increased development costs for our product candidates, which could materially affect our financial condition.

New federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any.

The prices of some drugs are lower in other countries than in the United States because of government regulation and market conditions. Under current law, importation of drugs into the United States is generally not permitted unless the drugs are approved in the United States and the entity that holds that approval consents to the importation. Various proposals have been advanced to permit the importation of drugs from other countries to provide lower cost alternatives to the products available in the United States. In addition, the MMA requires the Secretary of Health and Human Services to promulgate regulations for drug re-importation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States.

If the laws or regulations are changed to permit the importation of drugs into the United States in circumstances that are currently not permitted, such a change could have an adverse effect on our business by making available lower priced alternatives to our future products.

Failure to obtain regulatory and pricing approvals in foreign jurisdictions could delay or prevent commercialization of our products abroad.

If we succeed in developing any products, we intend to market them in the European Union and other foreign jurisdictions. In order to do so, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval and additional risks associated with requirements particular to those foreign jurisdictions where we will seek regulatory approval of our products. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We and our collaborators may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market outside the United States. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

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It is uncertain whether product liability insurance will be adequate to address product liability claims, or that insurance against such claims will be affordable or available on acceptable terms in the future.

Clinical research involves the testing of new drugs on human volunteers pursuant to a clinical trial protocol. Such testing involves a risk of liability for personal injury to or death of patients due to, among other causes, adverse side effects, improper administration of the new drug, or improper volunteer behavior. Claims may arise from patients, clinical trial volunteers, consumers, physicians, hospitals, companies, institutions, researchers, or others using, selling, or buying our products, as well as from governmental bodies. In addition, product liability and related risks are likely to increase over time, in particular upon the commercialization or marketing of any products by us or parties with which we enter into development, marketing, or distribution collaborations. Although we are contracting for general liability insurance in connection with our ongoing business, there can be no assurance that the amount and scope of such insurance coverage will be appropriate and sufficient in the event any claims arise, that we will be able to secure additional coverage should we attempt to do so, or that our insurers would not contest or refuse any attempt by us to collect on such insurance policies. Furthermore, there can be no assurance that suitable product liability insurance (at the clinical stage and/or commercial stage) will continue to be available on terms acceptable to us or at all, or that, if obtained, the insurance coverage will be appropriate and sufficient to cover any potential claims or liabilities.

If the market opportunities for our current and potential future drug candidates are smaller than we believe they are, our ability to generate product revenues will be adversely affected and our business may suffer.

Our understanding of the number of people who suffer from stress-related indications, including, but not limited to: treatment resistant depression (“TRD”), which is a subgroup of major depressive disorder (“MDD”); addiction, recidivism, or substance use disorder (“SUD”); anxiety, including generalized anxiety disorder (“GAD”), and post-traumatic stress disorder (“PTSD”) is based upon estimates. These estimates may prove to be incorrect, and new studies may demonstrate or suggest a lower estimated incidence or prevalence of this condition. The number of patients in the U.S. or elsewhere may turn out to be lower than expected, may not be otherwise amenable to PT00114 treatment, or treatment-amenable patients may become increasingly difficult to identify and access, all of which would adversely affect our business prospects and financial condition.

Risks Related to Our Reliance on Third Parties

We may not be able to obtain and maintain the third party relationships that are necessary to develop, commercialize and manufacture some or all of our product candidates.

We expect to depend on collaborators, partners, licensees, clinical research organizations, manufacturers and other third parties to support our discovery efforts, to formulate product candidates, to conduct clinical trials for some or all of our product candidates, to manufacture clinical and commercial scale quantities of our product candidates and products and to market, sell, and distribute any products we successfully develop.

We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, clinical investigators, manufacturers and other third parties on favorable terms, if at all. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates, which will in turn adversely affect our business.

We expect to expend substantial management time and effort to enter into relationships with third parties and, if we successfully enter into such relationships, to manage these relationships. In addition, substantial amounts of our expenditures will be paid to third parties in these relationships. However, we cannot control the amount or timing of resources our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion, if at all.

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We have no experience in sales, marketing and distribution and may have to enter into agreements with third parties to perform these functions, which could prevent us from successfully commercializing our product candidates.

We currently have no sales, marketing or distribution capabilities. To commercialize our product candidates, we must either develop our own sales, marketing and distribution capabilities, which will be expensive and time consuming, or make arrangements with third parties to perform these services for us. If we decide to market any of our products on our own, we will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If we decide to enter into arrangements with third parties for performance of these services, we may find that they are not available on terms acceptable to us, or at all. If we are not able to establish and maintain successful arrangements with third parties or build our own sales and marketing infrastructure, we may not be able to commercialize our product candidates which would adversely affect our business and financial condition.

Data provided by collaborators and other parties upon which we rely have not been independently verified and could turn out to be inaccurate, misleading, or incomplete.

We rely on third-party vendors, scientists, and collaborators to provide us with significant data and other information related to our projects, clinical trials, and business. We do not independently verify or audit all of such data (including possibly material portions thereof). As a result, such data may be inaccurate, misleading, or incomplete.

In certain cases, we may need to rely on a single supplier for a particular manufacturing material or service, and any interruption in or termination of service by such supplier could delay or disrupt the commercialization of our products.

We rely on third-party suppliers for the materials used to manufacture our compounds. Some of these materials may at times only be available from one supplier. Any interruption in or termination of service by such single source suppliers could result in a delay or disruption in manufacturing until we locate an alternative source of supply. There can be no assurance that we would be successful in locating an alternative source of supply or in negotiating acceptable terms with such prospective supplier.

We rely on third parties to conduct our non-clinical studies and our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize our current product candidates or any future products, on a timely basis or at all, and our financial condition will be adversely affected.

We do not have the ability to independently conduct non-clinical studies and clinical trials. We rely on medical institutions, clinical investigators, contract laboratories, collaborative partners and other third parties, such as contract research organizations or clinical research organizations, to conduct non-clinical studies and clinical trials on our product candidates. The third parties with whom we contract for execution of our non-clinical studies and clinical trials play a significant role in the conduct of these studies and trials and the subsequent collection and analysis of data. However, these third parties are not our employees, and except for contractual duties and obligations, we have limited ability to control the amount or timing of resources that they devote to our programs.

Although we rely on third parties to conduct our non-clinical studies and clinical trials, we remain responsible for ensuring that each of our non-clinical studies and clinical trials is conducted in accordance with its investigational plan and protocol. Moreover, the FDA, EMA and other foreign regulatory authorities require us to comply with regulations and standards, including some regulations commonly referred to as good clinical practices (“GCPs”), for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate, and that the trial subjects are adequately informed of the potential risks of participating in clinical trials.

In addition, the execution of non-clinical studies and clinical trials, and the subsequent compilation and analyses of the data produced, requires coordination among various parties. In order for these functions to be carried out effectively and efficiently, it is imperative that these parties communicate and coordinate with one another. Moreover, these third parties may also have relationships with other commercial entities, some of which may compete with us. Under certain circumstances, these third parties may be able to terminate their agreements with us upon short notice. If the third parties conducting our clinical trials do not perform their contractual duties or obligations, experience work stoppages, do not meet expected deadlines, terminate their agreements with us or need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical trial protocols or GCPs, or for any other reason, we may need to enter into new arrangements with alternative third parties, which could be difficult, costly or impossible, and our clinical trials may be extended, delayed or terminated or may need to be repeated. If any of the foregoing were to occur, we may not be able to obtain, on a timely basis or at all, regulatory approval for or to commercialize the product candidate being tested in such trials, and as a result, our financial condition will be adversely affected.

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Risks Related to Commercialization of Our Product Candidates

We have no experience as a company in commercializing any product. If we fail to obtain commercial expertise, upon product approval by regulatory agencies, our product launch and revenues could be delayed.

As a company, we have never obtained regulatory approval for, or commercialized, any product. Accordingly, we have not yet begun to build out any sales or marketing capabilities. If we are unable to establish, or contract for, effective sales and marketing capabilities, or if we are unable to enter into agreements with third parties to commercialize our product candidates on favorable terms or on any reasonable terms at all, we may not be able to effectively generate product revenues once our product candidates are approved for marketing. If we fail to obtain commercial expertise or capabilities, upon drug approval, our product launch and subsequent revenues could be delayed and /or fail to reach their commercial potential.

We may not be able to gain market acceptance of our product candidates, which would prevent us from becoming profitable.

We cannot be certain that any of our product candidates will gain market acceptance among physicians, patients, healthcare payers, pharmaceutical companies or others. Demonstrating the safety and efficacy of our product candidates and obtaining regulatory approvals will not guarantee future revenue. Sales of medical products largely depend on the reimbursement of patients’ medical expenses by government healthcare programs and private health insurers. Governments and private insurers closely examine medical products to determine whether they should be covered by reimbursement and if so, the level of reimbursement that will apply. We cannot be certain that third party payers will sufficiently reimburse sales of our products, or enable us to sell our products at profitable prices. Similar concerns could also limit the reimbursement amounts that health insurers or government agencies in other countries are prepared to pay for our products. In many countries where we plan to market our products, including Europe and Canada, the pricing of prescription drugs is controlled by the government or regulatory agencies. Regulatory agencies in these countries could determine that the pricing for our products should be based on prices of other commercially available drugs for the same disease, rather than allowing us to market our products at a premium as new drugs. Sales of medical products also depend on physicians’ willingness to prescribe the treatment, which is likely to be based on a determination by these physicians that the products are safe, therapeutically effective and cost-effective. We cannot predict whether physicians, other healthcare providers, government agencies or private insurers will determine that our products are safe, therapeutically effective and cost effective relative to competing treatments.

We may not be able to manufacture our product candidates in clinical or commercial quantities, which would prevent us from commercializing our product candidates.

To date, our product candidates have been manufactured in small quantities by us and third party manufacturers for preclinical studies. If any of our product candidates is approved by the FDA or other regulatory agencies for commercial sale, we will need to manufacture it in larger quantities and we intend to use third party manufacturers for commercial quantities. Our third party manufacturers may not be able to successfully increase the manufacturing capacity for any of our product candidates in a timely or efficient manner, or at all. If we are unable to successfully increase the manufacturing capacity for a product candidate, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in the supply of the product candidate. Our failure or the failure of our third party manufacturers to comply with the FDA’s good manufacturing practices and to pass inspections of the manufacturing facilities by the FDA or other regulatory agencies could seriously harm our business.

Our products may not be accepted for reimbursement or properly reimbursed by third-party payers.

The successful commercialization of any products we might develop will depend substantially on whether the costs of our products and related treatments are reimbursed at acceptable levels by government authorities, private healthcare insurers, and other third-party payers, such as health maintenance organizations. Reimbursement rates may vary, depending upon the third-party payer, the type of insurance plan, and other similar or dissimilar factors. If our products do not achieve adequate reimbursement, then the number of physician prescriptions of our products may not be sufficient to make our products profitable.

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Comparative effectiveness research demonstrating benefits of a competitor’s product could adversely affect the sales of our product candidates. If third-party payers do not consider our products to be cost-effective compared to other available therapies, they may not cover our products as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products on a profitable basis.

Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in the product development of that product. In addition, in the U.S. there is a growing emphasis on comparative effectiveness research, both by private payers and by government agencies. To the extent other drugs or therapies are found to be more effective than our products, payers may elect to cover such therapies in lieu of our products or reimburse our products at a lower rate.

New federal legislation may increase the pressure to reduce prices of pharmaceutical products paid for by Medicare, which could adversely affect our revenues, if any.

The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, expanded Medicare coverage for drug purchases by the elderly and disabled beginning in 2006. The new legislation uses formularies, preferred drug lists and similar mechanisms that may limit the number of drugs that will be covered in any therapeutic class or reduce the reimbursement for some of the drugs in a class. More recently, the Patient Protection and Affordable Care Act of 2010 also contained certain provisions with the potential to affect pricing of pharmaceutical products.

As a result of the expansion of legislation, including recent healthcare insurance legislation, and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives could decrease the coverage and price that we receive for our products in the future and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement systems, and any limits on or reductions in reimbursement that occur in the Medicare program may result in similar limits on or reductions in payments from private payers.

Disputes under key agreements or conflicts of interest with our scientific advisors or clinical investigators could delay or prevent development or commercialization of our product candidates.

Any agreements we have or may enter into with third parties, such as collaboration, license, formulation supplier, manufacturing, clinical research organization or clinical trial agreements, may give rise to disputes regarding the rights and obligations of the parties. Disagreements could develop over rights to ownership or use of intellectual property, the scope and direction of research and development, the approach for regulatory approvals or commercialization strategy. We intend to conduct research programs in a range of therapeutic areas, but our pursuit of these opportunities could result in conflicts with the other parties to these agreements who may be developing or selling pharmaceuticals or conducting other activities in these same therapeutic areas. Any disputes or commercial conflicts could lead to the termination of our agreements, delay progress of our product development programs, compromise our ability to renew agreements or obtain future agreements, lead to the loss of intellectual property rights or result in costly litigation.

We collaborate with outside scientific advisors and collaborators at academic and other institutions that assist us in our research and development efforts. Our scientific advisors are not our employees and may have other commitments that limit their availability to us. If a conflict of interest between their work for us and their work for another entity arises, we may lose their services.

Our competitors and potential competitors may develop products and technologies that make ours less attractive or obsolete.

Many companies, universities, and research organizations developing competing product candidates have greater resources and significantly greater experience in financial, research and development, manufacturing, marketing, sales, distribution, and technical regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we are able to for our products. They could develop products that would render our product candidates, and those of our collaborators, obsolete and noncompetitive. If we are unable to compete effectively against these companies, then we may not be able to commercialize our product candidates or achieve a competitive position in the market. This would adversely affect our ability to generate revenues.

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Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us.

There are many companies that are seeking to develop products and therapies for the treatment of mood, anxiety and neurodegenerative disorders. Many of our competitors have substantially greater financial, technical, human and other resources than we do and may be better equipped to develop, manufacture and market technologically superior products. In addition, many of these competitors have significantly greater experience than we do in undertaking preclinical testing and human clinical studies of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining FDA approval for superior products.

Other risks and uncertainties include:

●	our ability to successfully complete preclinical and clinical development of our products and services

●	our ability to manufacture sufficient amounts of products for development and commercialization activities

●	our ability to obtain, maintain and successfully enforce adequate patent and other proprietary rights protection of our products and services

●	the scope, validity and enforceability of patents and other proprietary rights held by third parties and their impact on our ability to commercialize our products and services

●	the accuracy of our estimates of the size and characteristics of the markets to be addressed by our products and services, including growth projections

●	market acceptance of our products and services

●	our ability to identify new patients for our products and services

●	the accuracy of our information regarding the products and resources of our competitors and potential competitors

●	the content and timing of submissions to and decisions made by the US Food and Drug Administration (FDA) and other regulatory agencies

●	our ability to obtain reimbursement for our products and services from third-party payors, and the extent of such coverage

●	our ability to establish and maintain strategic license, collaboration and distribution arrangements

●	the continued funding of our collaborations and joint ventures, if any are ultimately established

●	the possible disruption of our operations due to terrorist activities and armed conflict, including as a result of the disruption of operation of our subsidiaries and our customers, suppliers, distributors, couriers, collaborative partners, licensees and clinical trial sites.

Positive or timely results from preclinical studies and early clinical trials do not ensure positive or timely results in late stage clinical trials or product approval by the FDA or any other regulatory authority. Product candidates that show positive preclinical or early clinical results often fail in later stage clinical trials. Data obtained from preclinical and clinical activities is susceptible to varying interpretations, which could delay, limit, or prevent regulatory approvals.

We have limited experience in conducting the clinical trials required to obtain regulatory approval. We may not be able to conduct clinical trials at preferred sites, enlist clinical investigators, enroll sufficient numbers of participants, or begin or successfully complete clinical trials in a timely fashion, if at all. Any failure to perform may delay or terminate the trials. Our current clinical trials may be insufficient to demonstrate that our potential products will be active, safe, or effective. Additional clinical trials may be required if clinical trial results are negative or inconclusive, which will require us to incur additional costs and significant delays. If we do not receive the necessary regulatory approvals, we will not be able to generate product revenues and may not become profitable.

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Risks Related to Our Intellectual Property

We may not be able to maintain our exclusive worldwide license to use and develop PT00114 which could materially affect our business plan.

On July 21, 2005, we entered into the License Agreement with University of Toronto, or UT, pursuant to which UT agreed to license to us patent rights and other intellectual property related to PT00114, among other things. The Technology License Agreement was amended on February 18, 2015. Unless terminated, the term of this agreement shall terminate on the expiration or invalidity of the last issued Patent in the License Agreement.

Pursuant to the License Agreement, we obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement. In the event we fail to provide UT with semi-annual reports on our progress or fail to continue to make reasonable commercial efforts towards obtaining regulatory approval for products based on the Technologies, UT may convert our exclusive license into a non-exclusive one. In such a case, we would lose our competitive advantage in the development of treatments based on PT00114.

We have to sustain and further build our intellectual property rights.

If we fail to sustain and further build our intellectual property rights, competitors will be able to take advantage of our research and development efforts to develop competing products. If we are not able to protect our proprietary technology, trade secrets, and know-how, our competitors may use our inventions to develop competing products. Protagenic has obtained worldwide exclusive rights to PT00114 and related technology that was developed at UT. The Company currently has four patents issued by the Governments of the United States, Canada, European Union and Australia. As of December 15, 2020, we have four patents issued by the Governments of the United States, Canada, European Union (validated in Germany, France and Great Britain) and Australia on our original platform technology The patent applications were made in the name of Dr. David A. Lovejoy and inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License Agreement with UT. We have three further issued patents and eight pending patent applications in related technology that the company has rights in or own.

However, our patents and patent applications, even if granted, may not protect us against our competitors. Our patent positions, and those of other pharmaceutical and biotechnology companies, are generally uncertain and involve complex legal, scientific and factual questions. The standards which the United States Patent and Trademark Office uses to grant patents, and the standards which courts use to interpret patents, are not always applied predictably or uniformly and can change, particularly as new technologies develop. Consequently, the level of protection, if any, that will be provided by our patents if we attempt to enforce them, and they are challenged, is uncertain. In addition, the type and extent of patent claims that will be issued to us in the future is uncertain. Any patents that are issued may not contain claims that permit us to stop competitors from using similar technology.

In addition to our patentable technology, we also rely on unpatented technology, trade secrets, and confidential information. We may not be able to effectively protect our rights to this technology or information. Other parties may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We generally require each of our employees, consultants, collaborators, and certain contractors to execute a confidentiality agreement at the commencement of an employment, consulting, collaborative, or contractual relationship with us. However, these agreements may not provide effective protection of our technology or information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

Our patent position is generally uncertain and involves complex legal and factual questions. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and other biotechnology companies have encountered significant problems in protecting and defending their proprietary rights in foreign jurisdictions. Whether filed in the United States or abroad, our patent applications may be challenged or may fail to result in issued patents. In addition, any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing or commercializing competing products. Furthermore, others may independently develop or commercialize similar or alternative technologies or drugs, or design around our patents. Our patents may be challenged, invalidated or fail to provide us with any competitive advantages. We may not have the funds available to protect our patents or other technology; such protection is costly and can result in further litigation expenses.

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If we do not obtain or we are unable to maintain adequate patent or trade secret protection for our products in the United States, competitors could duplicate them without repeating the extensive testing that we will be required to undertake to obtain approval of the products by the FDA. Regardless of any patent protection, under the current statutory framework the FDA is prohibited by law from approving any generic version of any of our products for three years after it has approved our product. Upon the expiration of that period, or if that time period is altered, the FDA could approve a generic version of our product unless we have patent protection sufficient for us to block that generic version. Without sufficient patent protection, the applicant for a generic version of our product would be required only to conduct a relatively inexpensive study to show that its product is bioequivalent to our product and may not have to repeat the studies that we will need to conduct to demonstrate that the product is safe and effective. In the absence of adequate patent protection in other countries, competitors may similarly be able to obtain regulatory approval in those countries of products that duplicate our products.

We have to comply with our obligations in our intellectual property licenses with third parties.

If we fail to comply with our obligations in our intellectual property licenses with third parties, we could lose license rights that are important to our business. We are a party to the License Agreement with UT under which we receive the right to practice and use important third party patent rights. We may enter into additional licenses in the future. Our existing licenses impose, and we expect future licenses will impose, various diligences, milestone payment, royalty, insurance and other obligations on us. If we fail to comply with these obligations, the licensor may have the right to terminate the license, in which event we might not be able to market any product that is covered by the licensed patents.

We may need to resort to litigation to enforce or defend our intellectual property rights, including any patents issued to us. If a competitor or collaborator files a patent application claiming technology also invented by us, in order to protect our rights, we may have to participate in an expensive and time consuming interference proceeding before the United States Patent and Trademark Office. We cannot guarantee that our product candidates will be free of claims by third parties alleging that we have infringed their intellectual property rights. Third parties may assert that we are employing their proprietary technologies without authorization and they may resort to litigation to attempt to enforce their rights. Third parties may have or obtain patents in the future and claim that the use of our technology or any of our product candidates infringes their patents. We may not be able to develop or commercialize combination product candidates because of patent protection others have. Our business will be harmed if we cannot obtain a necessary or desirable license, can obtain such a license only on terms we consider to be unattractive or unacceptable, or if we are unable to redesign our product candidates or processes to avoid actual or potential patent or other intellectual property infringement. Obtaining, protecting and defending patent and other intellectual property rights can be expensive and may require us to incur substantial costs, including the diversion of management and technical personnel. An unfavorable ruling in patent or intellectual property litigation could subject us to significant liabilities to third parties, require us to cease developing, manufacturing or selling the affected products or using the affected processes, require us to license the disputed rights from third parties, or result in awards of substantial damages against us.

There can be no assurance that we would prevail in any intellectual property infringement action, will be able to obtain a license to any third party intellectual property on commercially reasonable terms, successfully develop non-infringing alternatives on a timely basis, or license non-infringing alternatives, if any exist, on commercially reasonable terms. Any significant intellectual property impediment to our ability to develop and commercialize our products could seriously harm our business and prospects.

Patent litigation or other litigation in connection with our intellectual property rights may lead to publicity that may harm our reputation and the value of our common stock and warrants may decline.

During the course of any patent litigation, there may be public announcements of the results of hearings, motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the value of our common stock and warrants may decline. General proclamations or statements by key public figures may also have a negative impact on the perceived value of our intellectual property.

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Protecting and defending against intellectual property claims may have a material adverse effect on our business.

From time to time, we may receive notice that others have infringed on our proprietary rights or that we have infringed on the intellectual property rights of others. There can be no assurance that infringement or invalidity claims will not materially adversely affect our business, financial condition or results of operations. Regardless of the validity or the success of the assertion of claims, we could incur significant costs and diversion of resources in protecting or defending against claims, which could have a material adverse effect on our business, financial condition or results of operations. We may not have the funds or resources available to protect our intellectual property.

Intellectual property disputes could require us to spend time and money to address such disputes and could limit our intellectual property rights.

The biopharmaceutical industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies have employed intellectual property litigation and USPTO post-grant proceedings to gain a competitive advantage. We may become subject to infringement claims or litigation arising out of patents and pending applications of our competitors, or additional interference proceedings declared by the USPTO to determine the priority and patentability of inventions. The defense and prosecution of intellectual property suits, USPTO proceedings, and related legal and administrative proceedings are costly and time-consuming to pursue, and their outcome is uncertain. Litigation may be necessary to enforce our issued patents, to protect our trade secrets and know-how, or to determine the enforceability, scope, and validity of the proprietary rights of others. An adverse determination in litigation or USPTO post-grant and interference proceedings to which we may become a party could subject us to significant liabilities, require us to obtain licenses from third parties, or restrict or prevent us from selling our products in certain markets. Even if a given patent or intellectual property dispute were settled through licensing or similar arrangements, our costs associated with such arrangements may be substantial and could include the payment by us of large fixed payments and ongoing royalties. Furthermore, the necessary licenses may not be available on satisfactory terms or at all. Even where we have meritorious claims or defenses, the costs of litigation may prevent us from pursuing these claims or defenses and/or may require extensive financial and personnel resources to pursue these claims or defenses. In addition, it is possible there may be defects of form in our current and future patents that could result in our inability to defend the intended claims. Intellectual property disputes arising from the aforementioned factors, or other factors, may materially harm our business.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the U.S. Companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to life sciences. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market PT00114 or any future products. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the U.S. and foreign countries may affect our ability to obtain and enforce adequate intellectual property protection for our products and technology.

Changes to the patent law in the U.S. and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity. Therefore, obtaining and enforcing biopharmaceutical patents is costly, time consuming and inherently uncertain. In addition, the U.S. has recently enacted and is currently implementing wide ranging patent reform legislation. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, as well as other jurisdictions around the world, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

If we fail to comply with our obligations under any license, collaboration or other intellectual property-related agreements, we may be required to pay damages and could lose intellectual property rights that may be necessary for developing, commercializing and protecting our current or future technologies or drug candidates or we could lose certain rights to grant sublicenses.

Any license, collaboration or other intellectual property-related agreements impose, and any future license, collaboration or other intellectual property-related agreements we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement or other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license. In spite of our best efforts, any of our future licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize products and technologies covered by these license agreements. Any license agreements we enter into may be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We may seek to obtain licenses from licensors in the future, however, we may be unable to obtain any such licenses at a reasonable cost or on reasonable terms, if at all. In addition, if any of our future licensors terminate any such license agreements, such license termination could result in our inability to develop, manufacture and sell products that are covered by the licensed technology or could enable a competitor to gain access to the licensed technology. Any of these events could have a material adverse effect on our competitive position, business, financial condition, results of operations, and ability to achieve profitability.

Furthermore, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement and defense of patents and patent applications that we license from third parties. Therefore, we cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced and defended in a manner consistent with the best interests of our business. If our future licensors fail to prosecute, maintain, enforce and defend patents we may in-license, or lose rights to licensed patents or patent applications, our license rights may be reduced or eliminated. In such circumstances, our right to develop and commercialize any of our products or drug candidates that is the subject of such licensed rights could be materially adversely affected. In certain circumstances, our licensed patent rights are subject to our reimbursing our licensors for their patent prosecution and maintenance costs.

Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing, misappropriating or otherwise violating the licensor’s intellectual property rights and the amount of any damages or future royalty obligations that would result, if any such claims were successful, would depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize products, due to such obligations, we may be unable to achieve or maintain profitability.

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Risks Related to Our Business Operations and Industry

If we are not able to retain our current senior management team and our scientific advisors or continue to attract and retain qualified scientific, technical and business personnel, our business will suffer.

We are dependent on the members of our management team and our scientific advisors for our business success. An important element of our strategy is to take advantage of the research and development expertise of our current management and to utilize the unique expertise of our scientific advisors. We do not have any employment agreements with our executive officers. The loss of any one of our executive officers or key scientific consultants, including, in particular, Garo Armen, Ph.D., Chairman of the Board, and Dr. David A. Lovejoy, our Chief Scientific Advisor, could result in a significant loss in the knowledge and experience that we, as an organization, possess and could cause significant delays, or outright failure, in the development and further commercialization of our product candidates.

To grow, we will eventually need to hire a significant number of qualified commercial, scientific and administrative personnel. However, there is intense competition for human resources, including management in the technical fields in which we operate, and we may not be able to attract and retain qualified personnel necessary for the successful development and commercialization of our product candidates. Our inability to attract new employees or to retain existing employees could limit our growth and harm our business.

We may encounter difficulties in managing our growth, which could adversely affect our operations.

Our ability to manage our operations and growth effectively depends upon the continual improvement of our procedures, reporting systems, and operational, financial, and management controls. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing systems and controls. If we do not meet these challenges, we may be unable to take advantage of market opportunities, execute our business strategies or respond to competitive pressures which in turn may slow our growth or give rise to inefficiencies that would increase our losses.

We may acquire additional technology and complementary businesses in the future. Acquisitions involve many risks, any one of which could materially harm our business, including the diversion of management’s attention from core business concerns, failure to exploit acquired technologies, or the loss of key employees from either our business or the acquired business.

Healthcare reform measures could adversely affect our business.

The efforts of governmental and third-party payers to contain or reduce the costs of healthcare may adversely affect the business and financial condition of pharmaceutical companies. In the United States and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the United States to continue. The pendency or approval of such proposals could result in a decrease in our common stock or warrant value or limit our ability to raise capital or to enter into collaborations or license rights to our products.

Our business and operations are vulnerable to computer system failures, cyber-attacks or deficiencies in our cyber-security, which could increase our expenses, divert the attention of our management and key personnel away from our business operations and adversely affect our results of operations.

Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are to damage from: computer viruses; malware; natural disasters; terrorism; war; telecommunication and electrical failures; cyber-attacks or cyber-intrusions over the Internet; attachments to emails; persons inside our organization; or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims and liability, and damage to our reputation, and the further development of our product candidates could be delayed. We could be forced to expend significant resources in response to a cyber security breach, including repairing system damage, increasing cyber security protection costs by deploying additional personnel and protection technologies, paying regulatory fines and resolving legal claims and regulatory actions, all of which would increase our expenses, divert the attention of our management and key personnel away from our business operations and adversely affect our results of operations.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation or adverse publicity and could negatively affect our operating results and business.

We and our current and any of our future collaborators may be subject to federal, state and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the U.S., numerous federal and state laws and regulations, including federal health information privacy laws (e.g., the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”)), state data breach notification laws, state health information privacy laws and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our collaborators. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by HITECH, or other privacy and data security laws. Depending on the facts and circumstances, we could be subject to criminal penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

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International data protection laws, including Regulation 2016/679, known as the General Data Protection Regulation (“GDPR”) may also apply to health-related and other personal information obtained outside of the U.S. The GDPR went into effect on May 25, 2018. The GDPR introduced new data protection requirements in the EU, as well as potential fines for non-compliant companies of up to the greater of €20 million or 4% of annual global revenue. The regulation imposes numerous new requirements for the collection, use, storage and disclosure of personal information, including more stringent requirements relating to consent and the information that must be shared with data subjects about how their personal information is used, the obligation to notify regulators and affected individuals of personal data breaches, extensive new internal privacy governance obligations and obligations to honor expanded rights of individuals in relation to their personal information (e.g., the right to access, correct and delete their data). In addition, the GDPR includes restrictions on cross-border data transfers. The GDPR increased our responsibility and liability in relation to personal data that we process where such processing is subject to the GDPR, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR, including as implemented by individual countries. Further, the United Kingdom’s vote in favor of exiting the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the United Kingdom. In particular, it is unclear how data transfers to and from the United Kingdom will be regulated.

In addition, California recently enacted the California Consumer Privacy Act (“CCPA”), which creates new individual privacy rights for California consumers (as defined in the law) and places increased privacy and security obligations on entities handling personal data of consumers or households. The CCPA will require covered companies to provide new disclosure to consumers about such companies’ data collection, use and sharing practices, provide such consumers new ways to opt-out of certain sales or transfers of personal information, and provide consumers with additional causes of action. The CCPA goes into effect on January 1, 2020, and the California Attorney General may bring enforcement actions for violations beginning July 1, 2020. The CCPA was amended on September 23, 2018, and it remains unclear what, if any, further modifications will be made to this legislation or how it will be interpreted. As currently written, the CCPA may impact our business activities and exemplifies the vulnerability of our business to the evolving regulatory environment related to personal data and protected health information.

Compliance with U.S. and international data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation or adverse publicity and could negatively affect our operating results and business.

If we, our CROs or our IT vendors experience security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of personal data, we may face costs, significant liabilities, harm to our brand and business disruption.

In connection with our drug research and development efforts, we or our CROs may collect and use a variety of personal data, such as names, mailing addresses, email addresses, phone numbers and clinical trial information. Although we have extensive measures in place to prevent the sharing and loss of patient data in our clinical trial processes associated with our developed technologies and drug candidates, any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international laws (e.g., the GDPR). Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our clinical data or patients’ personal data may cause a material adverse impact to our reputation, affect our ability to conduct new studies and potentially disrupt our business. We may also rely on third-party IT vendors to host or otherwise process some of our data and that of users, and any failure by such IT vendor to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us. If we are unable to prevent or mitigate the impact of such security or data privacy breaches, we could be exposed to litigation and governmental investigations, which could lead to a potential disruption to our business.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Our research and development and drug candidates and future commercial manufacturing may involve the use of hazardous materials and various chemicals. We currently do not maintain a research laboratory, but we engage third-party research organizations and manufacturers to conduct our preclinical studies, clinical trials and manufacturing. These third-party laboratories and manufacturers are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. We must rely on the third parties’ procedures for storing, handling and disposing of these materials in their facilities to comply with the relevant guidelines of the states in which they operate and the Occupational Safety and Health Administration of the U.S. Department of Labor. Although we believe that their safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, this could result in significant delays in our development. We are also subject to numerous environmental, health and workplace safety laws and regulations. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees, this insurance may not provide adequate coverage against potential liabilities. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.

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Risks Associated to the Units

Until recently, our common stock has been a “Penny Stock” subject to specific rules governing its sale to investors that could impact its liquidity.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to our common stock, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. While this is not currently our situation, the risk exists that our price per share could fall back below $5.00, and therefore our common stock could once again be a “Penny Stock.”

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is very little recent trading activity in our common stock and there is no assurance that an active market will develop in the future.

Although our common stock is currently quoted on the OTCQB (an interdealer electronic quotation system operated by OTC Markets Group, Inc.) under the symbol “PTIX”, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our common stock. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

Our ability to list on Nasdaq will require raising significant capital; failure to qualify to trade on Nasdaq will make it more difficult to raise capital.

We have applied to list our common stock and warrants on The Nasdaq Capital Market (“Nasdaq”), a national securities exchange. If we are listed on Nasdaq, we will need to raise significant additional funding in the coming months to start our clinical trial programs. We believe that if our common stock and warrants are trading on Nasdaq’s Capital Market it will enable better access to capital. Nasdaq has listing requirements for inclusion of securities for trading on the Nasdaq Capital Market, including stockholders equity of $4 million (market value standard) or $5 million (equity standard), market value of publicly held shares of $15 million, an operating history of 2 years under the equity standard or a market value of listed securities of $50 million under the market value standard, 1 million publicly held shares, 300 shareholders, three market makers and a $4 bid price or a closing price of $3 (equity standard) or $2 (market value standard). If we are unable to maintain our listing on Nasdaq, it could make it harder for us to raise capital in both the immediate time frame and in the long-term. If we are unable to raise capital when needed in the future, we may have to cease or reduce operations. There can be no assurance that we will be successful in including our common stock for trading on Nasdaq, maintain the listing or that a market will develop for our common stock.

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Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a de-listing of our common stock and warrants.

If after qualifying for initial listing on Nasdaq, we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Stock Market may take steps to de-list our common stock and/or warrants. Such a de-listing or the announcement of such de-listing will have a negative effect on the price of our common stock and warrants and would impair your ability to sell or purchase our common stock or warrants when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq listing requirements.

The market price of our common stock and warrants may be volatile, and you could lose all or part of your investment.

The market price of our common stock and warrants is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

The market price of our common stock and warrants may fluctuate substantially and will depend on a number of factors many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock and warrants since you might be unable to sell your shares at or above the price you pay for the shares. Factors that could cause fluctuations in the market price of our common stock and warrants include, but are not necessarily limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the market prices and trading volumes of pharmaceutical and biotechnology stocks;

●	changes in operating performance and stock market valuations of other pharmaceutical and biotechnology companies generally, or those in our industry in particular;

●	sales of shares of our common stock by us or our stockholders;

●	the timing of IDE and/or NDA approval, the completion and/or results of our clinical trials;

●	regulatory actions regarding our products;

●	announcements by us or our competitors of new products or services;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

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●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and certain compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our common stock and/or warrants.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

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If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our common stock and warrants.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement and will continue to monitor internal controls to improve them. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

Management has concluded that, during the year-ended December 31, 2020, our internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP. Management identified the following material weaknesses set forth below in our internal control over financial reporting.

1.	We lack the necessary corporate accounting resources to maintain adequate segregation of duties; and

2.	We did not perform an effective risk assessment or monitor internal controls over financial reporting.

Our common stock is controlled by insiders

Our officers and directors beneficially own approximately 26% of our outstanding shares of common stock. Such concentrated control of our common stock may adversely affect the price of our common stock. Investors who acquire our common stock may have no effective voice in the management of our operations. Sales by our insiders or affiliates, along with any other market transactions, could affect the market price of our common stock.

We do not intend to pay dividends for the foreseeable future and may never pay dividends.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of our business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment.

While the warrants are outstanding, it may be more difficult to raise additional equity capital.

During the term that the warrants are outstanding, the holders of such warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the warrants are outstanding.

The redemption of the warrants issued in this offering may require potential investors to sell or exercise the warrants at a time that may be disadvantageous for them.

Beginning 90 days after the date of this prospectus, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.15 per warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of our common stock has equaled or exceeded $ per share (175% of the public offering price of the units) for at least five consecutive trading days. In the event we exercise our right to redeem the warrants, those warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $0.15 per warrant. Notice of redemption of the warrants could force holders to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the warrants at the current market price when they might otherwise wish to hold the warrants or accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

Holders of our warrants will have no rights as a common stockholder until they exercise their warrants and acquire our common stock.

Until the holders of warrants acquire shares of our common stock upon exercise of their warrants, they will have no rights with respect to shares of our common stock issuable upon exercise of such warrants. Upon exercise of the warrants, warrant holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

Two warrants together are exercisable to purchase one share of common stock at an exercise price of $ per share. The warrants will be exercisable at any time from the date of issuance through the fourth anniversary of the date of this prospectus, unless earlier redeemed. In the event the trading price of our common stock does not exceed the exercise price of the warrants during the period within which the warrants are exercisable, the warrants may not have any value.

Risks Related to this Offering

Investors in this Offering will suffer immediate and substantial dilution of their investment.

If you purchase our Units in this Offering, you will pay more for your shares of common stock than our as adjusted net tangible book value per share. Based upon an assumed public offering price of $5.82 per share, which was the closing price of our common stock as reported on OTCQB on March 31, 2021, you will incur immediate and substantial dilution of $       per share, representing the difference between our assumed public offering price and our as adjusted net tangible book value per share.

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Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock and/or warrants.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes and some of these issuances may be at a price (or exercise prices) below the price at which shares of our common stock is currently quoted on the OTCQB. The future issuance of any such additional shares of common stock may create downward pressure on the trading price of our common stock.

Substantial amounts of our outstanding shares may be sold into the market when lock-up or market standoff periods end. If there are substantial sales of shares of our common stock, the price of our common stock could decline.

The price of our common stock could decline if there are substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, or if there is a large number of shares of our common stock available for sale and the market perceives that sales will occur. After this offering, we will have             outstanding shares of our common stock, based on the number of shares outstanding as of                   , 2021. All of the shares of common stock sold in this offering will be available for sale in the public market. The overwhelming majority of all of our outstanding shares of common stock are currently restricted from resale as a result of market standoff and “lock-up” agreements, as more fully described in “Shares Eligible for Future Sale.” These shares will become available to be sold 180 days after the date of this prospectus. Shares held by directors, executive officers and other affiliates will be subject to volume limitations under Rule 144 under the Securities Act of 1933, as amended (Securities Act), and various vesting agreements.

After this offering, certain of our stockholders will have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or our stockholders, subject to market standoff and lock-up agreements. We also intend to register shares of common stock that we have issued and may issue under our employee equity incentive plans. Once we register these shares, they will be able to be sold freely in the public market upon issuance, subject to existing market standoff or lock-up agreements or internal practices which prohibit sales under certain circumstances. The market price of the shares of our common stock could decline as a result of the sale of a substantial number of our shares of common stock in the public market or the perception in the market that the holders of a large number of shares intend to sell their shares.

We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds may not yield a favorable return on your investment.

We plan to use the net proceeds of this offering to fund enrolling up to 42 patients in a “basket” style Phase I/II clinical trial, to make certain key hires that will bolster our ability to meet our strategic and operational goals and for other preclinical and clinical development-related expenses. We intend to use the remaining net proceeds from the sale of the shares in the offering, along with available cash, for general corporate purposes, which may include advancing our other pipeline programs, acquiring or licensing additional compounds for our drug development pipeline, maintaining existing and prosecuting new intellectual property protection, supporting the requirements of being a public company, including legal, audit, investor relations and board fees and providing competitive salaries and benefits to attract and retain highly qualified employees. We have not specifically allocated the amount of net proceeds that will be used for these purposes, and our management will have broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. In addition, we may not use the proceeds of this offering effectively or in a manner that increases our m our market value or enhances our profitability. We have not established a timetable for the effective deployment of the proceeds, and we cannot predict how long it will take to deploy the proceeds.

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There can be no assurance that we will ever provide liquidity to our investors through a sale of our Company.

While acquisitions of pharmaceutical companies like ours are not uncommon, potential investors are cautioned that no assurances can be given that any form of merger, combination, or sale of our Company will take place or that any merger, combination, or sale, even if consummated, would provide liquidity or a profit for our investors. You should not invest in our Company with the expectation that we will be able to sell the business in order to provide liquidity or a profit for our investors.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to issue shares of our preferred stock, with such relative rights and preferences as the board of directors may determine, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders special and unique rights, including without limitation, a preferred right to our assets upon liquidation, a right to receive dividend payments before dividends are distributed to the holders of common stock and the right to convert into our common stock at a price more favorable then the price at which you acquired our common stock. The issuance of any preferred stock could decrease the value of your common stock and relative voting power of our common stock or result in dilution to our existing stockholders.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of the voting rights on our common stock, from engaging in certain business combinations with us for a prescribed period of time.

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USE OF PROCEEDS

We expect to receive net proceeds from the sale of our Units of approximately $15,600,000 or approximately $18,015,000 if the underwriters exercise their option to purchase additional shares in full (assuming a public offering price of $5.82 per Unit, which was the last reported sale price of our common stock on the OTCQB on March 31, 2021), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of warrants in this offering. If all of the warrants sold in this offering were to be exercised in cash at an assumed exercise price of $ per share, we would receive additional net proceeds of approximately $ million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised. Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per unit, would increase (decrease) our net proceeds, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and offering expenses, by $2.1 million.

We plan to use the net proceeds of this offering to fund enrolling up to 42 patients in a “basket” style Phase I/II clinical trial, to make certain key hires that will bolster our ability to meet our strategic and operational goals, for other preclinical and clinical development-related expenses, and for general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

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DIVIDEND POLICY

We have never paid any cash dividends on our common stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering, if at all. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently available for trading in the over-the-counter market and is quoted on the OTCQB under the symbol “PTIX.” There has been very limited market for our common stock and trading volume has been negligible. There is no guarantee that an active trading market will develop in our common stock. The following table sets forth, for the periods indicated and as reported on the OTC Markets, the high and low bid prices for our common stock. Such quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

	High	Low

2019(1)
First Quarter (1)	$2.30	$2.00
Second Quarter (1)	$2.00	$1.50
Third Quarter (1)	$1.50	$1.40
Fourth Quarter (1)	$3.80	$1.40

2020(1)
First Quarter (1)	$1.72	$1.16
Second Quarter (1)	$2.00	$1.15
Third Quarter (1)	$2.00	$1.17
Fourth Quarter (1)	$1.22	$1.05

(1)	The high and low bid prices for this quarter were reported by the OTCQB marketplace. There was negligible trading volume during this period.

Holders

As of March 17, 2021, there are approximately 3,100 record holders of our common stock and three holders of our Series B Preferred Stock.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2020, on:

● an actual basis; and

● a pro forma basis to give effect to the sale and issuance               units offered by us in this offering, based on the public offering price of $          per unit, after deducting the underwriting discounts and commissions and estimated offering expenses.

You should read this table together with the sections of this prospectus titled “Description of Capital Stock” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes in this prospectus.

	As of December 31, 2020	Pro Forma As of
Cash and Cash Equivalents	$671,091
Total Debt	$1,373,796
Stockholders’ Equity
Preferred stock, $0.000001 par value; 20,000,000 shares authorized; 872,766 shares issued and outstanding in the following classes:
Preferred stock; par value $0.000001; 2,000,000 shares authorized; none issued and outstanding	-
Series B convertible preferred stock, $0.000001 par value; 18,000,000 shares authorized; 872,766 shares issued and outstanding at December 31, 2020	$1
Common stock, $.0001 par value, 100,000,000 shares authorized, 10,360,480 and 10,261,419 shares issued and outstanding at December 31, 2020	$1,036
Additional paid-in-capital	$16,719,749
Accumulated deficit	$(17,698,936)
Accumulated other comprehensive loss	$(171,586)
Total Stockholders’ Deficit	$(1,149,736)
Total Capitalization	$224,060

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DILUTION

The sale of our common stock pursuant to this prospectus will have a dilutive impact on our stockholders.

Our net tangible book deficit as of December 31, 2020 was $(1,149,736), or $(0.11) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share and accompanying warrant paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to (1) the sale of               shares of our common stock in this offering, at a public offering price of $      per share, our pro forma net tangible book value as of December 31, 2020 would have been $      million, or $      per share. This represents an immediate increase in net tangible book value of $      per share to existing stockholders and an immediate dilution of $      per share to new investors purchasing shares of our common stock.

The following table illustrates this calculation on a per share basis.

Public offering price per share		$
Net tangible book deficit per share as of December 31, 2020	$(0.11)
Increase in net tangible book value per share attributable to this offering and the Debt Restructuring
Pro forma net tangible book value per share after the offering
Dilution per share to new investors participating in the offering		$

If the underwriter exercises its option to purchase additional shares in full, our as-adjusted net tangible book value as of December 31, 2020 would be

$       million, or $        per share, representing an increase in the net tangible book value to existing stockholders of $       per share and immediate dilution of $       per share to new investors purchasing shares of our common stock in this offering.

The number of shares of our common stock to be outstanding as shown above is based on 10,360,480 shares outstanding as of December 31, 2020, and excludes as of that date:

●	5,597,861 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2020, at a weighted average exercise price of $1.47 per share; and

●	4,007,058 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2020, at a weighted average exercise price of $1.06 per share; and

●	1,598,000 shares of our common stock issuable upon conversion of principal and accrued interest underlying the convertible notes, outstanding as of December 31, 2020, assuming a conversion date of December 31, 2020, and any additional shares of our common stock issuable as a result of any anti-dilution adjustments under the convertible notes; and

●	4,304,245 shares of our common stock reserved for future issuance under our 2016 equity incentive plan as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

●	shares of common stock which may be issued upon exercise of the warrants issued in this offering.

To the extent that options outstanding as of December 31, 2020 have been or may be exercised or other shares are issued, investors purchasing our securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included at the end of this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The discussion and analysis of our financial condition and results of operations are based on Protagenic’s financial statements, which Protagenic has prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires Protagenic to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, Protagenic evaluates such estimates and judgments, including those described in greater detail below. Protagenic bases its estimates on historical experience and on various other factors that Protagenic believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We expect to continue to incur significant expenses and minimal positive net cash flows from operations or negative net cash flows from operations for the foreseeable future, and those expenses and losses may fluctuate significantly from quarter-to-quarter and year-to-year. We anticipate that our expenses will fluctuate substantially as we:

● continue our ongoing preclinical studies, clinical trials and our product development activities for our pipeline of product candidates;

● seek regulatory approvals for any product candidates that successfully complete clinical trials;

● continue research and preclinical development and initiate clinical trials of our other product candidates;

● seek to discover and develop additional product candidates either internally or in partnership with other pharmaceutical companies;

● adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products;

● maintain, expand and protect our intellectual property portfolio; and

● incur additional legal, accounting and other expenses in operating as a public company.

Results of Operations

We are a development stage company currently performing clinical trials to obtain Food and Drug Administration (“FDA”) approval and commercialization of our product.

During the year ended December 31, 2020, we incurred a loss from operations of $2,551,611 as compared to $2,086,130 for the year ended December 31, 2019. The increase in the loss is due to a decrease in research and development expense of $108,150 from $807,947 for the year ended December 31, 2019 to $699,797 for the year ended December 31, 2020, and an increase in general and administrative expenses of $573,631 from $1,278,183 for the year ended December 31, 2019 to $1,851,814 or the year ended December 31, 2020 due to an increase in stock compensation expense.

Liquidity and Going Concern

We continually project anticipated cash requirements, predominantly from the ongoing funding requirements of our neuropeptide drug development program. The majority of these expenses relate to paying external vendors such as Contract Research Organizations (CROs) and peptide synthesizer companies. They could also include business combinations, capital expenditures, and new drug development working capital requirements.

As of December 31, 2020, we had cash of $671,091 and working capital of $224,060. The Company currently has a derivative liability on the books in the amount of $83,670 and we don’t expect to settle this liability in cash. Removing the derivative liability from the working capital calculation would increase our working capital to $307,730. We anticipate further losses in the development of our business.

Based on its current forecast and budget, Management believes that its cash resources will be sufficient to fund its operations at least until the end of the third quarter of 2021. Absent generation of sufficient revenue from the execution of the Company’s business plan, it will need to obtain debt or equity financing by the third quarter of 2021.

Operating activities used $1,348,779 and $487,990 in cash for the years ended December 31, 2020 and 2019, respectively. The use of cash in operating activities during the year ended December 31, 2020, primarily comprised of $2,548,735 net loss, $1,654,754 in stock compensation expense, ($248,552) of change in the fair value of the derivative liability since December 31, 2019, a decrease in prepaid expenses of $164,802, amortization of debt discount of $154,899, and a ($196,629) decrease of accounts payable and accrued expenses, which included payments to tax penalties, legal and accounting professionals, payments to consultants, and other administrative expenses.

Investing activities provided $0 and $250,000 in cash for the years ended December 31, 2020 and 2019, respectively. The cash provided by investing activities during the year ended December 31, 2019 consisted of $250,000 from the sale of marketable securities.

Financing activities provided $1,223,410 and $670,000 in cash for the years ended December 31, 2020 and 2019, respectively. The cash provided by financing consisted of $1,177,500 in proceeds from convertible notes, $150,000 in proceeds from convertible notes from related parties, and ($104,090) in payment of debt issuance costs of convertible notes for the year ended December 31, 2020. The cash provided by financing consisted of $420,000 in proceeds from convertible notes and $250,000 in proceeds from convertible notes from related parties for the year ended December 31, 2019.

Contractual Obligations

The following table sets forth certain information concerning the future contractual obligations under our leases at December 31, 2020.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term PIK convertible notes payable	$1,597,500	$-	$-	$1,597,500	$-
Long-Term PIK convertible notes payable– Related Party	$400,000	$-	$-	$400,000	$-
Total	$1,997,500	$-	$-	$1,997,500	$-

Plan of Operations

Business Overview

The Company is in its developmental stage, with encouraging but not conclusive evidence that its lead drug candidate, PT00014, may be effective as an anti-anxiety and/or anti-depression drug. It is focused on confirming the efficacy of this drug candidate, along with performing the other preclinical steps needed to progress along the pathway to bring this drug candidate into human clinical trials and eventually, to the global market to provide a new pharmaceutical for patients suffering from anxiety or treatment-resistant depression.

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We anticipate $4,225,000 in capital expenditures in FY 2021 to implement our current plan of operations in connection with the development of PT00114.

If we are able to successfully develop our drug, PT00114, and obtain FDA approval, we could then begin marketing and selling it in the United States and generate revenue. FDA approval to begin commercial sales is the singular gating item that will allow us to begin generating sales revenue in the U.S., so it will have an enormous impact on our business plan and our financial condition. It is anticipated that the sale of our drug will allow the Company to generate enough sales revenue to support all of our operations and to generate a profit. However, given the stage of development, even if FDA Approval is obtained, we do not anticipate generating any revenue from sales prior to 2024.

Development Milestones (upcoming developmental milestones)

Upcoming development milestones include confirming efficacy of our lead drug candidate in an animal model in a CRO, conducting toxicology testing in two animal species, and filing an IND application to begin human clinical trials.

Human Resources (current state of employees)

The Company has two part-time employees: Garo H. Armen, PhD, the Executive Chairman, and Alexander K. Arrow, MD, the Chief Financial Officer. The Company also has six paid consultants: Andrew Slee, PhD, Chief Operating Officer, Robert S. Stein, MD, PhD, Chief Medical Officer, Dalia Barsyte, PhD, Scientific Advisor, David Lovejoy, PhD, Scientific Advisor, and Zack Armen, Strategic Advisor.

Financing – Capital Needs

In addition to the working capital being generated via the Convertible Note Offering, the Company anticipates that it will need to raise additional capital in the next year or so to support its research and development activities as it prepares to commence and commences human clinical trials. The Company does not have any commitments for such additional capital.

Over the next three years, we currently anticipate capital expenditures of $4,225,000 in 2021, $6,278,000 in 2022, and $12,215,000 in 2023. These expenditures are anticipated to be focused on conducting research and development activities in connection with our lead drug candidate as well as other potential drug candidates.

Off Balance Sheet Arrangements

We have no material off-balance sheet arrangements that are likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital resources, or capital expenditures.

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Critical accounting policies and estimates

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The notes to the consolidated financial statements contained in this Annual Report describe our significant accounting policies used in the preparation of the consolidated financial statements. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. We continually evaluate our critical accounting policies and estimates.

We believe the critical accounting policies listed below reflect significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.

Foreign Currency Translation and Transactions. The assets and liabilities of our foreign subsidiary PTI Canada are translated into U.S. dollars from the functional currency using the exchange rate in effect at the balance sheets date. Additionally, the accounts on the statements of operations are translated using exchange rates approximating average rates prevailing during the years. Equity accounts are translated at historical exchange rates. Translation adjustments that arise from translating its financial statements from the local currency to the U.S. dollar are accumulated and reflected as a separate component of stockholders’ equity (deficit). The current year effects of the transaction adjustments are included on the statement of operations as a realized gain (loss) on foreign transaction exchange.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities. Management continually evaluates its estimates and judgments including those related to accruals, contingencies, valuation allowance for deferred tax assets, and valuation of stock options and warrants. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable in the circumstances. Actual results may differ from those estimates. Macroeconomic conditions may directly, or indirectly through our business partners and vendors, impact our financial performance and available resources. Such conditions may, in turn, impact the aforementioned estimates and assumptions.

Fair Value Measurements. Accounting Standards Codification ASC 820, “Fair Value Measurements and Disclosure,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

Derivative Liability. The Company evaluates its options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10-05-4 and 815-40-25. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

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The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

Basic and Diluted Net (Loss) per Common Share. Basic (loss) per common share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. Potentially dilutive securities consisting of options, warrants, and convertible notes aggregating 11,085,039 as of December 31, 2020, including common shares issuable under the conversion feature of the preferred shares, options, $1,997,500 worth of convertible Notes, which could convert into 1,598,000 shares of common stock, and warrants issued in the Private Offering and Convertible Note Offering, closings and merger transactions were not included in the calculation of weighted-average shares of common stock outstanding as they were determined to be anti-dilutive.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease. Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Recently Issued Accounting Pronouncements

None

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BUSINESS

Overview

We are a biopharmaceutical company specializing in the discovery and development of therapeutics to treat stress-related neuropsychiatric and mood disorders. Our proprietary, patent-protected, first-in-class lead compound, PT00114, is a synthetic form of Teneurin Carboxy-terminal Associated Peptide (“TCAP”), an endogenous brain signaling peptide that can dampen overactive stress responses. Our preclinical models have demonstrated efficacy of PT00114 in animal models of depression, anxiety, substance abuse & addiction, and PTSD.

As stated in the Summary of the Prospectus above, PT00114 leverages a completely novel mechanism of action. Protagenic owns exclusive, worldwide rights to PT00114 through its license agreement with the University of Toronto and has an exclusive right to license additional intellectual property generated by Dr. David Lovejoy’s lab at University of Toronto. Additionally, the company is engaged in the research & development of follow-on compounds in the TCAP family. Extensive publications in peer-reviewed scientific journals underline the central role stress plays in the onset and proliferation of neuropsychiatric disorders like depression, anxiety, substance abuse & addiction, and PTSD. The mechanism of action of TCAP suggests that it counterbalances stress overdrive at the cellular level within the brain’s stress response cascade. TCAP works to alleviate the harmful behavioral, biochemical, and physiological effects of these disorders, while simultaneously restoring brain health. This mechanism has been corroborated in preclinical animal models of the psychiatric disorders listed above. Preclinical experiments required for IND filing have been completed, and the company will seek to prove the safety and efficacy of PT00114 in humans through its initial clinical studies to commence by midyear 2021.

As Protagenic transitions into a clinical-stage company, we aim to complete certain key strategic and tactical milestones over the coming two years;

●	Rapidly advance our lead product candidate, PT00114, through clinical trials in treatment resistant depression, substance use disorder, generalized anxiety disorder, and/or post-traumatic stress disorder.
●	Develop additional product candidates from the TCAP family to build out a broad pipeline of assets with differentiated features using our unique expertise with this mechanism.
●	Explore efficacy in additional stress-related neuropsychiatric and mood disorders beyond initially targeted indications.
●	Facilitate long-term growth by building a nimble R&D, operational, clinical and commercial team.
●	Proactively assess strategic partnership opportunities including in important international markets

Continue with our strategy of strengthening our IP position in this important novel field of neuropsychiatry

IND Submission

We anticipate submitting an investigational new drug (IND) application in early 2021 to evaluate the safety, tolerability, and early activity of PT100114 (TCAP) in healthy volunteers and patients with psychiatric illnesses. The IND enabling studies, including the preclinical efficacy data generated, as well as the GLP toxicology study, and a summary of the Phase I clinical trial plan, will be among the components of this key regulatory submission.

Clinical Development

The clinical development program will be led by Dr. Maurizio Fava, MD, PhD, a world-leader in psychiatric disorders, the Psychiatrist-in-Chief of the Massachusetts General Hospital and Slater Family Professor of Psychiatry at Harvard Medical School. Dr. Fava was co-principal investigator of STAR*D, the largest research study ever conducted in depression, has coauthored more than 800 medical journal publications, and is one of the top enrolling psychiatry clinicians in the US. Protagenic’s Phase I/II clinical study was designed by Dr. Fava, who will be the trial’s principal investigator.

We will launch our clinical program with a basket trial designed first to evaluate the safety of TCAP in a small cohort of healthy volunteers, immediately followed by the evaluation of safety, pharmacological and clinical activity in cohorts of patients with stress-related neuropsychiatric disorders including, but not limited to depression, addiction, anxiety, and Post-Traumatic Stress Disorder (PTSD). We will be using this study for both safety and preliminary efficacy to prioritize indications for later phase development that would ultimately support a New Drug Application (NDA) and registration. The four indications were chosen for multiple reasons, including the mechanism of TCAP in reducing biological stress signals, preclinical evidence of efficacy in animal models of these disorders and the high unmet need in these patient populations, which creates significant market opportunity. We believe the basket trial structure offers the most efficient use of capital in early stage development and will give us insights into which indication we should focus on in advanced clinical trials. Healthy volunteers will be the first cohort and subsequent parallel cohorts will include patients with:

●	Major Depressive Disorder (MDD) who have suboptimal response to or poorly tolerated two prior SSRIs / SNRIs

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●	Generalized Anxiety Disorder (GAD) who have suboptimal response to or poorly tolerated two prior SSRIs /SNRIs
●	Opioid Use Disorder (OUD) who are on treatment with Suboxone and have suboptimal response
●	Post-Traumatic Stress Disorder (PTSD) who have suboptimal response to or intolerance of sertraline and paroxetine

The trial will use a classic sequential dose escalation design using cohort replication with initial doses estimated from non-clinical data. The study will assess dose ranging through standard and small cohorts with a rules-based approach for dose, safety, efficacy, and biomarkers. Trial participants will have a maximal 28-day exposure. As this will be the first in human study of TCAP, safety and adverse events will be the primary endpoint. Key secondary endpoints were chosen to ascertain efficacy in individual conditions and compare drug impact across disparate diseases. All disease cohorts will be measured for Strengths and Difficulties Questionnaire (SDQ), which is a validated broad self-rated outcome measure that has outperformed the clinician-rated Montgomery–Åsberg Depression Rating Scale (MADRS) scale in previous trials. Patients will also be assessed for stress biomarkers via pre- and post-treatment systemic cortisol levels and skin conductance. Each disease cohort (anxiety, depression, PTSD and addiction) will also have disease specific assessments.

Furthermore, although patient populations and their responses to CNS agents can be highly variable in clinical studies, we attempt to mitigate this by stratifying the initial series of cohorts to select for and control for corticosterone levels to enable the broadest window of effect detection. Preclinical studies of TCAP demonstrate that its beneficial actions are most easily observed in stressed animals, which show elevations of plasma corticosterone levels at baseline before TCAP treatment. Anxious or depressed patients have elevated corticosterone levels, providing an opportunity to identify patients more likely to benefit pharmacologically and potentially clinically. This also provides a useful translational bridge between preclinical behavioral models and human clinical studies and enables flexibility in evaluating routes of administration.

Market for Stress-Related Neuropsychiatric Disorders: Depression, Addiction, Anxiety, and PTSD

Humans living in our modern world, in both developed and developing nations, are being exposed to a multitude of life stressors that are progressively taking a toll on our mental health. The recent COVID-19 has exacerbated both near-term and long-term global impacts of stress-induced disorders on modern society. Stress-related mental, mood and behavioral disorders include, but are not limited to: treatment resistant depression (TRD), which is a subgroup of major depressive disorder (MDD); addiction or substance use disorder (SUD); and anxiety, including generalized anxiety disorder (GAD) and post-traumatic stress disorder (PTSD). These disorders are a leading cause of disability worldwide and also a major contributor to suicide. Yet, a majority of these patients are inadequately served by current therapeutic options, which can have limited efficacy, significant side effects and high treatment burden. We believe these stress-related disorders are suitable indications for the use of Protagenic Therapeutics neuropeptide-based drug candidates.

Major depressive disorder (MDD) is highly prevalent and disabling. The lifetime prevalence is approximately 12% with a past year prevalence of 7.8% of adults in the United States in 2019, translating to over 19 million adults each year. The World Health Organization estimates 264 million people globally suffer from depression, which ranks depression as one of the highest causes of disability and mortality in the world. Stress plays a significant role in this illness and affects as many as half of people diagnosed with depression. MDD is characterized by multiple symptoms, potentially including depressed mood, loss of interest or pleasure, change in appetite or weight, sleep disturbance, fatigue or loss of energy, neurocognitive dysfunction, psychomotor agitation or retardation, feelings of worthlessness or excessive guilt, and suicidal ideation and behavior. MDD is highly treatment resistant, with 45-50% of patients who receive initial treatment for MDD not achieving long term remission, generally referred to as Treatment Resistant Depression (TRD). Patients suffering with TRD are at greater risk of hospitalization for their psychiatric illness and are more likely to abuse drugs and alcohol. These patients have a lower long-term quality of life and are at increased risk of attempting suicide. MDD is also highly recurrent and the estimated rate of recurrence over two years is over 40%, which rises to 75% after two episodes within five years.

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Treatment guidelines recommend the combination of pharmacotherapy plus psychotherapy, but pharmacotherapy alone and psychotherapy alone are frequently used. For initial pharmacotherapy with antidepressants, selective serotonin reuptake inhibitors (SSRIs) are recommended. However, several classes of antidepressants are available, including serotonin-norepinephrine reuptake inhibitors (SNRIs), atypical antidepressants, and serotonin modulators, with efficacy generally comparable across and within classes. Drug choice is based on multiple factors, including side effect profile, comorbid illnesses, concurrent medications, patient preference, and cost. Physicians typically cycle through multiple generics if the initial response is suboptimal or patients experience AEs. Efficacy of therapy is challenged by non-compliance during the weeks to months required to achieve therapeutic benefit in combination with daily dosing requirements. However, SSRIs can produce significant quality of life side effects that interfere with medication adherence, including sexual dysfunction, gastrointestinal nausea and diarrhea, insomnia and weight gain. As a last resort, this disease is currently managed by invasive treatment, primarily electroconvulsive therapy (ECT). However, the side effects and high cost prevent widespread adoption.

Several drugs that have launched in recent years validate the market for branded agents in this field, in spite of their marginal improvements in safety or efficacy. Takeda’s Trintellix (vortioxetine hydrobromide) launched in 2014 and has grown to $837M 2019 sales, largely due to studies added to the label after original approval showing cognitive function improvement and reduced incidence of treatment emergent sexual dysfunction (TESD). Despite these label additions, sales have lagged original consensus analyst forecasts, which at launch estimated 2019 worldwide sales of ~$1.1B.

Generalized anxiety disorder (GAD) is one of the most common mental disorders in both community and clinical settings. In the United States, the estimated lifetime prevalence of GAD is 5.7% with a past year prevalence of 2.7%, corresponding to 18 million and 9 million individuals, respectively. GAD is characterized by excessive and persistent worrying that causes significant distress or impairment on most days and is hard to control. Other symptoms can include apprehensiveness, irritability, increased fatigue and muscular tension. GAD is also associated with increased rates of substance abuse, posttraumatic stress disorder, and obsessive-compulsive disorder. GAD is a potentially chronic illness, with symptom severity fluctuating over time. A 12-year study of treated patients showed approximately 60% of patients had symptoms resolve, but around one-half of those subsequently relapsed.

Pharmacotherapy for GAD is primarily selective-serotonin reuptake inhibitors (SSRIs) and serotonin-norepinephrine reuptake inhibitors (SNRIs), which are mildly efficacious. Clinical trials for different SSRIs and SNRIs have shown approximately the same effectiveness, with response rates of approximately 60- 70% for the drug and 40% for placebo. However, SSRIs can produce significant quality of life side effects that interfere with medication adherence, including sexual dysfunction, gastrointestinal nausea and diarrhea, insomnia and weight gain. Thus, choice of agent is often dependent on the patient’s side effect profile for individual drugs. Benzodiazepines are efficacious and can reduce emotional and somatic symptoms within hours. However, concerns about dependence risk has contributed to a decline in their use. Buspirone has similar efficacy to benzodiazepines without the risk of dependence but has a time to onset of approximately four weeks. As the majority of these agents are now available as generics, the worldwide market for GAD therapies was only $483M in 2019 and consensus analyst forecasts expect it to decline to $222M in 2026.

Post-traumatic stress disorder (PTSD) is one of the most common psychiatric disorders, with an estimated past-year and lifetime prevalence of 4.7% and 6.1%, translating to 11.5M adults in the US each year. PTSD develops in some patients following exposure to a traumatic event involving actual or threatened injury to themselves or others, such as war, natural disasters, rape or assault. Symptoms can be severe, chronic and disabling, which can include intrusive thoughts, nightmares and flashbacks of past traumatic events, avoidance of reminders of trauma, hypervigilance, and sleep disturbance, all of which lead to significant occupational and social impairment. Currently, PTSD is treated with psychotherapy and/or pharmacotherapy, with psychotherapy as the recommended primary intervention. Logistics and cost often limit access to psychotherapy, which results in many patients needing to rely on pharmacotherapy. Guidelines for pharmacotherapy recommend first-line treatment with sertraline and paroxetine, selective serotonin reuptake inhibitors (SSRI) antidepressants, as these are the only approved medications for PTSD. However, these only treat one aspect of symptomology and efficacy is limited, with fewer than 30% of patients experiencing remission. The side effect profile of these agents results in significant rates of discontinuation, particularly the severe effects such as suicidality and sexual dysfunction. Serotonin-norepinephrine reuptake inhibitors (SNRI) and second-generation antipsychotics are used off-label in some patients, but efficacy is sporadic, and side-effects can make these undesirable therapeutic options. As all of these options are currently generic, branded commercial sales for PTSD is almost non-existent. Given the size of the potential addressable population and limited therapeutic options available, a therapy with a superior therapeutic index could achieve significant market penetration and sales.

Substance use disorders (SUDs) are highly prevalent, with ~7.2% of individuals age 12 or over having a diagnosable SUD in 2017, translating to ~20 million people in the United States. The majority of SUDs involve alcohol use disorder (14 million), followed by illicit drug use disorder (8 million). Illicit drug use and nonmedical use of medications alone or in combination with alcohol are associated with a substantial proportion of emergency department visits in the United States. Pharmacologic options to treat SUDs typically have limited efficacy, high treatment burden, with suboptimal side-effect profiles, ultimately leading to limited uptake and high remaining unmet medical need. 40- 60% of patients who receive SUD care experience chronic or relapsing disease course.

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The incidence of opioid use disorder (OUD) and overdose deaths have reached epidemic proportions. Opioid use disorder is typically a chronic, relapsing illness, associated with significantly increased rates of morbidity and mortality. Opioid use disorder can be related to misuse of pharmaceutical opioids, heroin, or other opioids such as fentanyl and its analogues. The prevalence of heroin use and heroin use disorder nearly doubled between 2002 and 2018. In 2019, 2.1% of those 12 or older in the US were estimated to have used heroin at some point in their lives, translating 5.7 million people, with 431,000 (0.2%) having reported use in the last month. This resulted in an increase in heroin-related overdose deaths, with ~15,000 in the US in 2018. Approximately 65% of people who primarily use heroin have been reported to additionally use prescription opioids and heroin use is increasing for persons who begin by first having nonmedical use/abuse of prescription opioid analgesics. These prescription opioids can be obtained from a relative, friend or directly from a clinician. In 2015, 3.8 million people aged 12 and older in the US reported past month misuse of a prescription pain medication, 2 million of whom qualified for a disorder of opioid use or dependence.

Unmet needs are particularly high in OUD. First-line treatment for most patients is medication-assisted treatment, consisting of pharmacotherapy with an opioid agonist or antagonist in combination with psychotherapy. Pharmacotherapy can include an opioid agonist (methadone or buprenorphine) and/or an opioid antagonist (e.g. naltrexone). Guidelines for mild opioid use disorder suggest first-line treatment with long-acting injectable naltrexone (e.g. Vivitrol) administered monthly. Guidelines for moderate to severe opioid use disorder suggest initial use of buprenorphine (e.g. Suboxone) due to the higher risk of lethal overdose with methadone. Treatment can allow patients to return to a productive lifestyle but has low success rates and can be extremely burdensome. These therapies require patients remain on maintenance treatment with an opioid agonist for many years as they are physically dependent upon the medications. A minority may be tapered off after a few years, with the taper itself taking several months to years.

The treatment burden and side effect profile of these therapies is substantial. Buprenorphine is classified as a schedule III controlled substance in the United States, with use limited to certified and specially trained physicians. Side effects include sedation, headache, nausea, constipation, insomnia, and sweating. Death is possible if buprenorphine is taken in combination with other substances, especially benzodiazepines and alcohol. Methadone is highly regulated in the United States, where it is classified as a schedule II drug. Only licensed opioid treatment programs or inpatient hospital units are permitted to dispense. Typical side effects of methadone include constipation, drowsiness, sweating, peripheral edema, reduced libido, and erectile dysfunction, with some patients experiencing severe adverse effects including cardiac arrhythmias, hyperalgesia, and overdose.

Alcohol use disorder (AUD) is extraordinarily prevalent. Approximately 30% of adults in the United States use alcohol in an unhealthy manner and may need some form of intervention. The 2019 United States National Survey on Drug Use and Health estimated that of Americans over the age of 12 in the past 30 days, 24% reported binge drinking (five or more drinks on one occasion) and 6% reported heavy drinking (five or more drinks on each of five or more days). The National Institute on Alcohol Abuse and Alcoholism (NIAAA) reports 28% of US adults exceed thresholds for risky use alcohol consumption, with 19% exceeding the daily limit and 9% exceeding both the daily and weekly limits. Rates of diagnosable AUD by DSM-5 criteria from the third National Epidemiologic Survey on Alcohol and Related Conditions showed that 29% had met criteria for an alcohol use disorder in their lifetime and 14% met criteria for a current alcohol use disorder. Worldwide, the World Health Organization estimates that 5% of adults (>283 million people) had alcohol use disorder within the prior 12 months.

AUD is responsible for significant mortality and morbidity. Excessive alcohol consumption is the third leading preventable cause of death in the United States directly causing approximately 85,000 deaths per year, roughly 10% of deaths among working age adults. Nearly 5% of all deaths worldwide (approximately three million each year) have been attributed to alcohol use with 5% of those specifically due to AUD. The economic cost of excessive alcohol use in the United States is estimated to be $249 billion in 2010 by the CDC. Therapeutic unmet needs are significant for AUD and the condition is frequently untreated. Psychosocial interventions can be effective for treatment but up to 70% of individuals return to heavy drinking. For patients who met DSM-IV criteria for alcohol abuse, 46% were in remission, 24% continued to meet abuse criteria, and 30% met criteria for alcohol dependence in the future. For patients who met DSM-IV criteria for alcohol dependence, 39% were in remission, 15% met criteria for abuse only, and 46% continued to meet dependence criteria.

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Several medications can be used to treat AUD, which can lead to reduced heavy drinking and increased days of abstinence. For most patients treated with moderate to severe alcohol use disorder, guidelines recommend first-line treatment with naltrexone (e.g. Vivitrol), an opioid antagonist. Vivitrol is an extended-release injectable naltrexone that allows for once monthly dosing that was approved in 2006. Vivitrol is priced at $~1370/month and worldwide sales have grown to $335M. Consensus analyst forecasts for Vivitrol project sales increasing to $419M in 2026, with patent expiry in 2028. Acamprosate (e.g. Campral) is recommended for those in whom naltrexone is contraindicated, such as those taking opioids or with acute hepatitis. Campral (Acamprosate) was approved by the FDA in 2004 and reached peak worldwide sales of $87M in 2008. Acamprosate is currently only available as generic in the US, but is still sold as branded Campral ex-US. Given the overall prevalence of AUD, these relatively low sales numbers indicate the vast majority of patients with AUD are not treated with pharmacotherapy.

Teneurin Carboxy-terminal Associated Peptide (TCAP) as a Therapy

Our approach to treating stress-related neuropsychiatric and mood disorders is based on research into brain mechanisms conducted over the last 15 years in the laboratory of the company’s scientific founder, Dr. David Lovejoy, from the University of Toronto. TCAP was discovered in a genome-wide search for proteins related to corticotropin releasing factor (CRF), an endogenous brain peptide known to be the central mechanism coupling external stress to psychological, behavioral, and endocrine responses. Dr. Lovejoy and his colleagues discovered and characterized Teneurin Carboxy-terminal Associated Peptide (TCAP); their further work revealed that TCAP is of ancient evolutionary origin and plays a central role in maintaining healthy brain structure and function in the face of the negative effects of stress. Although four TCAP peptides were discovered, only TCAP-1 is expressed independent of a larger Teneurin protein and is the primary focus of our development (PT00114).

TCAP reverses the impact of stress on the Hypothalamic-Pituitary-Adrenal (HPA) axis, the endocrine and behavioral control system which connects environmental stress to behavioral responses via brain levels of Corticotropin Releasing Factor (CRF) and blood levels of the stress hormone cortisol. Stress elevates CRF, which in turn elevates cortisol levels. Studies have demonstrated that TCAP counteracts the effects of either endogenous or pharmacologically-administered CRF via a non-CRF receptor pathway in the brain, that is believed to be evolved over millions of years as a homeostasis-related pathway. There has been strong interest in the pharmaceutical industry for decades to develop drug candidates that block the negative effects of CRF by attempting to directly antagonize the CRF receptor, however clinical results to date with prior CRF receptor antagonists have been disappointing. Because TCAP counteracts the action of CRF by activating separate receptors instead of directly blocking CRF receptors, we believe it is a superior approach to alleviating stress-related neuropsychiatric disorders; TCAP-1 acts by binding to Latrophilin-1 and Latrophilin-3, G-protein-coupled receptors (GPCRs) expressed on nerve cells in the extended amygdala, the region of the brain involved in memory, emotion, and fear. TCAP acts through these receptors to block the effects of CRF and potentially other stress mediators such as Arginine-Vasopressin (AVP). Due to differences in the mechanism of action, TCAP is expected to be efficacious in clinical settings in which earlier studies with CRF receptor antagonists were not. We believe this novel mechanism of action can provide an attractive therapeutic profile for patients who are not fully responsive to currently available therapies.

1. A stress signal increases levels of brain hormones CRF and AVP[1]

2. These hormones then trigger the release of ACTH[2] (another brain hormone), which then initiates the release of Cortisol, a steroid hormone often referred to as the "Stress Hormone"

3. High Cortisol levels contribute to a host of behavioral and physical changes in the body;
   - **Increased Anxiety**
   - **Disrupted Sleep**
   - **High Blood Pressure**
   - **Skin Ailments**
   - **Weight Gain**
   - **Dietary Abnormalities**
   - **Overall Dysphoria**

1
Hypothalamus
Pituitary
2
Adrenal Gland
3
Kidney
Blood Vessel

*[1]CRF = Corticotropin Release Factor; AVP = Arginine Vasopressin*
*[2]ACTH = Adrenocorticotropic hormone*

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Two key effects of TCAP may contribute to its pharmacological activity in reversing or preventing stress-induced behavioral distortions. In settings of stress and depression, the activity of specific neural circuits can be diminished compared to the levels of activity observed in healthy brain tissue. After administration, TCAP crosses the blood brain barrier and concentrates in regions of the brain associated with the regulation of mood disorders. Administered TCAP can lead to increases in activity in some of the neuronal circuitry implicated in depression, demonstrated by increases in the utilization of glucose, a surrogate for cell activity. The fact that the pharmacological effects of TCAP persist after the drug has been cleared aligns with findings that TCAP applied to neurons in culture stabilizes dendritic spines, structures that sprout from the surface of neurons and can form synapses with other neurons to create functional circuitry. Stress and the associated rise in CRF have been reported to cause loss of synapses in animal models. The fact that the pharmacological actions of TCAP persist for weeks are consistent with its producing lasting changes in neuronal function by changing patterns of gene expression and thus creating relatively stable changes in neuronal function. In a number of these models, a single subcutaneous dose of TCAP will prevent the behavioral consequences of stress encountered three weeks later. This is especially notable since the administered dose of TCAP is eliminated from the plasma within hours of administration.

Our lead compound is a 41-residue peptide synthetic TCAP-1, which we have designated PT00114. In addition, we have a portfolio of earlier stage neuropeptides targeting the TCAP pathway that are in preclinical evaluation. The initial dosage form is intended as a subcutaneous injection but is also amenable to other routes of administration including sublingually or intra-nasally. This affords a range of target product profiles and opportunities for lifecycle management.

While many of the initial studies of TCAP had been generated in the lab of Dr. David Lovejoy, we have designed several preclinical studies over the last four years to validate the safety and efficacy of PT00114, for which we hired multiple independent contract research organizations (CROs) to conduct these studies. In preclinical rodent models, administration of PT00114 results in reproducible, dose-dependent reversal of a range of stress-induced behavioral distortions, including depression, stress-exacerbated anxiety, excessive startle, drug seeking, and opioid withdrawal. Stress-induced anxiety was measured by an elevated plus maze, an open field with stressed animals, and acoustic startle in CRF-treated animals. Depression was measured by tail suspension and forced swim. Stress-induced changes in tube-restrained rodents were used as a well-validated model for sub-acute stress. Notably, PT00114 was found to be pharmacologically active in stressed rodents but relatively inactive in non-stressed rodents.

In studies conducted with Charles River Laboratories in Kuopio, Finland, PT00114 showed beneficial effects in Chronic Social Defeat, a murine model of stress-induced behavioral dysfunction that has features of depression. In this model, male mice are placed in cages along with older, dominant male mice. This results in progressively more “resigned” behaviors in the mice experiencing this domineering exposure. This results in a series of behaviors in the cowed mice, termed Chronic Social Defeat. PT00114 reverses many of the component behaviors typically measured in this model, suggesting that it reverses the negative effects of stress in the “defeated” animals.

PT00114 demonstrated efficacy in a variable chronic stress model that has features of anxiety and PTSD. In an open field assessment, mice or rats are stressed by being placed in a tube for several hours, then placed in an open box where their movement is observed for 20 minutes. Control animals exhibit stress response behavior by not moving around much and staying near the edges of the box. Animal receiving PT00114 at the end of the stress condition moved around the open field. Animals receiving multiple administrations of a control small molecule CRH antagonist did not venture into the open field, indicating they were stressed. These results are also reflected in blood cortisol levels, where control mice had increased cortisol levels, which were reduced by treatment with PT00114, but not by the small molecule CRF antagonist.

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Stress plays a central role in a broad range of addictions, including alcohol and opioids. The ability of PT00114 to blunt excessive stress may be able to provide non-dependence forming treatment of addictions. A series of studies conducted at Porsolt Laboratories in Lavel France support the potential utility of PT00114 as a treatment to help people defeat opioid addiction. In rats addicted to opioids, administering CRF models environmental stress, causing them to frantically seek opioids. PT00114 reduces the opioid seeking behavior in response to CRF administration. Further studies conducted by Porsolt following EMEA guidelines demonstrated that on its own, PT00114 was not addictive and rats did not develop dependence to the peptide after chronic administration.

PT00114 has also demonstrated pre-clinical efficacy in a murine model of opioid withdrawal called the Saleens test. In this test, mice are addicted to opioids and the animals are then administered the opioid antagonist naloxone, which immediately blocks opioid action and triggers profound stress and opioid withdrawal. This manifests as a behavioral stress response with the mice jumping up to six inches into the air over 70 times in a 20-minute observation period. Administering PT00114 at three different time points within the experiment – before the naloxone-driven withdrawal, before the period of opioid addiction, or up to three weeks before the induced withdrawal – results in a reproducible, dose-dependent restoration to non-stressed behavior and reduced jumping. Significantly, this is not accompanied by any evidence of sedation or reduced activity. This effect appears independent of the opioid used as PT00114 ameliorates this withdrawal-triggered jumping stress behavior in mice experiencing withdrawal from both fentanyl and morphine.

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Preclinical Safety and Toxicology

Preclinical safety data for PT00114 demonstrates a robust profile in both rats and non-human primates. As the mechanism is unique and TCAP is a part of healthy brain signaling, we believe PT00114 will have a differentiated side effect profile relative to existing antidepressant and antipsychotic agents. A key aspect of the TCAP mechanism is that it does not completely block the perception of and responses to stress; it rather protects against stress overload. Some perception of environmental stress and a proportionate response to that stress is adaptive behavior and it is not desirable to completely block stress responses. Unlike benzodiazepines that can cause sedation and are prone to dependence, TCAP prevents the maladaptive response to environmental stress without sedation and without developing dependence.

We have completed non-GLP Dose-Range-Finding (DRF) toxicology studies of PT00114 administered subcutaneously daily for five days in rats and non-human primates. The doses tested were substantially above the anticipated clinical doses and were well tolerated and safe, with no dose-limiting toxicities observed at doses at least 50-fold higher than anticipated clinical exposures. No major changes in hematology or clinical chemistries were seen, including prolactin levels or testosterone levels, changes in which may impact libido. Distinct from SSRI’s, there was no impact on ambulation, sedation or weight gain. Importantly, further studies conducted following EMEA guidelines, demonstrated that on its own PT00114 was not addictive and rats did not develop dependence to the peptide after chronic administration. The in life 28-day GLP toxicology testing in both the rats and non-human primate have been completed. There have been no changes in clinical chemistries or pathology that would prompt a stop in the program and the therapeutic margin if large. The final audited reports are currently being compiled.

Process Development and Manufacturing

We currently do not own any manufacturing facilities and rely on 3rd party contract manufacturers for synthesis of PT00114. We have sufficient PT00114 synthesized under cGMP conditions to complete GLP toxicology studies and Phase 1 human clinical trials. This material is currently undergoing requisite stability and accelerated stability testing. PT00114 is highly soluble and has shown excellent preliminary stability in several storage conditions, with the material being stable for at least 12 months.

The initial dosage form developed will be a subcutaneous injection. Because PT00114 is also amenable to other routes of administration including sublingually or intra-nasally, we will be doing preliminary process work to develop these formulations, and anticipate using one of these dosage forms in later stage clinical studies.

Technology License Agreement

On July 31, 2005, the Company had entered into a Technology License Agreement (“License Agreement”) with the University of Toronto (the “University” or “UT”) pursuant to which the University agreed to license to the Company patent rights and other intellectual property, among other things (the “Technologies”). The Technology License Agreement was amended on February 18, 2015. Unless terminated, the term of this agreement shall terminate on the expiration or invalidity of the last issued Patent in the License Agreement.

Pursuant to the License Agreement and its amendment, the Company obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement and amendment. In consideration, the Company agreed to pay to the University a royalty payment of 2.5% of net sales of any product based on the Technologies. If the Company elects to sublicense any rights under the License Agreement and amendment, the Company agrees to pay to the University 10% of any up-front sub-license fees for any sub-licenses that occurred on or after September 9, 2006, and, on behalf of the sub-licensee, 2.5% of net sales by the sub-licensee of all products based on the Technologies. The Company had no sales revenue for the year ended December 31, 2016 and therefore was not subject to paying any royalties.

In the event the Company fails to provide the University with semi-annual reports on the progress or fails to continue to make reasonable commercial efforts towards obtaining regulatory approval for products based on the Technologies, the University may convert our exclusive license into a non-exclusive arrangement. Interest on any amounts owed under the License Agreement and amendment will be at 3% per annum. All intellectual property rights resulting from the Technologies or improvements thereon will remain the property of the other inventors and/or Dr. David Lovejoy at the University, and/or the University, as the case may be. The Company has agreed to pay all out-of- pocket filing, prosecution and maintenance expenses in connection with any patents relating to the Technologies. In the case of infringement upon any patents relating to the Technologies, the Company may elect, at its own expense, to bring a cause of action asserting such infringement. In such a case, after deducting any legal expenses the Company may incur, any settlement proceeds will be subject to the 2.5% royalty payment owed to the University under the License Agreement and amendment.

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The patent applications were made in the name of Dr. Lovejoy and other inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License Agreement and its amendment with the University. The Company maintains exclusive licensing agreements and it currently controls the six intellectual patent properties.

Sales and Marketing

We currently have no sales, marketing or distribution capabilities. In order to commercially market PT00114 and any product candidates we develop in the future, we would either need to develop an internal sales team and marketing department or collaborate with third parties who have sales and marketing capabilities. As we enter the clinic in 2021, we anticipate working with a Market Access expert or consultancy to better understand clinician and payor dynamics in the therapeutic areas we are focused on, so that, as we begin later stage studies, we are working on a deeper commercial assessment in parallel. We have done some high level benchmarking of pricing based on the current landscape of approved and available therapies for psychiatric disorders we are targeting, both in the generics and on-patent realms.

Competition

The pharmaceutical and biotechnology industries are highly competitive and characterized by rapidly evolving technology and intense research and development efforts. We expect to compete with companies, including major international pharmaceutical companies, and other institutions that have substantially greater financial, research and development, marketing and sales capabilities and have substantially greater experience in undertaking preclinical and clinical testing of products, obtaining regulatory approvals and marketing and selling biopharmaceutical products. We will face competition based on, among other things, product efficacy and safety, the timing and scope of regulatory approvals, product ease of use and price.

Despite a large patient population and current treatments that leave much room for improvement, the developmental pipelines are sparse and few novel candidates are in development. The serendipitous discoveries of current drug classes, side effects and lack of efficacy have led to shrinkage or extinction of many pharma or small biotech neuroscience research programs.

Set forth below is a discussion of competitive factors for each of the current drug classes commercially available for TRD, and the competitive advantages that we believe PT00114 may offer. The basis for our beliefs regarding the competitive advantages that PT00114 may offer over its competitors is our own pre-clinical animal studies. We acknowledge that these beliefs and conclusions about competitive advantages must be regarded as theoretical until such time as we have human clinical data that supports and re-affirms the results seen in the pre-clinical animal studies.

Opioid receptor modulators

Opioid receptor modulators have the potential to be therapeutic drugs for TRD but have a high likelihood of abuse and thus regulatory restrictions. We believe that our competitive advantage is that PT00114 targets a different receptor system therefore it is not likely to have a clinical overlap with opioid receptor modulators.

Atypical Antipsychotics with antidepressant effects (dopamine receptor modulators)

Brexpiprazole (Rexulti from Otsuka) is a dopamine (D2 receptor) partial stimulator (agonist) approved as an oral adjunctive TRD therapy. Its side effects include suicidal risk, weight gain and restlessness. Cariprazine (Vraylar from AbbVie) is an oral dopamine D2 and D3 receptor antagonist approved for schizophrenia and bipolar disorder in development for TRD. The most common side effects reported were extrapyramidal symptoms, the urge to move (akathisia), indigestion (dyspepsia), vomiting, drowsiness (somnolence) and restlessness. We believe that our competitive advantage is that PT00114, due to its low toxicity profile, will be clinically preferable to these antipsychotic drugs.

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Ketamine and Esketamine

Ketamine and Esketamine (Spratavo nasal spray from Johnson & Johnson) the S(+) enantiomer of the drug ketamine act primarily as a non-competitive NMDA receptor antagonist, but is also a dopamine reuptake inhibitor. Although ketamine is used off-label and Esketamine was recently approved for TRD, limitations and concerns around use limit uptake in a broader population. We believe that our competitive advantage is that the toxicity profile is likely to be less favorable when compared with PT00114.

GABA receptor modulators

GABA receptors, when bound by inhibitory neurotransmitters found throughout the brain, act as a brake on nerve activity. Sage Therapeutics is developing multiple compounds that target this mechanism and more candidates are expected to come from this therapeutic class that may present a competitive challenge for PT00114.

NMDA receptor modulators

The N-methyl-D-aspartate (or “NMDA”) receptor is a molecule that appears on the surface of neurons. When “activated” by a drug that binds with it, the NMDA receptor is a potential natural way to counteract TRD. More candidates are expected to come from this therapeutic class that may present a competitive challenge for PT00114.

PT00114’s Competitive Advantages

Our preclinical data and the corroborated mechanism of action of PT00114 indicates its advantages as compared to current approved therapies:

●	PT00114 has a rapid onset of action in animal anxiety and depression models as compared with other TRD drugs

●	PT00114’s effects are long-lasting and potent (single 1-10 nmole/kg dose lasts up to one week for glucose/insulin blood-based biomarkers)

●	PT00114 is rapidly cleared (its “half-life” is 5-10min if given intravenously (IV), 20-30 minutes if given subcutaneously (SC)

●	PT00114 naturally crosses the blood brain barrier

●	PT00114 is an L-isomer, a naturally modified peptide, therefore liver toxicities typically associated with other psychiatric therapies are not anticipated

●	PT00114 is stable when lyophilized form, making it delivery in an oral or nasal formulation feasible

●

PT00114 will be manufactured by standard solid phase chemistry, which is less expensive than manufacturing processes required by other TRD drugs

Studies have demonstrated that the compound does not caused dependency following multiple administrations

Intellectual Property

We believe that patents, trademarks, copyrights and other proprietary rights are important to our business. We also rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. We seek to protect our intellectual property rights by a variety of means, including obtaining patents, maintaining trade secrets and proprietary know-how, and technological innovation to operate without infringing on the proprietary rights of others and to prevent others from infringing on our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, actively seeking patent protection in the United States and foreign countries.

As of December 15, 2020, we have four patents issued by the Governments of the United States, Canada, European Union (validated in Germany, France and Great Britain) and Australia on our original platform technology The patent applications were made in the name of Dr. David A. Lovejoy and inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License Agreement with UT. We have three further issued patents and 8 pending patent applications in related technology that the company has rights in or own.

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We also rely upon trade secrets, confidentiality agreements, proprietary know-how and continuing technological innovation to remain competitive, especially where we do not believe patent protection is appropriate or obtainable. We continue to seek ways to protect our proprietary technology and trade secrets, including entering into confidentiality or license agreements with our employees and consultants, and controlling access to and distribution of our technologies and other proprietary information. While we use these and other reasonable security measures to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our proprietary information to competitors.

Our commercial success will depend in part on our ability to operate without infringing upon the patents and proprietary rights of third parties. It is uncertain whether the issuance of any third-party patents would require us to alter our products or technology, obtain licenses or cease certain activities. Our failure to obtain a license to technology that we may require to discover, develop or commercialize our future products may have a material adverse impact on us. One or more third-party patents or patent applications may conflict with patent applications to which we have rights. Any such conflict may substantially reduce the coverage of any rights that may issue from the patent applications to which we have rights. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference proceedings in the USPTO to determine priority of invention.

We may collaborate in the future with other entities on research, development and commercialization activities. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our subsidiaries, collaborators, partners, licensors and consultants. As a result, we may not be able to maintain our proprietary position.

As of December 15, 2020, we own or have rights in the following intellectual property:

TENEURIN C-TERMINAL ASSOCIATED PEPTIDES (TCAP) AND METHODS AND USES THEREOF*
COUNTRY	FILED	SERIAL#	ISSUED	PATENT#	STATUS
AUSTRALIA	05/02/2003	2003221575	09/23/2011	2003221575	ISSUED
CANADA	05/02/2003	2,482,810	06/10/2014	2,482,810	ISSUED
EUROPEAN PATENT (Validated in France (FR), Germany (DE) and Great Britain (GB)	05/02/2003	03717086.7	03/12/2014	1499635	ISSUED
UNITED STATES	11/01/2004	10/510,959	01/03/2012	8,088,889	ISSUED

A METHOD FOR REGULATING NEURITE GROWTH*
COUNTRY	FILED	SERIAL#	ISSUED	PATENT#	STATUS
UNITED STATES	06/19/2012 (Continuation)	13/527,414	08/01/2017	9,718,857	ISSUED

A METHOD FOR MODULATING INSULIN-INDEPENDENT GLUCOSE TRANSPORT USING TENEURIN C-TERMINAL ASSOCIATED PEPTIDE (TCAP)*
COUNTRY	FILED	SERIAL#	ISSUED	PATENT#	STATUS
CANADA	07/21/2015	2,955,410			PENDING
GREAT BRITAIN	07/21/2015	1702638.6	07/21/2020	2543996	ISSUED
UNITED STATES	01/17/2017	15/326,735	04/14/2020	10,617,736	ISSUED

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COMPOSITIONS, METHODS AND USES FOR ENHANCING MUSCLE FUNCTION*
COUNTRY	FILED	SERIAL#	ISSUED	PATENT#	STATUS
US	03/25/2019	16/336,334			PENDING
CA	09/26/2017	3,038,169			PENDING

COMPOSITIONS, METHODS AND USES FOR TREATING POST-TRAUMATIC STRESS DISORDER *
COUNTRY	FILED	SERIAL#	ISSUED	PATENT#	STATUS
UNITED STATES	04/10/2020	16/755,372			PENDING
CANADA	04/14/2020	3,079,724			PENDING

COMPOSITIONS, METHODS AND USES OF A TENEURIN C-TERMINAL ASSOCIATED PEPTIDE-1 (TCAP-1) FOR TREATING OPIOID ADDICTION
COUNTRY	FILED	SERIAL#	ISSUED	PATENT#	STATUS
CANADA	09/11/2020	3,093,841			PENDING
UNITED STATES		16/980,176			PENDING
EUROPE	10/12/2020	19712494.4			PENDING

In the future we may file additional patent applications based on proprietary formulations and novel compounds in the TCAP family.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease. Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Properties

The Company does not currently own any real property. The Company leases office space for its principal executive office located at 149 Fifth Avenue, Suite 500, New York, New York 10010.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

Subsidiary

PTI Canada was incorporated in 2006 in the Province on Ontario, Canada. PTI Canada is a wholly-owned subsidiary of Protagenic. It provides operational support and assistance for the implementation of corporate and operational activities conducted in Canada. It also oversees and supports research and development activities conducted under auspices of UT. PTI Canada has three directors: Garo H. Armen (Chairman), Alexander K. Arrow and Vigen Nazarian. PTI Canada also has one part-time consultant, Robert Ziroyan. PTI Canada also benefits through tax incentive programs provided by the governments of Canada and the Province of Ontario. We derived credits from Canadian research and development tax credits for the years ended December 31, 2020 and 2019 of $16,830 and $23,014, respectively.

Employees

We currently have two part-time employees. We also engage consultants and temporary employees from time to time to provide services that relate to our research and development activities as well as for general administrative and accounting services. We believe that our current personnel are capable of meeting our operating requirements in the near term. We expect that as our business grows we may hire additional personnel to handle the increased demands on our operations, preclinical and clinical activities.

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MANAGEMENT AND BOARD OF DIRECTORS

The following sets forth certain information with respect to our executive officers and directors.

Name	Age	Position(s)
Garo H. Armen	68	Executive Chairman of the Board of Directors
Alexander K. Arrow	50	Chief Financial Officer
Robert B. Stein	70	Director, Chief Medical Officer
Andrew Slee	71	Chief Operating Officer
Khalil Barrage	56	Director
Josh Silverman	51	Director
Brian Corvese	63	Director
Jennifer Buell	46	Director

Garo H. Armen, PhD, Executive Chairman, is one of our founders and joined us in September 2004. Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., a biotechnology company he co-founded in 1994. From mid-2002 through 2004, he also served as Chairman of the Board of directors of the biopharmaceutical company Elan Corporation, plc, which he successfully restructured. Prior to Agenus Inc., Dr. Armen established Armen Partners, a money management firm specializing in biotechnology and pharmaceutical companies, and was the architect of the widely publicized creation of the Immunex Lederle oncology business in 1993. Earlier, he was a senior vice president of research at Dean Witter Reynolds, having begun his career on Wall Street as an analyst and investment banker at EF Hutton. In 2002, Dr. Armen founded the Children of Armenia Fund, a nonprofit organization dedicated to significantly rebuilding and revitalizing impoverished rural Armenian towns to provide immediate and sustainable benefits to children and youth. He received the Ellis Island Medal of Honor in 2004 for his humanitarian efforts, and received the Sabin Humanitarian Award from the Sabin Vaccine Institute in 2006 for his achievements in biotechnology and progressing medical research. Dr. Armen was also the Ernst & Young 2002 New York City Biotechnology Entrepreneur of the Year, and received a Wings of Hope Award in 2005 from The Melanoma Research Foundation for his ongoing commitment to the melanoma community. Dr. Armen received a PhD in physical chemistry from the Graduate Center, City University of New York, after which he worked as a research fellow at Brookhaven National Laboratories in Long Island, NY.

Alexander K. Arrow, MD, CFA –Chief Financial Officer. Dr. Arrow became our Chief Financial Officer in February 2016. Dr. Arrow is the Chief Financial Officer of Carlsmed, Inc, a spinal implant manufacturer whose mission is to improve outcomes and decrease the cost of healthcare for complex spine surgery and beyond. He serves on the Boards of Zelegent, Inc., supplier of a minimally-invasive snoring alleviation tool, and Paragonix Technologies, supplier of the leading solid organ transportation device. Previously, Dr. Arrow served as a director of Neumedicines, Inc., a company developing protein therapeutics in Oncology, Hematology and Immunology, and as a director and as Chairman of the Audit and Compensation Committees of Biolase, Inc. (NASDAQ: BIOL) from 2010 through 2014, as well as the President and Chief Operating Officer. Biolase, Inc. is the leading manufacturer of dental lasers. Before Biolase, he was the Chief Medical and Strategic Officer of Circuit Therapeutics, Inc., in the field of optogenetics. From 2007 through 2012, Dr. Arrow was the Chief Financial Officer of Arstasis, Inc., a cardiology device manufacturer. From 2002 to 2007, he headed medical technology equity research at the global investment bank Lazard Capital markets, LLC. Dr. Arrow spent two years 1999-2001 as Chief Financial Officer of the Patent & License Exchange, and three years as the life sciences research analyst at Wedbush Morgan Securities. He received his CFA in 1999. He was awarded an M.D. from Harvard Medical School in 1996 and a B.A. in Biophysics, magna cum laude, from Cornell University in 1992.

Robert B. Stein, PhD. MD, Director, Chief Medical Officer, joined us effective the closing of the Merger in February, 2016. Dr. Robert B. Stein retired as President of R&D at Agenus Inc. in April 2017. He continues as Senior Advisor, R&D for both Agenus, Inc. and its cell therapy subsidiary AgenTus. Dr. Robert B. Stein lead Agenus’ Research, Preclinical Development and Translational Medicine functions. He helps shape clinical development strategy for vaccines and adjuvants. Additionally, he lead integration of the 4-Antibody, PhosImmune, and Xoma Pilot Plant acquisitions, which includes the company’s fully human antibody drug discovery and optimization technology platform, and portfolio of immune checkpoint antibody programs. Over his 35 years of experience in the biopharmaceutical industry he played a pivotal role in bringing to the market Sustiva®, Fablyn®, Viviant®, PanRetin®, TargRetin®, Promacta® and Eliquis®. Prior to joining Agenus, he held executive management positions at Ligand Pharmaceuticals, DuPont Merck, Incyte Pharmaceuticals, Roche Palo Alto and KineMed. Dr. Stein began his career at Merck, Sharp and Dohme. He holds an MD and a PhD in Physiology & Pharmacology from Duke University. Dr. Stein filed a personal voluntary bankruptcy petition under Chapter 7 in August of 2012 and the bankruptcy was discharged in May 2013.

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Andrew Slee, PhD, Chief Operating Officer. Dr. Andy Slee joined us in April 2016. During his 37-year pharmaceutical career, Mr. Slee has taken several drugs from inception through all their pre-clinical and early clinical testing. During the past 37 years, he has worked for Preclinical CROs, immune-oncology companies and natural product companies focusing on anti-infectives, cancer, CNS, diabetes and inflammatory diseases. Spreading his influence beyond a single company, he created and ran his own Contract Research Organization (CRO), VivoSource Laboratories, which for ten years from 2003 to 2013 provided preclinical proof of concept catering to biopharmaceutical companies. For the 18 years before that, Dr. Slee shepherded multiple pharma targets in several therapeutic areas from inception onward at DuPont Pharmaceuticals. He is a graduate of Syracuse University and Leeds University.

Khalil Barrage, Director, joined us in July, 2007. Mr. Khalil Barrage has served as a Managing Director of The Invus Group, LLC since 2003, in charge of the Public Equities Group that he set up in September 2003. Invus manages over $3B of capital, with a primary focus is on private equity investments, biotechnology and health care. In addition, Invus manages a fund-of-funds liquid alternative investment and, most recently, the newly established public equities portfolio activity. Mr. Barrage is a value investor. He started his career in 1988 with The Olayan Group, a multibillion private group. He was in charge of the group’s US public equities portfolio, overseeing more than $2 billion of assets. Mr. Barrage holds a BA from American University of Beirut.

Brian J. Corvese, Director, joined us on July 28, 2017, filling the open board seat vacated by Gregory H. Ekizian. Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the board of directors of Agenus Inc. and the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

Joshua Silverman, Director, Mr. Silverman currently serves as the managing member of Parkfield Funding LLC. Mr. Silverman was the co-founder, and a principal and managing partner of Iroquois Capital Management, LLC (“Iroquois”), an investment advisory firm. Since its inception in 2003 until July 2016, Mr. Silverman served as co-chief investment officer of Iroquois. While at Iroquois, he designed and executed complex transactions, structuring and negotiating investments in both public and private companies and has often been called upon by the companies solve inefficiencies as they relate to corporate structure, cash flow, and management. From 2000 to 2003, Mr. Silverman served as co-chief investment officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as assistant press secretary to the president of the United States. Mr. Silverman currently serves as a director of Akers Biosciences, Inc., AYRO, Inc., Protagenic Therapeutics, Petros Pharmaceuticals, Inc. and Synaptogenix, Inc. all of which are public companies. He previously served as a director of National Holdings Corporation from July 2014 through August 2016 and as a director of Marker Therapeutics, Inc. from August 2016 until October 2018. Mr. Silverman received his B.A. from Lehigh University in 1992.

Jennifer Buell, PhD, Director, joined our board in July, 2020. Dr. Buell is the President and Chief Operating Officer of Agenus, Inc., where she has previously served as served as the Head of Global R&D operations, Head of Research, and Chief Communications and External Affairs Officer. With 20 years of biopharmaceutical R&D experience, Dr. Buell has extensive knowledge in advancing discovery candidates through development and experience communicating with external stakeholders including regulators, investors, and collaborators. She has a proven record of success in R&D leadership, most recently at Agenus, where she led high performing teams in advancing candidates into the clinic and delivered on key alliance collaborations. Prior to joining Agenus, Dr. Buell held leadership positions in R&D operations at Bristol-Myers Squibb and later was responsible for Program and Alliance Management at Harvard Clinical Research Institute (Baim), where she was involved in the development strategy and operations for a portfolio of industry and government sponsored clinical programs. Dr. Buell obtained her PhD in Cellular, Biochemical, and Molecular Biochemistry with an MS in Biostatistics from Tufts University.

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Consultants and Advisors

David A. Lovejoy, PhD, Scientific Advisor, is one of our founders and joined us in September 2004. He holds a PhD in Neuroendocrinology from the University of Victoria (Victoria, BC) and spent three years at the Clayton Foundation Laboratories for Peptide Biology at the Salk Institute (San Diego, CA) as a postdoctoral fellow. Dr. Lovejoy took his first academic appointment at the University of Manchester (Manchester, UK), one of the United Kingdom’s top-ranking research universities. He joined the University of Toronto (Toronto, Ontario) in 2000 and is currently Professor of Neuroendocrinology in the Department of Cell and Systems Biology at the University of Toronto. He is the author of more than 210 scientific publications including three books in the field and an Associate Editor for a scientific journal and is inventor or co-inventor on all of our intellectual property.

Dalia Barsyte PhD, Scientific Advisor. Dr. Dalia Barsyte received her PhD in molecular and cellular biology from the University of Manchester, UK. She did the postdoctoral training at the University of Manchester and Ontario Cancer Institute, and currently is a scientist at the University of Toronto, Structural Genomics Consortium, where she has been employed since 2009. Dr. Barsyte is an inventor on one of the key Protagenic patents and author of over 50 scientific publications in oncology and neuroscience. Dr. Barsyte’s scientific interests include exploring chemical biology in therapeutic target validation through peptide or small molecule chemical probe compounds as well as novel in vitro models of disease based on patient derived cell culture.

Zack Armen, Strategic Advisor Zack became involved with Protagenic in Fall 2018, and brings experience in strategic finance and life sciences venture investing to the company through roles at Goldman Sachs, Flagship Pioneering, CiBO Technologies, and his current role as Director of Corporate Development at Valo Health.

Director Independence

Each of Messrs. Corvese, Silverman, and Barrage, and Dr. Buell are “independent” members of our board of directors as “independence” is defined in Nasdaq Marketplace Rule 5605(a)(2).

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by our stockholders or us to become directors or executive officers. There is one family relationship between Strategic Advisor Zack Armen and our Executive Chairman, Garo Armen (Garo Armen is Zack Armen’s father).

Voting Agreement

On February 12, 2016, the Company and certain of its stockholders (currently representing approximately 43% of the Company’s issued and outstanding common stock), including Messrs. Armen, Arrow and Ekizian and Strategic Bio Partners, LLC, entered into a voting agreement whereby these stockholders agreed to vote in favor of setting and maintaining the size of the Board at five directors (unless increased by the Board), the election of one director designated by Strategic Bio Partners, LLC (Mr. Silverman”) and the election of four directors designated by Mr. Garo (so long as Mr. Garo is an officer or director of the Company). The voting agreement terminated on February 12, 2019.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

except as set forth above with respect to Dr. Stein, had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Business Conduct and Ethics

On February 24, 2017, we adopted a written Code of Business Conduct and Ethics, Guidelines on Significant Governance Issues, and Process for Security Holder Communications with Directors (the “Codes”). All of our directors and employees are required to abide by the Codes, to comply with Nasdaq and SEC requirements to insure that the Company’s business is conducted in a consistently legal and ethical manner. Both Codes cover areas of professional conduct that include conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The full text of each Code has been filed as an exhibit with the SEC.

Board Committees

Our board of directors has established five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Science Committee and a Clinical and Regulatory Committee. Each of these committees will operate under a charter that has been approved by our board of directors.

Audit Committee. The Audit Committee will oversee and monitor our financial reporting process and internal control system, review and evaluate the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee will review and approve all transactions with affiliated parties. The Audit Committee shall be comprised on two or more independent directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Audit Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC, and SEC regulations, as well as any other applicable requirements. Messrs. Corvese (Committee Chairperson) and Barrage comprise the Audit Committee, each of whom meets the independence requirements. In addition, the Board also designated Brian Corvese as an “audit committee financial expert,” as that term is defined by the NSADAQ Listing Rules and SEC regulations.

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Compensation Committee. The Compensation Committee will provide advice and make recommendations to the board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee will also review the compensation of our President, Chief Executive Officer, and other officers and make recommendations in that regard to the board as a whole. The Compensation Committee shall be comprised on three or more directors who shall be appointed annually and subject to removal by the Board at any time. The Compensation Committee must have at least two members, and must consist solely of independent directors. Messrs. Barrage, Corvese, and Silverman comprise the Compensation Committee and are all independent.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will nominate individuals to be elected to the full board by our stockholders. The Nominating and Corporate Governance Committee will determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders. The Compensation Committee shall be comprised on three or more directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Nominating and Corporate Governance Committee may or may not meet the independence requirements of The NASDAQ Stock Market, LLC and SEC regulations. Messrs. Silverman (Committee Chairperson), and Drs. Armen and Stein comprise the Nominating and Corporate Governance Committee.

Science Committee. The Science Committee will meet regularly to review the strategic direction being taken by Management with respect to developing the Company’s scientific assets. A key function of the Science Committee is to ensure that the Company is targeting disease indications for its drug candidates that take full advantage of the drug candidates’ potential, within the constraints of the working capital available to the Company. This process is expected to continually necessitate difficult choices concerning how many disease targets to pursue. The Science Committee will be directly responsible for the appointment, compensation and oversight of the Company’s top scientific staff. The Science Committee will review and approve all major contractual agreements with contract research organizations. The Science Committee shall be comprised on two or more directors who shall be appointed annually and subject to removal by the Board at any time. Drs. Stein (Committee Chairperson), Armen and Mr. Silverman comprise the Science Committee.

Clinical and Regulatory Committee: The Clinical and Regulatory committee will meet at least once per year to review progress of the clinical trial programs of the Company. The Clinical and Regulatory committee was created in July 2020 and Dr. Jennifer Buell was appointed as its chair.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with the company.

We have entered into indemnification agreements with each of our directors and executive officers. It is anticipated that future directors and officers will enter into an Indemnification Agreement with us in substantially similar form. The Indemnification Agreement provides, among other things, that we will indemnify and hold harmless each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. The Indemnification Agreement further provides that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the Indemnification Agreement, an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. The Indemnification Agreement also requires us to maintain in full force and effect directors’ liability insurance on the terms described in the Indemnification Agreement. If indemnification under the Indemnification Agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

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EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding each element of compensation that we paid or awarded to our named executive officers for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period. The individuals listed below shall be referred to as the “Named Executive Officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)

Garo H. Armen,	2020	0	0	0	$411,185	(1)	0	0	0	$411,185
Chairman	2019	0	0	0	$0		0	0	0	$0

Alexander K. Arrow,	2020	$38,462	$0	$0	$564,067	(2)	$0	$0	0	$602,529
Chief Financial Officer	2019	$9,094	$0	$0	$81,977	(2)	$0	$0	0	$91,071

(1)	We use the Black-Scholes option pricing model to value the options granted. On February 13, 2020, Dr. Armen was granted 300,000 options (exercise price of $1.75/option) under the 2016 Equity Compensation Plan.

(2)	We use the Black-Scholes option pricing model to value the options granted. On February 1, 2019, Dr. Arrow was granted 41,667 options (exercise price of $1.75/option) under the 2016 Equity Compensation Plan in lieu of two months cash salary. On February 13, 2020, Dr. Arrow was granted 120,000 options (exercise price $1.75/option) under the 2016 Equity Compensation Plan. On February 13, 2020, he was granted 187,497 options (exercise price of $1.75/option) in lieu of nine months of cash salary. On July 18, 2020, he was granted 124,998 options (exercise price $1.75/option) in lieu of six months of cash salary.

Employment Arrangements with Officers and Directors

Dr. Alexander Arrow, our Chief Financial Officer, receives base compensation of $125,000 per year for his part-time work for us, except for an 19-month period from February 2019 through August 2020 during which he received zero cash salary and three grants totaling 354,162 options in lieu of cash salary. From 2016 through 2020, cumulatively, Dr. Arrow received 100,000 options under the 2006 Plan and three grants totaling 335,000 incentive options in the aggregate under the 2016 plan with exercise prices of $1.25 and $1.75 per share. The terms of Dr. Arrow’s option grants include full vesting acceleration upon a change of control.

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Consulting Agreements

Andrew Slee, PhD, Chief Operating Officer. In December 2020, we entered into a consulting agreement with Dr. Slee to act as our Chief Operating Officer. We granted Dr. Slee (i) 100,000 options on April 15, 2016, at an exercise price of $1.25 per option, (ii) 75,000 options on October 16, 2017, at an exercise price of $1.75 per option, and (iii) 75,000 options on July 18, 2020, at an exercise price of $1.25 per option, and (v) 150,000 options on February 13, 2020, at an exercise price of $1.75 per option.

Dalia Barsyte PhD, Scientific Advisor. Our subsidiary, Protagenic Therapeutics Canada (2006) Inc., entered into a consulting agreement with Dr. Dalia Barsyte. Dr. Barsyte is responsible for overseeing i) design and development of ELISA assays for measuring TCAP, ii) evaluation of TCAP exposure biomarker assay, iii) development of pipeline peptides, iv) development of clinically compatible formulations for TCAP, as well as all of the bench research and development of formulation and extraction methods. Her consulting agreement is effective through December 2017. She is compensated at the rate of up to $3,000 (Canadian) per month, if she works at least 20 hours on behalf of the Company. As well, we have granted Dr. Barsyte 10,000 shares of our common stock and ten-year options to purchase 150,000 shares of our common stock. Options to purchase 100,000 shares of common stock, at an exercise price of $1.00 per share, have fully vested; the options to purchase the remaining 50,000 shares of common stock, at an exercise price of $1.25 per share, vested in March 2016. On October 16, 2017, we granted Dr. Barsyte another ten-year option to purchase 20,000 shares of our common stock at an exercise price of $1.75 per share. On February 13, 2020, we granted Dr. Barsyte a ten-year option to purchase 10,000 shares of our common stock at an exercise price of $1.75 per share.

Robert B. Stein, PhD, MD, Director, Chief Medical Officer. We entered into a consulting agreement with Dr. Stein effective January 2015, and amended and restated this consulting agreement in December 2020 to appoint Dr. Stein as our Chief Medical Officer. Dr. Stein is responsible for providing us with technical and advisory services related to our research and development efforts. On January 23, 2015, we granted Dr. Stein ten-year options to purchase 200,000 shares of our common stock, at an exercise price of $1.25 per share (the “January Options”). The January Options are fully vested. We granted Dr. Stein (i) 40,000 options on April 15, 2016, at an exercise price of $1.25 per option, (ii) 200,000 options on October 16, 2017, at an exercise price of $1.75 per option, and (iii) 150,000 options on February 13, 2020, at an exercise price of $1.25 per option, bringing Dr. Stein’s total to 590,000 options..

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards made to our named executive officers that were outstanding at December 31, 2020.

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Garo H. Armen (1)	500,000	-	$1.25	April 15, 2026

Garo H. Armen (2)	250,000		$1.75	October 16, 2027

Garo H. Armen (3)	300,000		1.75	February 13, 2030

Alexander K. Arrow (4)	100,000	-	$1.25	February 12, 2026

Alexander K. Arrow (4)	140,000	-	$1.25	April 15, 2026

Alexander K. Arrow (5)	75,000		$1.75	October 16, 2027

Alexander K. Arrow (6)	41,667	-	$1.00	February 1, 2029

Alexander K. Arrow (7)	120,000		$1.75	February 13, 2030

Alexander K. Arrow (8)	187,497		$1.75	February 13, 2030

Alexander K. Arrow (9)	124,998		$1.75	July 18, 2030

Andrew Slee (10)	100,000		$1.25	April 15, 2026

Andrew Slee (11)	75,000		$1.75	October 16, 2027

Andrew Slee (12)	150,000		$1.75	February 13, 2030

Andrew Slee (13)	75,000		$1.25	July 18, 2030

Robert B. Stein (14)	200,000		$1.25	January 22, 2025

Robert B. Stein (15)	40,000		$1.25	April 15, 2026

Robert B. Stein (16)	200,000		$1.75	October 16, 2027

Robert B. Stein (17)	150,000		$1.75	February 13, 2030

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(1)	Dr. Armen was granted a 500,000 share option grant on April 15, 2016

(2)	Dr. Armen was granted a 250,000 share option grant on October 16, 2017.

(3)	Dr. Armen was granted a 300,000 share option grant on February 13, 2020.

(4)	Dr. Arrow was granted a 100,000 share option grant on February 12, 2016, and a 140,000 share option grant on April 15, 2016

(5)	Dr. Arrow was granted a 75,000 share option grant on October 16, 2017.

(6)	Dr. Arrow was granted a 41,667 share option grant on February 1, 2019.

(7)	Dr. Arrow was granted a 120,000 share option grant on February 13, 2020.

(8)	Dr. Arrow was granted a 187,497 share option grant on February 13, 2020.

(9)	Dr. Arrow was granted a 124,998 share option grant on July 18, 2020.

(10)	Dr. Slee was granted a 100,000 shares option grant on April 15, 2016.

(11)	Dr. Slee was granted a 75,000 shares option grant on October 16, 2017.

(12)	Dr. Slee was granted a 150,000 shares option grant on February 13, 2020.

(13)	Dr. Slee was granted a 75,000 shares option grant on July 18, 2020.

(14)	Dr. Stein was granted a 200,000 shares option grant on January 22, 2015.

(15)	Dr. Stein was granted a 40,000 shares option grant on April 15, 2016.

(16)	Dr. Stein was granted a 200,000 shares option grant on October 16, 2017.

(17)	Dr. Stein was granted a 150,000 shares option grant on February 13, 2020.

For Drs. Armen and Arrow, following a qualified Change of Control, a resignation for Good Reason, or an involuntary termination other than For Cause, 100% of the executives’ then-unvested options shall become immediately vested.

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Director Compensation

During fiscal year 2020 we issued 45,000 options with an exercise price of $1.75 to Dr. Buell for her services on the Board.

Going forward, on April 15 of each fiscal year, we plan to grant each non-employee director an option under the 2016 Plan to purchase 40,000 shares of common stock, as well as an option to purchase 5,000 shares for each committee which they chair. No additional options shall be granted for serving on a committee without being its chair. All options will be granted at fair market value, as defined in the 2016 Plan, on the date of grant, and will vest over a three-year period in equal monthly installments. Vesting will accelerate in certain circumstances, such as a change of control of the Company, and unvested options will terminate upon the cessation of an individual’s service to us as a director.

Non-employee directors may be reimbursed for their reasonable expenses in attending Board and committee meetings.

We entered into an amended and restated consulting agreement during fiscal year 2020 with Robert B. Stein, PhD, MD, under which we issued 150,000 options on February 13, 2020, at an exercise price of $1.25 per option.

Equity Compensation Plans

Equity Compensation Plan Information

Plan category	(a) No. of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	10,477,685	$1.27	1,122,918

Equity compensation plans not approved by security holders	0	0	0

Total	10,477,685	$1.27	1,122,918

2006 Employee, Director and Consultant Stock Plan

On June 17, 2016, our stockholders adopted our 2016 Equity Compensation Plan and, as a result, we terminated the 2006 Plan. We will not grant any further awards under the 2006 Plan. All outstanding grants under the 2006 Plan will continue in effect in accordance with the terms of the particular grant and the 2006 Plan.

The following description of the pertinent terms of the 2006 Plan is a summary and is qualified in its entirety by the full text of the 2006 Plan.

Administration. The administrator (the “Administrator”) of the 2006 Plan is the Board of Directors, except to the extent the Board of Directors delegates its authority to the Compensation committee (the “Committee”) of the Board, in which case the Committee shall be the Administrator.

Terms and Conditions of Options. Options granted under the 2006 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Administrator will determine the exercise price of options granted under the 2006 Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a ten-percent stockholder).

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If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value will generally be the closing sale price on the date of grant. If the common stock is not traded on a stock exchange or national market system on the date of grant, the fair market value will generally be the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the trading day on which common stock was traded immediately preceding the applicable date. If no such prices are available, the fair market value shall be determined in good faith by the Administrator.

No option intended to qualify as an ISO may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2006 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the exercise price of an option may be paid (a) in cash or by certified bank check, (b) at the discretion of the Administrator, through delivery of shares of our common stock held for at least six months having a fair market value equal to the purchase price, (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of the above methods.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Effect of Certain Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the Shares then subject to such options; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable), within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares of common stock subject to such options (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable) over the exercise price thereof.

Tax Withholding. As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2006 Plan to pay any federal, state or local taxes required by law to be withheld.

2016 Equity Compensation Plan

The following description of the principal terms of the 2016 Plan is a summary and is qualified in its entirety by the full text of the 2016 Plan.

Administration. The 2016 Plan is administered by the Compensation Committee of our Board of Directors, provided that the entire Board of Directors may act in lieu of the Compensation Committee on any matter, subject to certain requirements set forth in the 2016 Plan. The Compensation Committee may grant options to purchase shares of our common stock, stock appreciation rights, stock units, restricted shares of our common stock, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of award, and adopt, amend and rescind rules and regulations for the administration of the 2016 Plan. Subject to applicable law, the Compensation Committee may authorize one or more reporting persons (as defined in the 2016 Plan) or other officers to make awards (other than awards to reporting persons, or other officers whom the Compensation Committee has specifically authorized to make awards). No awards may be granted under the 2016 Plan on or after the ten-year anniversary of the adoption of the 2016 Plan by our Board of Directors, but awards granted prior to such tenth anniversary may extend beyond that date.

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Eligibility. Awards may be granted under the 2016 Plan to any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.

Shares Subject to the 2016 Plan. The aggregate number of shares of common stock proposed to be available for issuance in connection with options and awards granted under the 2016 Plan is 3,000,000 shares. Incentive Stock Options may, but need not be, granted with respect to all of the shares available for issuance under the 2016 Plan; provided, however, that the maximum aggregate number of shares of common stock which may be issued in respect of Incentive Stock Options (after giving effect to any increases pursuant to the “evergreen” provisions of the 2016 Plan discussed below) shall not exceed 6,000,000 shares, subject to adjustment in the event of stock, splits and similar transactions. If any award granted under the 2016 Plan payable in shares of common stock is forfeited, cancelled, or returned for failure to satisfy vesting requirements, otherwise terminates without payment being made, or if shares of common stock are withheld to cover withholding taxes on options or other awards, the number of shares of common stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2016 Plan.

In addition, the 2016 Plan contains an “evergreen” provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2016 Plan on January 1 of each year during the period beginning January 1, 2017, and ending on (and including) January 1, 2026. The annual increase in the number of shares shall be equal to (i) five point five percent (5.5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) with respect to shares of common stock which may be issued under the 2016 Plan other than in respect to Incentive Stock Options, the difference between (x) eighteen percent (18%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, and (y) the total number of shares of common stock reserved under the 2016 Plan on December 31st of such preceding calendar year (including shares subject to outstanding awards, issued pursuant to awards or available for future awards) if such amount is greater than the amount determined in (i) immediately above; provided, however, that our Board may act prior to the first day of any calendar year to provide that there shall be no increase such calendar year, or that the increase shall be a lesser number of shares of common stock than would otherwise occur. On January 1, 2017, 2019, and 2020, each year 564,378 shares of common stock were added to the 2016 Plan pursuant to this evergreen provision.

Terms and Conditions of Options. Options granted under the 2016 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2016 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our common stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value shall generally be the closing sale price as of such date, or if there were no trades recorded on such date, then the most recent date preceding such date on which trades were recorded. If on the date of grant the common stock is traded in an over-the-counter market, the fair market will generally be the average of the closing bid and asked prices for the shares of common stock as of such date, or, if there are no closing bid and asked prices for the shares of common stock on such date, then the average of the bid and asked prices for the shares of common stock on the most recent date preceding such date on which such closing bid and asked prices are available. If the common stock is not listed on a national securities exchange or national market system or traded in an over-the-counter market, the fair market value shall be determined by the Compensation Committee in a manner consistent with Section 409A of the Code. Notwithstanding the foregoing, if on the date of grant the common stock is listed on a stock exchange or is quoted on a national market system, or is traded in an over-the-counter market, then solely for purposes of determining the exercise price of any grant of a stock option or the base price of any grant of a stock appreciation right, the Compensation Committee may, in its discretion, base fair market value on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions of the common stock as reported by the exchange or market on which the common stock is traded. In addition, the determination of fair market value also may be made using any other method permitted under Treasury Regulation section 1.409A-1(b)(5)(iv).

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No option may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2016 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by bank check, or such other means as the Compensation Committee may accept. As set forth in an award agreement or otherwise determined by the Compensation Committee, in its sole discretion, at or after grant, payment in full or part of the exercise price of an option may be made (a) in the form of shares of common stock that have been held by the participant for such period as the Compensation Committee may deem appropriate for accounting purposes or otherwise, valued at the fair market value of such shares on the date of exercise; (ii) by surrendering to the Company shares of common stock otherwise receivable on exercise of the option; (iii) by a cashless exercise program implemented by the Compensation Committee in connection with the 2016 Plan; and/or (iv) by such other method as may be approved by the Compensation Committee and set forth in an award agreement.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient or the recipient’s guardian or legal representative. However, the Compensation Committee may permit the transfer of a nonqualified stock option, share-settled stock appreciation right, restricted stock award, performance share or share-settled other stock-based award either (a) by instrument to the participant’s immediate family (as defined in the 2016 Plan), (b) by instrument to an inter vivos or testamentary trust (or other entity) in which the award is to be passed to the participant’s designated beneficiaries, or (c) by gift to charitable institutions. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The Compensation Committee will determine the terms applicable to stock appreciation rights. The base price of a stock appreciation right will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our common stock with respect to the date of grant of such stock appreciation right. The maximum term of any SAR granted under the 2016 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the base price of such stock appreciation right, multiplied by

●	the number of shares as to which such stock appreciation right is exercised.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted common stock and/or stock units under the 2016 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the times of vesting or other payment of the restricted stock award. Stock unit awards may be granted with dividend equivalent rights, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Compensation Committee in its discretion. If any dividend equivalents are paid while a stock unit award is subject to restrictions, the dividend equivalents shall be subject to the same restrictions on transferability as the underlying stock units, unless otherwise set forth in an award agreement. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

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Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2016 Plan. Performance shares and performance units are awards which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards. The Compensation Committee may award Incentive Bonus Awards under the 2016 Plan. Incentive Bonus Awards may be based upon the attainment of specified levels of Company or subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Compensation Committee. Incentive Bonus Awards will be paid in cash or common stock, as set forth in an award agreement.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2016 Plan, including the grant or offer for sale of unrestricted shares of our common stock and payment in cash or otherwise of amounts based on the value of shares of common stock.

Section 162(m) Compliance. If stock or cash-based awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, any subsidiary or any division or operating unit thereof: (a) pre-tax income; (b) after-tax income; (c) net income; (d) operating income or profit; (e) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (f) earnings per share; (g) return on equity; (h) return on sales or revenues; (i) return on invested capital or assets; (j) cash, funds or earnings available for distribution; (k) appreciation in the fair market value of the common stock; (l) operating expenses; (m) implementation or completion of critical projects or processes; (n) return on investment; (o) total return to stockholders; (p) dividends paid; (q) net earnings growth; (r) related return ratios; (s) increase in revenues; (t) the Company’s published ranking against its peer group of pharmaceutical companies based on total stockholder return; (u) net earnings; (v) changes (or the absence of changes) in the per share or aggregate market price of the common stock; (w) number of securities sold; (x) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period; (y) total revenue growth; (z) economic value created; (aa) operating margin or profit margin; (bb) share price or total stockholder return; (cc) cost targets, reductions and savings, productivity and efficiencies; (dd) strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, progress with research and development activities, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (ee) objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and (ff) any combination of, or a specified increase or improvement in, any of the foregoing.

At the end of the performance period established in connection with any award, the Compensation Committee will determine the extent to which the performance goal or goals established for such award have been attained, and shall determine, on that basis, the number of performance shares or performance units included in such award that have been earned and as to which payment will be made. The Compensation Committee will certify in writing the extent to which it has determined that the performance goal or goals established by it for such award have been attained.

With respect to awards intended to be performance-based compensation under Section 162(m) of the Code, no participant of the 2016 Plan may receive in any one fiscal year (a) options or stock appreciation rights relating to more than 1,000,000 shares of our common stock, and (b) stock units, restricted shares, performance shares, performance units or other stock-based awards that are denominated in shares of common stock relating to more than 1,000,000 shares of our common stock in the aggregate. The maximum dollar value payable to any participant for a fiscal year of the Company with respect to stock units, performance units or incentive bonus awards or other stock-based awards that may be settled in cash or other property (other than common stock) is $1,500,000.

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Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2016 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance unit held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The 2016 Plan will remain in effect until March 2026, or, if earlier, when awards have been granted covering all available shares under the 2016 Plan or the 2016 Plan is otherwise terminated by the Board. The Board may amend the terms of awards in any manner not inconsistent with the 2016 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our Board of Directors may at any time amend, suspend, or terminate the 2016 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the 2016 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the 2016 Plan or changes the persons or classes of persons eligible to receive awards.

Tax Withholding. The Company has the power and right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulations to be withheld.

Recoupment Policy. Awards granted under the 2016 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Federal Income Tax Consequences. The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2016 Plan based on the federal income tax laws in effect on the date of this prospectus. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2016 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non-statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price, and the balance of the gain, if any, will be afforded capital gain treatment.

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For awards of stock grants, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time of the stock is granted rather than when it becomes vested). The stock grants will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

A participant is not deemed to receive any taxable income at the time an award of restricted stock units is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any).

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to certain of the Company’s other executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year).

Option Grants and Stock Awards

As of December 31, 2020, we had outstanding stock options to purchase 5,597,861 shares at an average exercise price of approximately $1.34 per share. Included in the total outstanding stock options were 0 stock options granted under the 2006 Plan in 2020 and 1,762,495 nonqualified stock options granted under the 2016 Plan in 2020 to our executive officers and others at an exercise price of $1.75 per share.

All awards to be made under the 2016 Plan are discretionary, subject to the terms of the 2016 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2016 Plan are generally not determinable at this time. The equity grant program for our non-employee directors is described under the Compensation of Directors section in this proxy statement. The following table summarizes these 2016 awards to our named executive officers, all executive officers and the non-executive officer employees and consultants.

New Plan Benefits Table

Name and Position	Number of Units (options)
Garo H. Armen, Executive Chairman	1,050,000	(1)
Alexander K. Arrow, Chief Financial Officer	689,162	(2)
Non-Executive Director Group (Mrs. Silverman, Corvese, Barrage, and Dr. Buell)	930,000	(3)
Non-Executive Officer Employee/Consultant Group (Dr. Slee, Dr. Stein, Mr. Z. Armen)	1,095,000	(4)

(1)	These options came from three grants in the 2016 plan: 500,000 options granted on April 15, 2016 with an exercise price of $1.25 per share, 250,000 options granted October 16, 2017 with an exercise price of $1.75 per share, and 300,000 options granted Feb 13, 2020 with an exercise price of $1.75 per share, each of which vest over three years in monthly installments.
(2)	These options came from six grants in the 2016 plan: 140,000 options granted April 15, 2016 with an exercise price of $1.25 per share, 75,000 options granted October 16, 2017 with an exercise price of $1.25 per share, 41,667 options granted Feb 1, 2019 with an exercise price of $1.00 per share, 187,497 options granted Feb 13, 2020 with an exercise price of $1.75 per share, 120,000 options granted Feb 13, 2020 with an exercise price of $1.75 per share, and 124,998 options granted July 18, 2020 with an exercise price of $1.75 per share, with various vesting schedules.
(3)	These options have exercise prices of either $1.25 or $1.75 per share with various vesting schedules
(4)	These options have exercise prices of either $1.25 or $1.75 with various vesting schedules

Director Compensation

During fiscal year 2015 we did not compensate directors who were not employees of the Company. On a going-forward basis we intend to make grants of options under the 2016 Plan, if it is adopted by our stockholders, to our non-employee directors, as follows:

On April 15 of each fiscal year, each non-employee directors will receive an option to purchase 40,000 shares of common stock, as well as an option to purchase 5,000 shares for each committee which they chair. No additional options shall be granted for serving on a committee without being its chair. All options will be granted at fair market value, as defined in the 2016 Plan, on the date of grant, and will vest over a three-year period in equal monthly installments. Vesting will accelerate in certain circumstances, such as a change of control of the Company, and unvested options will terminate upon the cessation of an individual’s service to us as a director.

Non-employee directors may be reimbursed for their reasonable expenses in attending Board and committee meetings.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 17, 2021, unless otherwise indicated, by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each director of the Company, (3) the Company’s current executive officers, and (4) all current directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering
Name of Beneficial Owner*	Number and Nature		Percent	Number and Nature	Percent

Garo H. Armen(1)	4,832,295	(2)	35%

Robert B. Stein(1)	590,000	(3)	5%

Khalil Barrage(1)	570,000	(4)	5%

Alexander K. Arrow(1)	830,755	(5)	7%

Larry N. Feinberg	800,000	(6)	7%

Brian J. Corvese(1)	215,000	(7)	2%

David A. Lovejoy	680,745	(8)	6%

Josh Silverman(1)	210,000	(9)	2%

Jennifer Buell	40,833	(10)	0%

Andrew Slee	216,406	(11)	2%

Hudson Bay Master Fund	949,530	(12)	8%

Iroquois Master Fund	832,755		7%

All directors and executive officers as a group (6 persons)	7,505,289	(13)	46%

* Unless otherwise noted, address for each party listed in the above table is c/o Protagenic Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

(1) Executive officer and/or director.

(2) Includes warrants to purchase 1,253,367 shares of common stock at an exercise price of approximately $1.00 per share. Includes 2,296,012 shares held in the name of Dr. Armen and 250,000 shares held in the name of the Garo H. Armen IRA, as to which Dr. Armen has sole voting and dispositive power. Also includes options to purchase 872,916 shares of common stock at an exercise price of $1.25 or $1.75 per share. Does not include options to purchase 177,084 shares that are not exercisable within 60 days of the date of this report. Also includes convertible note of $200,000 that converts at $1.25 per share for a total of 160,000 shares of common stock.

(3) Represents options to purchase 590,000 shares of common stock at an exercise price of $1.25 or $1.75 per share.

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(4) Includes 50,000 shares of common stock and options to purchase 360,000 shares of common stock at an exercise price of $1.25 or $1.75 per share. Also includes convertible note of $200,000 that converts at $1.25 per share for a total of 160,000 shares of common stock.

(5) Includes 100,000 shares held in the name of Dr. Arrow and 18,260 shares held in the name of the Alexander K. Arrow IRA, as to which Dr. Arrow has sole voting and dispositive power. Also includes options to purchase 712,495 shares of common stock at an exercise price of $1.00, $1.25 or $1.75 per share. Does not include options to purchase 76,667 shares of common stock in the aggregate that are not exercisable within 60 days of the date of this report.

(6) Includes 200,000 shares of common stock held in the name of Mr. Feinberg and warrants to purchase 600,000 shares of common stock at an exercise price of $1.00 per share.

(7) Includes options to purchase 215,000 shares of common stock at an exercise price of $1.75 per share.

(8) Includes 148,800 shares of common stock held in the name of Dr. Lovejoy and options to purchase 531,945 shares of common stock in the aggregate with an exercise price ranging from $1.00 to $1.75 per share. Does not include options to purchase 21,354 shares of common stock that are not exercisable within 60 days of the date of this report.

(9) Includes options to purchase 210,000 shares of common stock at an exercise price of $1.25 or $1.75 per share.

(10) Includes options to purchase 40,833 shares of common stock at an exercise price of $1.75 per share. Does not include options to purchase 104,167 shares of common stock that are not exercisable within 60 days of the date of this report.

(11) Includes options to purchase 216,406 shares of common stock at an exercise price of $1.25 or $1.75 per share. Does not include options to purchase 183,594 shares of common stock that are not exercisable within 60 days of the date of this report.

(12) Hudson Bay Master Fund Ltd. (the “Managing Member”). Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of HBC. Each of HBC, the Managing Member and Sander Gerber disclaims beneficial ownership over these securities.

(13) Includes warrants to purchase 1,253,367 shares of common stock and options to purchase 3,217,650 shares of common stock. Also includes convertible notes of $400,000 that converts at $1.25 per share for a total of 320,000 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $120,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

Certain Relationships and Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in Item 11, Executive Compensation.

Our principal offices are located at 149 Fifth Avenue, Suite 500, New York, New York 10010, in a conference room of Agenus, Inc. We utilize our principal office for quarterly board meetings and our annual shareholder meeting at no cost. Our personnel and consultants all work remotely, the Company’s basic science laboratory work is conducted in the Lovejoy Lab at the University of Toronto, and its preclinical efficacy work is conducted at CROs. Hence the Company does not have the need for a day-to-day physical office location other than a mailing address and conference room facility for meetings. For that reason, the Agenus conference room suits its purposes without imposing any inconveniences upon Agenus. Dr. Armen, our Executive Chairman, is also the Chairman and Chief Executive Officer of Agenus Inc.

2019-2020 Convertible Note Offering

Garo H. Armen and Khalil Barrage invested $200,000 and $200,000, respectively, in the Convertible Note Offering, on the same terms as all other Investors.

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DESCRIPTION OF SECURITIES

The following description is intended as a summary of our amended and restated certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part and which will be filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

Our current certificate of incorporation authorizes us to issue:

●	100,000,000 shares of common stock, par value $0.0001 per share; and

●	20,000,000 shares of Preferred Stock, par value $0.000001 per share, of which 18,000,000 shares have been designated as Series B preferred stock and the remainder of which have not been designated.

As of March 17, 2021, there were 10,521,506 shares of common stock outstanding and 872,766 shares of Series B Preferred Stock outstanding.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent).

Dividends. The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Rights. The holders of our common stock have no conversion rights.

Preemptive and Similar Rights. The holders of our common stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and non-assessable.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of “blank check” preferred, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders. Our board of directors has designated 18,000,000 of our preferred stock as Series B Preferred Stock.

Series B Preferred Stock

Voting. The holders of our Series B Preferred Stock are entitled to vote together with our common stock as a single class, on all matters on which the holders of the common stock are entitled to vote (or consent pursuant to written consent) Each share of Series B Preferred Stock will have a number of votes equal to one share of common stock.

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Dividends. The holders of Series B Preferred Stock are entitled to share, ratably and on an as-converted basis, in all dividends declared by our board of directors and paid to the holders of our common stock.

Liquidation. In the event of any liquidation, dissolution or winding up of our company, the assets available for distribution to our stockholders will be distributed among the holders of our Series B Preferred Stock and the holders of our common stock, pro rata, on an as-converted-to-common stock basis.

Conversion Rights. Under the terms of the Series B Preferred Stock, each share of Series Preferred B Stock was to convert into one shares of our common stock upon the Reverse Split unless (i) to the extent (but only to the extent) such conversion for a Series B Preferred Stock holder would violate the Springing Blocker and (ii) such holder has notified the Company in writing that it wants the Springing Blocker to apply to such holder. We had only one holder of our Series B Preferred Stock that notified the Company that it wanted the Springing Blocker to apply. As a result, only 872,766 shares of our Series B Preferred Stock remains outstanding following the Reverse Split. Any Series B Preferred Stock not converted as a result of this provision would automatically convert into common stock as soon as such conversion would not violate the Springing Blocker. Our Series B Preferred Stock will cease to be designated as a separate series of our preferred stock when all of such shares have converted into shares of our common stock.

Preemptive and Similar Rights. The holders of our Series B Preferred Stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to our Series B Preferred Stock. All of the outstanding shares of our Series B Preferred Stock are fully-paid and non-assessable.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

In addition to the provisions included in our Amended and Restated Certificate and Bylaws, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Warrants to be Sold to the Public

General. Two warrants together are exercisable to purchase one share of common stock at an exercise price of $ per share, which is a 25% premium over the unit price of the securities offered hereby. This exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised.

Form and Exchange Listing. We have applied for the listing of the warrants offered in this offering on The NASDAQ Capital Market under the symbol “PTIXW”. No assurance can be given that such listing will be approved or that a trading market will develop. Warrant Agent. The warrants will be issued in registered form under a warrant agency agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is four years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $ per share or 125% of the public offering price for each share of common stock and accompanying warrants in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Redemption. Beginning 90 days after the date of this prospectus, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.15 per warrant upon 30 days’ prior notice (which may be made via publication of a press release), at any time after the date on which the closing price of our common stock has equaled or exceeded $ (175% of the public offering price of the units) for at least five consecutive trading days, provided we have a current and effective registration statement available covering the exercise of the warrants. Notice of redemption may be made via publication of a press release or any other lawful means. If notice of redemption is made via publication of a press release, no other form of notice or publication will be required. If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Adjustments in Certain Events. We will make adjustments to the terms of the warrants if certain events occur as described below. If prior to the exercise of any warrants, we effect one or more stock splits, stock dividends or other increases or reductions of the number of shares of our common stock outstanding without receiving compensation therefor in money, services or property, the number of shares of common stock subject to the warrants shall (i) if a net increase shall have been effected in the number of outstanding shares of common stock, be proportionately increased, and the exercise price payable per share of common stock subject to the warrant shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of the common stock, be proportionately reduced and the exercise price payable per share of common stock subject to the warrant shall be proportionately increased. We may, in our sole discretion, lower the exercise price per share of common stock subject to the warrant at any time prior to the expiration date for a period of not less than 20 days.

In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrantholders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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SHARES ELIGIBLE FOR FUTURE SALE

Sale of restricted shares

Based on the number of shares of our common stock outstanding as of March              , 2021, upon the closing of the offering, and assuming no exercise of the underwriters’ option to purchase additional units, we will have outstanding            shares of common stock. This includes the            shares that we are selling in the offering, but does not include            common shares reserved for issuance upon the exercise of common share purchase options. Following this offering,            shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after the offering.

All of the shares of common stock to be sold in the offering, and any shares sold upon exercise of the underwriters’ option to purchase additional units, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. All remaining shares of common stock held by existing stockholders immediately prior to the consummation of this offering will be freely tradable as well, but for any “restricted securities” as such term is defined in Rule 144 that will then be held by our “affiliates”. These restricted securities will only be eligible for public sale if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below. As a result of the contractual 180-day lock-up period described below and the provisions of Rule 144 and 701 of the Securities Act, the restricted securities will be available for sale in the public markets as follows:

Date Available for Sale	Shares Eligible for Sale	Description
Date of Prospectus		Shares registered for issuance under the offering
Share of unrestricted common stock not registered in the offering not otherwise subject to lock-up
Shares of restricted stock eligible for resale under Rule 144 and 701 and not otherwise subject to lockup
180 Days after Prospectus Date		Lock-up shares released and saleable under Rules 144 and 701

Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

●	1% of the number of common shares then outstanding, which will equal approximately 158,000 shares of common stock immediately after this offering (calculated assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options or warrants); or

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●	the average weekly trading volume of our common stock on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of substantially all of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

Lock-up Agreements

We and our executive officers, directors and certain affiliates, have agreed, subject to limited exceptions, for a period of 180 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

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UNDERWRITING

Kingswood Capital Markets, division of Benchmark Investments, Inc. is the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of units set forth opposite its name below.

Underwriters	Number of Units
Kingswood Capital Markets, division of Benchmark Investments, Inc.
Brookline Capital Markets, a division of Arcadia Securities, LLC
Total

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in certain marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to                additional units at the public offering price listed on the cover page of this prospectus less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the units offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional units as the number listed next to the underwriter’s name in the preceding table bears to the total number of units listed next to the names of all underwriters in the preceding table.

Discount, Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Unit	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount
Proceeds, before expenses, to Protagenic Therapeutics, Inc.

The underwriters initially propose to offer part of the units directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the units, the offering price and other selling terms may from time to time be varied by the representative.

The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $ million, which includes legal, accounting and printing costs, expenses incurred and various other fees associated with the registration and listing of our common stock. We have also agreed to pay the expenses of the underwriters in connection with the offering, including filing fees and investor presentation expenses, as well as underwriters’ counsel legal fees, up to an aggregate $150,000.

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Representative Restricted Shares

In connection with the closing of this offering, we will issue to the Representative shares of common stock, representing 2.50% of the aggregate number of shares sold in this offering (the “representative shares”). The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these representative shares will not be sold during the offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter or selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

Lock-Up Agreements

We and our executive officers, directors and certain affiliates, have agreed, subject to limited exceptions, for a period of 180 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Listing

Our shares of common stock are currently listed on the OTCQB Marketplace under the symbol “PTIX.” We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbol “PTIX” and “PTIXW,” respectively. We believe that upon the completion of the offering contemplated, we will meet the standards for listing on the Nasdaq Capital Market or other national exchange. There can be no assurance that our common stock and/or warrants will be approved for listing on the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

None of us or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us or any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

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Other

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares by it will be made on the same terms.

Canada. The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom. This prospectus supplement and any other material in relation to the shares of common stock described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000. Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

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Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

●	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the European Prospectus Directive;

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive” means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Duane Morris LLP. The underwriters are represented by The NBD Group, Inc., Los Angeles, California.

EXPERTS

Our financial statements as of and for the years ended December 31, 2020 and 2019 incorporated in this prospectus have been audited by MaloneBailey, LLP, independent registered accounting firm, and are included in reliance on their report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) given upon the authority of said firm as experts in auditing and accounting.

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INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

Protagenic Therapeutics, Inc. is a reporting company and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC and any future filings that we make with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Protagenic Therapeutics, Inc.

149 Fifth Avenue

Suite 500

New York, New York 10010

(212) 994-8200

Our website is www.protagenic.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

80

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.protagenic.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

81

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS.

FOR THE YEARS ENDED

DECEMBER 31, 2020 AND 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Protagenic Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Protagenic Therapeutics, Inc. and its subsidiary (collectively the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2017.
Houston, Texas
April 6, 2021

F-2

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS

CURRENT ASSETS

Cash	$671,091	$798,623
Prepaid expenses	208,156	43,354

TOTAL CURRENT ASSETS	879,247	841,977

Equipment - net	-	296

TOTAL ASSETS	$879,247	$842,273

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	571,517	865,047
Derivative liability	83,670	332,222

TOTAL CURRENT LIABILITIES	655,187	1,197,269

PIK convertible notes payable, net of debt discount	1,081,384	174,821
PIK convertible notes payable, net of debt discount - related parties	292,412	104,549

TOTAL LIABILITIES	2,028,983	1,476,639

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.000001 par value; 20,000,000 shares authorized; 872,766 shares issued and outstanding in the following classes:
Preferred stock; par value $0.000001; 2,000,000 shares authorized; none issued and outstanding	-	-
Series B convertible preferred stock, $0.000001 par value; 18,000,000 shares authorized;
872,766 shares issued and outstanding at December 31, 2020, and December 31, 2019	1	1
Common stock, $.0001 par value, 100,000,000 shares authorized, 10,360,480 and 10,261,419 shares issued and outstanding at December 31, 2020, and December 31, 2019	1,036	1,026
Additional paid-in-capital	16,719,749	14,687,172
Accumulated deficit	(17,698,936)	(15,150,201)
Accumulated other comprehensive loss	(171,586)	(172,364)

TOTAL STOCKHOLDERS’ DEFICIT	(1,149,736)	(634,366)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$879,247	$842,273

See accompanying notes to the consolidated financial statements

F-3

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended December 31,
	2020	2019
OPERATING AND ADMINISTRATIVE EXPENSES
Research and development	699,797	807,947
General and administrative	1,851,814	1,278,183

TOTAL OPERATING AND ADMINISTRATIVE EXPENSES	2,551,611	2,086,130

LOSS FROM OPERATIONS	(2,551,611)	(2,086,130)

OTHER (EXPENSE) INCOME

Interest income	502	2,813
Interest expense	(246,178)	(15,886)
Realized gain on marketable securities	-	4,435
Change in fair value of derivative liability	248,552	343,857

TOTAL OTHER INCOME (EXPENSES)	2,876	335,219

LOSS BEFORE INCOME TAX	(2,548,735)	(1,750,911)

INCOME TAX EXPENSE	-	-

NET LOSS	$(2,548,735)	$(1,750,911)

COMPREHENSIVE LOSS

Other Comprehensive Loss - net of tax
Foreign exchange translation gain (loss)	778	(6,647)

TOTAL COMPREHENSIVE LOSS	$(2,547,957)	$(1,757,558)

Net loss per common share - Basic and Diluted	$(0.25)	$(0.17)

Weighted average common shares - Basic and Diluted	10,339,071	10,261,419

See accompanying notes to the consolidated financial statements

F-4

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Fiscal Years Ended December 31, 2020 and 2019

	Series B Convertible Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Treasury Stock		Accumulated Other Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Shares	Amount	Loss	Deficit)

BALANCE -December 31, 2018	872,766	$1	10,261,419	$1,026	$13,357,920	$(13,399,290)	-	$-	$(170,540)	$(210,883)

Unrealized gain (loss) on marketable securities	-	-	-	-	-	-	-	-	4,823	4,823
Foreign currency translation gain	-		-	-					(6,647)	(6,647)
Stock compensation - stock options	-	-	-	-	797,761	-		-	-	797,761
Debt discount from beneficial conversion feature	-	-	-	-	402,000	-	-	-	-	402,000
Issuance of options for settlement of accounts payable	-	-	-	-	129,491	-	-	-	-	129,491

Net loss	-	-	-	-	-	(1,750,911)	-	-	-	(1,750,911)

BALANCE -December 31, 2019	872,766	$1	10,261,419	$1,026	$14,687,172	$(15,150,201)	-	$-	$(172,364)	$(634,366)

Foreign currency translation gain	-	-	-	-	-	-	-	-	778	778
Stock compensation - stock options	-	-	-	-	1,427,084	-	-	-	-	1,427,084
Stock compensation - warrants	-	-	-	-	107,670	-	-	-	-	107,670
Debt discount from beneficial conversion feature	-	-	-	-	104,204	-	-	-	-	104,204
Issuance of options for settlement of accrued payroll	-	-	-	-	93,950	-	-	-	-	93,950
Stock issued for services	-	-	99,061	10	119,990	-	-	-	-	120,000
Debt discount from warrants issued to placement agents	-	-	-	-	179,679	-	-	-	-	179,679

Net loss	-	-	-	-	-	(2,548,735)	-	-	-	(2,548,735)

BALANCE -December 31, 2020	872,766	$1	10,360,480	$1,036	$16,719,749	$(17,698,936)	-	$-	$(171,586)	$(1,149,736)

See accompanying notes to the consolidated financial statements

F-5

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,548,735)	$(1,750,911)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	286	339
Stock based compensation	1,654,754	797,761
Change in fair value of the derivative liability	(248,552)	(343,857)
Gain on sale of marketable securities	-	(4,435)
Amortization of debt discount	154,899	11,370
Loss on settlement of accounts payable	-	99,541
Changes in operating assets and liabilities
Prepaid expenses	(164,802)	40,044
Accounts payable and accrued expenses	(196,629)	662,158

NET CASH USED IN OPERATING ACTIVITIES	(1,348,779)	(487,990)

CASH FLOWS FROM INVESTING ACTIVITIES

Sale of marketable securities	-	250,000

NET CASH PROVIDED BY INVESTING ACTIVITIES	-	250,000

CASH FLOWS FROM FINANCING ACTIVITIES

Payment of debt issuance costs	(104,090)	-
Proceeds from convertible notes	1,177,500	420,000
Proceeds from convertible notes - related party	150,000	250,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,223,410	670,000

Effect of exchange rate on cash and cash equivalents	(2,163)	4,127

NET INCREASE (DECREASE) IN CASH	(127,532)	436,137

CASH, BEGINNING OF YEAR	798,623	362,486

CASH, END OF YEAR	$671,091	$798,623

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

NONCASH FINANCING AND INVESTING TRANSACTIONS
Unrealized (gain) loss on marketable securities	$-	$4,823
Debt discount from beneficial conversion feature	$104,204	$252,000
Debt discount from beneficial conversion feature - related parties	$-	$150,000
Debt discount from warrants issued to placement agents	$179,679	$-
Issuance of options for settlement of accounts payable	$93,950	$29,950

See accompanying notes to the consolidated financial statements

F-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Company Background

Protagenic Therapeutics, Inc. (“we,” “our,” “Protagenic” or “the Company”), is a Delaware corporation with one subsidiary named Protagenic Therapeutics Canada (2006) Inc. (“PTI Canada”), a corporation formed in 2006 under the laws of the Province of Ontario, Canada.

The Company was previously known as Atrinsic, Inc., a company that was once a reporting company under the Securities Exchange Act of 1934, but that, in 2012 and 2013, reorganized under Chapter 11 of the United States Bankruptcy Code and emerged from bankruptcy. On February 12, 2016, the Company acquired Protagenic Therapeutics, Inc. (“Prior Protagenic”) through a reverse merger.

On February 12, 2016, Protagenic Acquisition Corp., a wholly-owned subsidiary of the Company, merged (the “Merger”) with and into Prior Protagenic. Prior Protagenic was the surviving corporation of the Merger. As a result of the Merger, the Company acquired the business of Prior Protagenic and has continued the existing business operations of Prior Protagenic as a wholly-owned subsidiary. On June 17, 2016, Prior Protagenic merged with and into the Company with the Company as the surviving corporation in the merger. Immediately thereafter, the Company changed its name from Atrinsic, Inc. to Protagenic Therapeutics, Inc.

NOTE 2 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has incurred significant reoccurring losses resulting in an accumulated deficit. The Company anticipates further losses in the development of its business. The Company had negative cash flows used in operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Based on its current forecast and budget, management believes that its cash resources will be sufficient to fund its operations at least until the end of the third quarter of 2021. Absent generation of sufficient revenue from the execution of the Company’s business plan and sales revenue is not anticipated before 2024, the Company will need to obtain debt or equity financing by the third quarter of 2021. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern, however, management cannot be certain that such plans can be achieved. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

NOTE 3 - SUMMARY OF SIGNFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

F-7

Principles of consolidation

The consolidated financial statements include the accounts of Protagenic Therapeutics, Inc., and its wholly owned Canadian subsidiary, PTI Canada. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Reclassifications:

Reclassifications of prior periods have been made to conform with current year presentation

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant estimates underlying the consolidated financial statements include income tax provisions, valuation of stock options and warrants and assessment of deferred tax asset valuation allowance.

Concentrations of Credit Risk

The Company maintains its cash accounts at financial institutions which are insured by the Federal Deposit Insurance Corporation. At times, the Company may have deposits in excess of federally insured limits. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. While the Company’s marketable securities are cash equivalents it is the Company’s policy to present them separately on the balance sheet. As of December 31, 2020 and December 31, 2019, the Company did not have any cash equivalents.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost includes expenditures for computer equipment. Maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. The cost of equipment is depreciated using the straight-line method over the estimated useful lives of the related assets which is three years. Depreciation expense was nominal for the years ended December 31, 2020 and 2019.

Marketable Securities

The Company accounts for marketable debt securities, the only type of securities it owns, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale debt securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized.

During the years ended December 31, 2020 and 2019, the Company purchased $0 and sold $250,000 in marketable securities, respectively.

As of December 31, 2020 and December 31, 2019, the Company owned marketable securities with a total value of $0 and $0, respectively. The Company recorded a realized gain on marketable securities of $0 and $4,435 for the years ended December 31, 2020 and 2019, respectively.

As of December 31, 2020 and December 31, 2019, the Company held no marketable securities.

F-8

Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosure,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair value because of the short term maturity of those instruments. The carrying value of long-term debt approximates fair value since the related rates of interest approximate current market rates.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. The following table provides a summary of financial instruments that are measured at fair value on a recurring basis as of December 31, 2020.

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total

Derivative warrants liabilities	$83,670	$—	$—	$83,670	$83,670

The following table provides a summary of financial instruments that are measured at fair value on a recurring basis as of December 31, 2019.

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total

Derivative warrants liabilities	$332,222	$—	$—	$332,222	$332,222

F-9

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2020 and the year ended December 31, 2019:

Fair Value Measurement Using Level 3
Inputs Total
Balance, December 31, 2018	$676,079
Change in fair value of derivative warrants liabilities	(343,857)
Balance, December 31, 2019	$332,222
Change in fair value of derivative warrants liabilities	(248,552)
Balance, December 31, 2020	$83,670

The fair value of the derivative feature of the 127,346 and 295,945 warrants issued to the placement agent of the Company’s 2016 private offering (the “2016 Offering”) and to a holder of its debt for debt cancellation in connection with the Merger, respectively on the issuance dates and at the balance sheet dates were calculated using a Black-Scholes option model valued with the following assumptions:

	December 31, 2019	December 31 2020
Exercise price	1.25	1.25
Risk free interest rate	1.59%	0.09%
Dividend yield	0.00%	0.00%
Expected volatility	133%	169%
Contractual term	1.15 Years	0.14 Years

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar expected term on the date of measurement.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the warrants’ expected term.

Expected term: The Company’s expected term is based on the remaining contractual maturity of the warrants.

During the years ended December 31, 2020 and 2019, the Company marked the derivative feature of the warrants to fair value and recorded a gain of $248,552 and a gain of $343,857 relating to the change in fair value, respectively.

Derivative Liability

The Company evaluates its options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10-05-4 and 815-40-25. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

F-10

Stock-Based Compensation

The Company accounts for stock based compensation costs under the provisions of ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense related to the fair value of stock based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock based payments granted to employees, officers, non-employees, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC. 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

If any award granted under the Company’s 2016 Equity Compensation Plan (the “2016 Plan”) payable in shares of common stock is forfeited, cancelled, or returned for failure to satisfy vesting requirements, otherwise terminates without payment being made, or if shares of common stock are withheld to cover withholding taxes on options or other awards, the number of shares of common stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2016 Plan. The Company recognizes the impact of forfeitures when they occur.

Basic and Diluted Net (Loss) per Common Share

Basic (loss) per common share is computed by dividing the net (loss) by the weighted average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The effect of dilution on net loss becomes anti-dilutive and therefore is not reflected on the consolidated statements of operations.

	Potentially Outstanding Dilutive Common Shares
	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

Conversion Feature Shares

Common shares issuable under the conversion feature of preferred shares	872,766	872,766

Stock Options	5,597,861	3,835,366

Warrants	4,007,058	3,826,658

Convertible Notes	1,598,000	536,000

Total potentially outstanding dilutive common shares	12,075,685	9,070,790

Research and Development

Research and development expenses are charged to operations as incurred.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

F-11

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered. If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of operations and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of operations and comprehensive income (loss). If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the consolidated statements of operations and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined its subsidiary’s local currency (i.e. the Canadian dollar) to be the functional currency for its foreign subsidiary.

Leases

In February 2016, FASB issued Accounting Standards Update (“ASU”) 2016-02: Leases (Topic 842). The new guidance generally requires an entity to recognize on its balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The new standard requires a modified retrospective transition for existing leases to each prior reporting period presented or entered into after, the beginning of the earliest comparative period presented in the financial statements. This standard was adopted by the Company on January 1, 2018. The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to carry forward the historical lease classification. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at:

	December 31, 2020	December 31, 2019

Accounting	$36,161	$36,161
Research and development	393,496	650,584
Legal	-	15,273
Other	141,860	163,029

Total	$571,517	$865,047

F-12

On October 1, 2019, the Company entered into an agreement with a consultant for toxicology studies. The consultant quoted a commitment of approximately $988,000 as an estimate for the study. 50% of the total price was paid upon the signing of the agreement, 35% of the total price is to be paid upon completion of the in-life study, and the remaining 15% of the total price is to be paid upon the issuance of the report. If the Company cancels the study the Company will be required to pay a cancelation fee. If the cancelation happens prior to the arrival of the test animals then the Company will need to pay between 20% and 50% of the animal fees depending on when the cancellation happens. If the cancellation occurs after the animals arrive but before the study begins then the Company will be responsible for paying 50% of the protocol price plus a fee of $7,000 per room/week for animal husbandry until the animals can be relocated or disposed of. If the Company cancels the study after it has begun then the Company will need to pay any fees for procured items for the study and any nonrecoverable expenses incurred by the consultant. As of December 31, 2020 and December 31, 2019, the Company has paid $174,106 and $0 and there is a balance of $319,799 and $493,905 due, respectively.

On February 13, 2020, the Company issued 187,497 options to the Company’s CFO to settle $93,950 in accrued compensations. The difference between the fair value of the options and the liability settled of $163,036 was charged to stock compensation expense during the year ended December 31, 2020. The options are fully vested on issuance, have an exercise price of $1.75, and expire in 10 years from issuance.

NOTE 5 - DERIVATIVE LIABILITIES

Upon closing of the private placement transactions in 2016, the Company issued 127,346 and 295,945 warrants, respectively, to the placement agent of the 2016 Offering and to Strategic Bio Partners, a holder of the Company’s debt, for debt cancellation, respectively, to purchase the Company’s Series B Preferred Stock with an exercise price of $1.25 and a five-year term. Upon the effectiveness of our reverse stock split in July 2016, these became warrants to purchase our common stock on the same terms and conditions. The warrants, if exercised under the cashless provision, do not have an explicit limit on the number of shares that will be issued. The warrants have a cashless exercise feature that requires the Company to classify the warrants as a derivative liability.

NOTE 6 – CONVERTIBLE NOTE PAYABLE (PIK NOTES)

Convertible Notes Payable

During the fourth quarter of 2019, the Company entered into a series of unsecured convertible notes (the “Convertible Notes”). The Convertible Notes have a total principal amount of $420,000. The Convertible Notes accrue 6% interest per year payable on October 31, 2020 and on the end of each calendar year thereafter, payable by a corresponding increase in the principal amount of each Convertible Note that increases to 12% per year (the Default Rate”) in the case a default. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate) to the then-outstanding principal amount of the Convertible Notes on each interest payment date and on the maturity date. Each PIK Payment will be preceded by written notice from the Company to the Convertible Note holder setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Convertible Note following such PIK Payment. The Convertible Notes are due on November 6, 2023. The Convertible Notes are convertible into shares of the Company’s common stock with a conversion price of $1.25 per share, subject to adjustment in certain circumstances.

During the second quarter of 2020, the Company issued additional unsecured Convertible Notes in the aggregate principal amount of $850,000. The notes accrue 6% interest per year payable on October 31, 2020 and on the end of each calendar year thereafter, payable by a corresponding increase in the principal amount of each note that increases to 12% per year in the case of the notes entering default. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Each PIK Payment will be preceded by written notice from the Company to the Note holder setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Note following such PIK Payment. The notes are due on November 6, 2023. The notes are convertible into shares of the Company’s common stock with an exercise price of $1.25 per share.

F-13

During the third quarter of 2020, the Company issued additional unsecured Convertible Notes in the aggregate principal amount of $327,500. The notes accrue 6% interest per year payable on October 31, 2020 and on the end of each calendar year thereafter, payable by a corresponding increase in the principal amount of each note that increases to 12% per year in the case of the notes entering default. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Each PIK Payment will be preceded by written notice from the Company to the Note holder setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Note following such PIK Payment. The notes are due on November 6, 2023. The notes are convertible into shares of the Company’s common stock with an exercise price of $1.25 per share.

The Company has evaluated the terms of the Convertible Notes and determined that there are no derivative features in the Convertible Notes. These Convertible Notes do have a beneficial conversion feature and recorded a total debt discount of $356,204 with $104,204 being recorded in the year ended December 31, 2020.

Katalyst Securities LLC acted as the Company’s placement agent (the “Placement Agent”) for the sale of the Convertible Notes. The Company paid the Placement Agent, including its sub-agents, a commission of 10% of the funds raised from the investors introduced by the Placement Agent. In addition, the Placement Agent will receive warrants to purchase a number of shares of Common Stock equal to 10% of the shares of Common Stock issuable upon conversion of the Notes sold to the investors who were introduced to us by the Placement Agent (See note 7). The Company recognized $104,090 in expenses related to the Placement Agent commission for this offering which were recorded as a debt discount. This debt discount and the fair value of the warrants issued to the placement agent of $179,679 are being amortized over the life of the notes from the private placement.

During the years ended December 31, 2020 and 2019, the Company amortized $117,036 and $6,821 of the debt discount, respectively. At December 31, 2020 and December 31, 2019, the Company had an unamortized debt discount of $516,116 and $245,179, respectively.

As of December 31, 2020 and December 31, 2019, the Company owes $1,597,500 and $420,000 on the outstanding Convertible Notes, respectively.

Maturity Date of Notes for Twelve Months Ending December 31,	Amount due
2021	$-
2022	-
2023	1,597,500
2024	-
2025	-
Total	$1,597,500

Convertible Notes Payable – Related Party

During the fourth quarter of 2019, the Company issued unsecured Convertible Notes in the aggregate principal amount of $250,000 to related parties. The notes accrue 6% interest per year payable on October 31, 2020 and on the end of each calendar year thereafter, payable by a corresponding increase in the principal amount of each Convertible Note that increases to 12% per year in the case of the notes entering default. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Each PIK Payment will be preceded by written notice from the Company to the Note holder setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Note following such PIK Payment. The notes are due on November 6, 2023. The notes are convertible into shares of the Company’s common stock with an exercise price of $1.25 per share.

During the second quarter of, 2020, the Company issued additional unsecured Convertible Notes in the aggregate principal amount of $50,000. The notes accrue 6% interest per year payable on October 31, 2020 and on the end of each calendar year thereafter, payable by a corresponding increase in the principal amount of each note that increases to 12% per year in the case of the notes entering default. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Each PIK Payment will be preceded by written notice from the Company to the Note holder setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Note following such PIK Payment. The notes are due on November 6, 2023. The notes are convertible into shares of the Company’s common stock with an exercise price of $1.25 per share.

F-14

During the third quarter of, 2020, the Company issued additional unsecured Convertible Notes in the aggregate principal amount of $100,000. The notes accrue 6% interest per year payable on October 31, 2020 and on the end of each calendar year thereafter, payable by a corresponding increase in the principal amount of each note that increases to 12% per year in the case of the notes entering default. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Each PIK Payment will be preceded by written notice from the Company to the Note holder setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Note following such PIK Payment. The notes are due on November 6, 2023. The notes are convertible into shares of the Company’s common stock with an exercise price of $1.25 per share.

The Company has evaluated the terms of the notes and determined that there are no derivative features in the note. The Convertible Notes issued to related parties have a beneficial conversion feature and, accordingly, the Company recorded a debt discount of $150,000 during the year ended December 31, 2019. No debt discount was recorded during the year ended December 31, 2020. During the year ended December 31, 2020 and 2019, the Company amortized $37,863 and $4,549 of the debt discount, respectively, on Convertible Notes issued to related parties. Additionally, a fee of $9,000 was expensed related to the notes. At December 31, 2020 and December 31, 2019, the Company had an unamortized debt discount of $107,588 and $145,451, respectively, on Convertible Notes issued to related parties.

As of December 31, 2020 and December 31, 2019, the Company owes $400,000 and $250,000 on the outstanding notes, respectively, held by related parties.

Maturity Date of Notes for Twelve Months Ending December 31,	Amount due
2021	$-
2022	-
2023	400,000
2024	-
2025	-
Total	$400,000

NOTE 7 - STOCKHOLDERS’ DEFICIT

Stock-Based Compensation

In connection with the consummation of the Merger completed on February 12, 2016, we adopted Prior Protagenic’s 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”). On June 17, 2016, our stockholders adopted the 2016 Plan and, as a result, we terminated the 2006 Plan. We will not grant any further awards under the 2006 Plan. All outstanding grants under the 2006 Plan will continue in effect in accordance with the terms of the particular grant and the 2006 Plan.

Pursuant to the 2016 Plan, the Company’s Compensation Committee may grant awards to any employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. On each of January 1, 2017, January 1, 2019 and January 1, 2020, pursuant to an annual “evergreen” provision contained in the 2016 Plan, the number of shares reserved for future grants was increased by 564,378 shares, or a total of 1,693,134 shares. As a result of these increases, as of December 31, 2019 and December 31, 2020, the aggregate number of shares of common stock available for awards under the 2016 Plan was 4,304,245 shares and 4,868,623 shares, respectively. Options issued under the 2016 Plan are exercisable for up to ten years from the date of issuance.

There were 5,597,861 options outstanding as of December 31, 2020. The fair value of each stock option granted was estimated using the Black-Scholes assumptions and or factors as follows:

Exercise price	$1.75
Expected dividend yield	0%
Risk free interest rate	0.64%-1.61%
Expected life in years	10
Expected volatility	140%-146%

F-15

There were 3,835,366 options outstanding as of December 31, 2019. The fair value of each stock option granted was estimated using the Black-Scholes assumptions and or factors as follows:

Exercise price	$1.00 - $1.75
Expected dividend yield	0%
Risk free interest rate	2.09%-2.70%
Expected life in years	10
Expected volatility	137%-140%

The following is an analysis of the stock option grant activity under the Plan:

		Weighted Average	Weighted Average
	Number	Exercise Price	Remaining Life
Stock Options

Outstanding December 31, 2018	3,846,299	$1.36	7.20
Granted	126,567	$1.15	9.20
Expired	(137,500)	$1.75
Outstanding December 31, 2019	3,835,366	$1.34	6.02
Granted	1,762,495	$1.75	8.01
Expired	-	$-
Outstanding December 31, 2020	5,597,861	$1.47	6.48

A summary of the status of the Company’s nonvested options as of December 31, 2020, and changes during the year ended December 31, 2020, is presented below:

Nonvested Options	Options	Weighted-Average Exercise Price
Nonvested at December 31, 2018	800,210	$1.63
Granted	126,567	$1.15
Vested	(584,895)	$1.46
Forfeited	(137,500)	$1.75
Nonvested at December, 2019	204,382	$1.74
Granted	1,762,495	$1.75
Vested	(1,104,044)	$1.75
Forfeited	-	$-
Nonvested at December 31, 2020	862,833	$1.75

As of December 31, 2020, the Company had 5,597,861 shares issuable under options outstanding at a weighted average exercise price of $1.47 and an intrinsic value of $38,328.

As of December 31, 2019, the Company had 3,835,366 shares issuable under options outstanding at a weighted average exercise price of $1.34 and an intrinsic value of $635,536.

The total number of options granted during the years ended December 31, 2020 and 2019 was 1,762,495 and 126,567, respectively. The exercise price for these options was $1.00 per share or $1.75 per share.

F-16

The Company recognized compensation expense related to options issued of $1,427,084 and $797,761 during the years ended December 31, 2020 and 2019, respectively, in which $1,354,750 and $698,293 is included in general and administrative expenses and $72,334 and $99,468 in research and development expenses, respectively. For the year ended December 31, 2020, $1,046,795 of the stock compensation was related to employees and $380,289 was related to non-employees.

As of December 31, 2020, the unamortized stock option expense was $898,665 with $305,527 being related to employees and $593,138 being related to non-employees. As of December 31, 2020, the weighted average period for the unamortized stock compensation to be recognized is 2.99 years.

On February 25, 2019, the Company granted 101,567 options with an exercise price of $1.00 and a ten year term. 59,900 of these options vest immediately and 41,667 vest bi-weekly over two months. These options have a Black-Scholes value of $199,807. The Company issued 59,900 options for settlement of accounts payable totaling $29,850 and recorded a loss of $99,541 on the settlement of the accounts payable.

On June 17, 2019, the Company granted 25,000 options with an exercise price of $1.75 and a ten year term. These options vest immediately and have a Black-Scholes value of $36,374.

On February 21, 2020, the Company issued a total of 1,387,497 options to purchase shares of the Company’s common stock to sixteen individuals with 1,362,497 option going to twelve related parties. These options had a grant date fair value of $1,901,724. From these options, 187,497 options were used to settle $93,950 in accrued compensations. These options have an exercise price of $1.75. 187,497 of the options vest immediately, 510,000 of the options vest monthly over 12 months, 5,000 of the options vest monthly over 24 months, 420,000 of the options vest monthly over 36 months, and 265,000 of the options vest monthly over 48 months. These options were approved by the board of directors on February 13, 2020.

On July 18, 2020, the Company issued 124,998 options to a related party. These options have an exercise price of $1.75 and a term of ten years. These options vest immediately and the grant date fair value of these options was $142,607.

On July 18, 2020, the Company issued 105,000 options to consultants. These options have an exercise price of $1.75 and a term of ten years. These options vest monthly over four years and the grant date fair value of these options was $119,792.

On July 18, 2020, the Board of Directors increased the size of the Board from five directors to six directors and appointed Jennifer Buell, Ph.D. as a member of the Board, effective immediately, to fill the vacancy created by such increase and to serve until the next annual meeting of shareholders. Dr. Buell was issued options to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.75 per share. The options vest as follows: monthly over 48 months. In recognition of her upcoming service as a Director of the Company, Dr. Buell was issued 45,000 options that vest monthly over 12 months. In each case the vesting commenced on the date of grant, July 18, 2020. These options had a grant date fair value of $165,426.

warrants:

In connection with the Merger, all of the issued and outstanding warrants to purchase shares of Prior Protagenic common stock converted, on a 1 for 1 basis, into new warrants (the “New Warrants”) to purchase shares of our Series B Preferred Stock.

Simultaneously with the Merger and the 2016 Offering, New Warrants to purchase 3,403,367 shares of Series B Preferred Stock at an average exercise price of approximately $1.05 per share were issued to holders of Prior Protagenic warrants; additionally, the holder of $665,000 of our debt and $35,000 of accrued interest exchanged such debt for five-year warrants to purchase 295,945 shares of Series B Preferred Stock at $1.25 per share. warrants to purchase 127,346 shares of Series B Preferred Stock at an exercise price of $1.25 per share were issued to the placement agent in connection with the 2016 Offering. These warrants to purchase 423,291 shares of Series B Preferred Stock have been recorded as derivative liabilities. All of these warrants automatically converted into warrants to purchase our common stock upon the effectiveness of our reverse stock split in July 2016. See Note 5.

F-17

A summary of warrant issuances are as follows:

		Weighted Average	Weighted Average
	Number	Exercise Price	Remaining Life
Warrants

Outstanding December 31, 2018	3,826,658	$1.05	3.69
Granted	-	-	-
Outstanding December 31, 2019	3,826,658	$1.05	2.69
Granted	180,400	1.25	4.53
Outstanding December 31, 2020	4,007,058	$1.06	1.86

As of December 31, 2020, the Company had 4,007,058 shares issuable under warrants outstanding at a weighted average exercise price of $1.06 and an intrinsic value of $782,668.

As of December 31, 2019, the Company had 3,826,658 shares issuable under warrants outstanding at a weighted average exercise price of $1.05 and an intrinsic value of $1,375,990.

On February 21, 2020, the Company extended the expiration date for 100,000 warrants to purchase shares of the Company’s common stock. The expiration date was extended by two years from January 2, 2020 to January 2, 2022. These warrants have an exercise price of $1.25 and are fully vested. The Company recognized $95,187 in stock compensation as part of this modification.

On June 30, 2020, the Company issued 81,600 warrants to purchase shares of the Company’s common stock. These warrants vest immediately, had an exercise price of $1.25 and a term of 5 years. These warrants have a Black-Scholes value of $86,968, which is being amortized over the life of the notes from the private placement. These warrants were issued as compensation to the placement agents in connection with the Company’s private placement offering of debt in which $6,643 was recorded as stock compensation expense and $80,325 recorded as a debt discount.

During the third quarter of 2020, the Company issued 98,800 warrants to purchase shares of the Company’s common stock. These warrants vest immediately, had an exercise price of $1.25 and a term of 5 years. These warrants have a Black-Scholes value of $105,194 which is being amortized over the life of the notes from the private placement. These warrants were issued as compensation to the placement agents in connection with the Company’s private placement offering in which $5,840 was recorded as stock compensation expense and $99,354 recorded as a debt discount.

NOTE 8 - COLLABORATIVE AGREEMENTS

The Company and the University of Toronto (the “University”) entered into an agreement effective April 1, 2014 (the “New Research Agreement”) for the performance of a research project titled “Teneurin C-terminal Associated Peptide (“TCAP”) mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism” (the “New Project”). The New Project is to perform research related to work done by Dr. David A. Lovejoy, a professor at the University and stockholder of the Company, in regard to TCAP mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism. In addition to the New Research Agreement, Dr. Lovejoy entered into an agreement with the University in order to commercialize certain technologies. The New Research Agreement expired on March 30, 2016. In February 2017, the New Research Agreement was extended to December 31, 2017. The extension allowed for further development of the technologies and use of their applications. On April 10, 2018, the agreement was amended and the research agreement has been further extended to December 31, 2023.

F-18

Prior to January 1, 2016, the University has been granted 25,000 stock options which are fully vested at the exercise price of $1.00 exercisable over a ten year period which ends on April 1, 2022. As of December 31, 2020, Dr. David Lovejoy of the University has been granted 553,299 stock options, of which 527,570 are fully vested. These have an exercise price of $1.00, $1.25 or 1.75 and are exercisable over ten or thirteen year periods which end either on March 30, 2021, December 1, 2022, April 15, 2026, March 1, 2027, October 16, 2027 or on February 13, 2030.

The sponsorship research and development expenses pertaining to the Research Agreements were $0 and $63,905 for the years ended December 31, 2020 and 2019, respectively.

NOTE 9 - LICENSING AGREEMENTS

On July 31, 2005, the Company had entered into a Technology License Agreement (“License Agreement”) with the University pursuant to which the University agreed to license to the Company patent rights and other intellectual property, among other things (the “Technologies”). The Technology License Agreement was amended on February 18, 2015 and currently does not provide for an expiration date.

Pursuant to the License Agreement and its amendment, the Company obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement and amendment. In consideration, the Company agreed to pay to the University a royalty payment of 2.5% of net sales of any product based on the Technologies. If the Company elects to sublicense any rights under the License Agreement and amendment, the Company agrees to pay to the University 10% of any up-front sub-license fees for any sub-licenses that occurred on or after September 9, 2006, and, on behalf of the sub-licensee, 2.5% of net sales by the sub-licensee of all products based on the Technologies. The Company had no sales revenue for the years ended December 31, 2020 and 2019 and therefore was not subject to paying any royalties.

In the event the Company fails to provide the University with semi-annual reports on the progress or fails to continue to make reasonable commercial efforts towards obtaining regulatory approval for products based on the Technologies, the University may convert our exclusive license into a non-exclusive arrangement. Interest on any amounts owed under the License Agreement and amendment will be at 3% per annum. All intellectual property rights resulting from the Technologies or improvements thereon will remain the property of the other inventors and/or Dr. Lovejoy, and/or the University, as the case may be. The Company has agreed to pay all out-of- pocket filing, prosecution and maintenance expenses in connection with any patents relating to the Technologies. In the case of infringement upon any patents relating to the Technologies, the Company may elect, at its own expense, to bring a cause of action asserting such infringement. In such a case, after deducting any legal expenses the Company may incur, any settlement proceeds will be subject to the 2.5% royalty payment owed to the University under the License Agreement and amendment.

The patent applications were made in the name of Dr. Lovejoy and other inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License Agreement and its amendment with the University. The Company maintains exclusive licensing agreements and it currently controls the five intellectual patent properties.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company is provided free office space consisting of a conference room by the Company Executive Chairman, Dr. Armen. The Company does not pay any rent for the use of this space. This space is used for quarterly board meetings and our annual shareholder meeting.

On February 13, 2020, the Company issued 50,000 options to purchase common stock to a related party. These options had an exercise price of $1.75 and a term of 48 months. (See Note 7)

F-19

NOTE 11 – INCOME TAXES

The components of loss before income taxes are as follows:

	2020	2019
Domestic	(2,542,428)	(1,698,689)
Foreign	(6,307)	(52,222)
Loss before income taxes	(2,548,735)	(1,750,911)

The Company had no income tax expense due to operating losses incurred for the years ended December 31, 2020 and 2019.

For the years ended December 31, 2020 and 2019, a reconciliation of the Company’s effective tax rate to the statutory U.S. Federal rate is as follows:

	2020	2019
Income taxes at Federal statutory rate	(21.0)%	(21.0)%
State income taxes, net of Federal income tax effect	(8.6)%	(8.6)%
Perm difference	0.0%	0.0)%
Foreign tax rate differential	(0.4)%	(0.6)%
Change in valuation allowance	30.0%	30.2%
Other	0.0%	0.0%
Income tax provision	0.0%	0.0%

The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities are as follows:

	2020	2019
U.S. net operating loss carryforwards	2,907,000	2,894,000
Stock compensation	1,217,000	784,000
Canadian Provincial income tax losses	7,000	29,000
Canadian Provincial scientific investment tax credits	(10,000)	(4,000)
	4,121,000	3,703,000
Valuation allowance	(4,121,000)	(3,703,000)
Net deferred tax assets	-	-

As of December 31, 2020 and 2019, the Company had federal net operating loss carryforwards (“NOL”) of approximately $7,550,000 and $7,161,000, respectively. The 2017 Tax Cuts and Jobs Act (“ TCJA”) will generally allow losses incurred after 2017 to be carried over indefinitely, but will generally limit the net operating loss deduction to the lesser of the net operating loss carryover or 80% of a corporation’s taxable income (subject to Section 382 of the Internal Revenue Code of 1986, as amended). Also, there will be no carryback for losses incurred after 2017. Losses incurred prior to 2018 will generally be deductible to the extent of the lesser of a corporation’s net operating loss carryover or 100% of a corporation’s taxable income and be available for twenty years from the period the loss was generated. The federal net operating losses generated prior to 2018 of $0.1 million will expire at various dates through 2037. The CARES Act temporarily allows the Company to carryback net operating losses arising in 2018, 2019 and 2020 to the five prior tax years. In addition, net operating losses generated in these years could fully offset prior year taxable income without the 80% of the taxable income limitation under the TCJA which was enacted on December 22, 2017. The Company has been generating losses since its inception, as such the net operating loss carryback provision under the CARES Act is not applicable to the Company. As of December 31, 2020 and 2019, the Company had state and local net operating loss carryforwards of approximately $7,540,000 and $7,153,000, respectively, to reduce future state tax liabilities also through 2035.

As of December 31, 2020 and 2019, the Company had Canadian NOL of approximately $1,115,000 and $1,111,000, respectively. The Canadian losses expire in stages beginning in 2026. As of December 31, 2020 and 2019, the Company also has unclaimed Canadian federal scientific research and development investment tax credits, which are available to reduce future federal taxes payable of approximately $0 and $0 respectively.

As a result of losses and uncertainty of future profit, the net deferred tax asset has been fully reserved. The net change in the valuation allowance during the years ended December 31, 2020 and 2019 was an increase of $418,000 and $661,000, respectively.

Foreign earnings are assumed to be permanently reinvested. U.S. Federal income taxes have not been provided on undistributed earnings of our foreign subsidiary.

The Company recognizes interest and penalties related to uncertain tax positions in selling, general and administrative expenses. The Company has not identified any uncertain tax positions requiring a reserve as of December 31, 2020 and 2019.

The Company is required to file U.S. federal and state income tax returns. These returns are subject to audit by tax authorities beginning with the year ended December 31, 2017.

NOTE 12 - SUBSEQUENT EVENTS

On February 25, 2021, the Company issued 366,000 options to purchase share of the Company’s common stock. 350,000 of these options vest over 48 months and have a term of ten years and the remaining 16,000 options vest immediately and have a term of five years. All of these options have an exercise price of $5.60.

During the first quarter of 2021, a total of 268,233 warrants were exercised for a total of 161,026 shares of the Company’s common stock.

F-20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 12. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

Securities and Exchange Commission registration fee	$
Financial Industry Regulatory Authority filing fee
Exchange listing fee
Legal fees and expenses
Accountants’ fees and expenses
Printing expenses
Transfer agent and registrar fees and expenses
Miscellaneous
Total	$

82

ITEM 13. INDEMNIFICATION OFFICERS AND DIRECTORS

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

●	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our Third Amended and Restated Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL

We have entered into Indemnification Agreements with the each of our directors and executive officers. Pursuant to our agreements, we will be obligated, to the extent permitted by applicable law, to indemnify our directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction.

We also have purchased directors and officer’s liability insurance in order to limit our exposure to liability of indemnification of directors and officers.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

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ITEM 14. RECENT SALES OF UNREGISTERED SECURITIES

Original Issuances of Stock and Warrants

2019-2020 Convertible Note Offering

From November 21, 2019 through July 8, 2020, Protagenic Therapeutics, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company issued and sold unsecured convertible promissory notes (collectively, the “Notes”) to the Investors in the aggregate principal amount of $1,570,000, as reported in Current Reports on Form 8-K filed on November 21, 2019, December 4, 2019, December 23, 2019, January 29, 2020, March 3, 2020, May 14, 2020, and July 8, 2020.

On August 11, 2020, the Company notified investors in a conference call that it was re-opening the convertible note financing, with identical terms to the previous round, except for the closing date, which has now been set at Friday, August 21st, at 5:00 pm.

On August 28, 2020, the “Company” entered into a Convertible Note Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold unsecured convertible promissory notes to the Investors in the aggregate principal amount of $427,500.

For both sets of Notes, the Notes will be due on November 6, 2023 (the “Maturity Date”) and accrue simple interest at an annual rate of 6% on the aggregate unconverted and outstanding principal amount, payable annually, beginning October 31, 2020. The Notes have the same Maturity Date and interest rate as the set of convertible notes with an aggregate principal amount of $1,570,000 that the Company previously issued and reported in the Current Reports on Form 8-K filed respectively on November 21, 2019, December 4, 2019, December 23, 2019, January 29, 2020, March 3, 2020, May 14, 2020, and July 8, 2020. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate, as defined below, if any) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Each PIK Payment will be preceded by written notice from the Company to each holder of the Notes setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Notes following such PIK Payment. The Notes will bear interest at the rate of 12% per year (the “Default Rate”) following a Default (as defined below).

Holders may convert their Notes (including accrued interest) at their option, in whole or in part, at any time prior to the Maturity Date, at a conversion price (the “Conversion Price”) of $1.25 per share of the Company’s common stock, par value $0.0001 per share. The Conversion Price is subject to adjustment for any stock dividend, stock split, combination or other similar recapitalization event. On the Maturity Date, the Company is required to repay the Notes (including accrued interest) in their entirety in cash or, at its option, in shares of common stock at the Conversion Price.

The Company may redeem for cash or shares of common stock all or any portion of the Notes, at its option, on or after November 5, 2021 if the last reported sale price of its common stock has been at least 120% of the Conversion Price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which it provides notice of redemption. The redemption will be effected at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date. Any such redemption must be applied ratably among all Convertible Notes in proportion to their respective outstanding principal balances, plus accrued and unpaid interest. Other than pursuant to this redemption right, the Company may not pre-pay the Notes.

Securities Act Exemptions

We deemed the transactions described above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

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ITEM 15. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

1.1#	Form of Underwriting Agreement

3.1	Third Amended and Restated Certificate of Incorporation of Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2016).

3.2	Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock of Atrinsic, Inc. (Incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K, as filed with the SEC on February 5, 2016.)

3.3	Second Amended and Restated Bylaws Protagenic Therapeutics, Inc., (Incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K, as filed with the SEC on June 1, 2018).

4.1	Form of Warrant of Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

4.2(i)	Warrant of Protagenic Therapeutics, Inc. issued to Garo H. Armen on May 17, 2011. (Incorporated by reference to Exhibit 4.3(i) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

4.2(ii)	Warrant of Protagenic Therapeutics, Inc. issued to Garo H. Armen on February 18, 2013 (Incorporated by reference to Exhibit 4.3(ii) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

4.3(i)	Warrant of Protagenic Therapeutics, Inc. issued to Gregory H. Ekizian on July 7, 2011. (Incorporated by reference to Exhibit 4.4(i) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

4.3(ii)	Warrant of Protagenic Therapeutics, Inc. issued to PENSCO Trust Company, FBO Gregory H. Ekizian on February 18, 2013. (Incorporated by reference to Exhibit 4.4(ii) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

4.4	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.5 to Company’s Current Report on Form 8-K, as filed with the SEC on April 18, 2016).

4.5#	Form of Warrant

4.6#	Form of Offering Warrant

5.1#	Opinion of Duane Morris LLP

10.1	Employment Agreement, effective January 1, 2014 between Protagenic Therapeutics Canada (2006) Inc. and Dr. Robert Ziroyan (Incorporated by reference to Exhibit 10.12 to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.2	Consulting Agreement, effective December 18, 2020, between Protagenic Therapeutics Inc. and Dr. Andrew Slee (Incorporated by reference to Exhibit 10.2 to Company’s Annual Report on Form 10-K, as filed with the SEC on March 24, 2021)

10.3	Consulting Agreement, as amended, between Protagenic Therapeutics Canada (2006) Inc. and Dr. Dalia Barsyte (Incorporated by reference to Exhibit 10.13 to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.4	Amended and Restated Consulting Agreement, effective December 18, 2020, between Protagenic Therapeutics Inc. and Dr. Robert B. Stein (Incorporated by reference to Exhibit 10.2 to Company’s Annual Report on Form 10-K, as filed with the SEC on March 24, 2021)

10.5	Protagenic Therapeutics, Inc. 2006 Employee, Director and Consultant Stock Plan (Incorporated by reference to Exhibit 10.16 to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.6	Form of Nonqualified Stock Option Award Agreement under the 2006 Employee, Director and Consultant Stock Plan. (Incorporated by reference to Exhibit 10.17 to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.7(i)	Technology License Agreement, effective July 21, 2005, between The University of Toronto Innovations Foundation and Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 10.19(i) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.7(ii)	First Amendment to Technology License Agreement, effective February 18, 2015, between the Governing Council of the University of Toronto and Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 10.19(ii) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.8(i)	Sponsored Research Agreement, effective April 1, 2014, between the Governing Council of the University of Toronto and Protagenic Therapeutics Canada (2006), Inc., Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 10.20(i) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.8(ii)	Amendment to the Sponsored Research Agreement, effective April 1, 2015, between the Governing Council of the University of Toronto and Protagenic Therapeutics Canada (2006), Inc., Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 10.20(ii) to Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016.)

10.9	Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.1 to Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2016.)

10.10	Form of Incentive Stock Option Agreement under the Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.2 to Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2016.)

10.11	Form of Nonqualified Stock Option Grant Agreement under the Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.3 to Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2016.)

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10.12	Form of Convertible Note Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 21, 2019)

10.13	Form of Convertible Promissory Note (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 21, 2019)

10.14	Form of Guaranty (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 21, 2019)

10.15#	Warrant Agent Agreement

14.1	Protagenic Therapeutics, Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Current Report on Form 10-K, as filed with the SEC on April 18, 2017).

14.2	Protagenic Therapeutics, Inc. Guideline on Significant Corporate Governance Issues (incorporated by reference to Exhibit 14.2 to the Current Report on Form 10-K, as filed with the SEC on April 18, 2017).

14.3

Protagenic Therapeutics, Inc. Process for Security Holder Communications with Directors (incorporated by reference to Exhibit 14.3 to the Current Report on Form 10-K, as filed with the SEC on April 18, 2017).

21.1	Subsidiaries (Incorporated by reference to Exhibit 10.2 to Company’s Annual Report on Form 10-K, as filed with the SEC on March 24, 2021)

23.1*	Consent of MaloneBailey, LLP

24.1*	Power of Attorney (contained on the signature pages to Registration Statement on Form S-1)

99.1	Audit Committee Charter adopted by the Board of Directors of Protagenic Therapeutics, Inc. on March 7, 2017. (Incorporated by reference to Exhibit 99.1 to Company’s Annual Report on Form 10-K, as filed with the SEC on March 24, 2021.)

99.2	Compensation Committee Charter adopted by the Board of Directors of Protagenic Therapeutics, Inc. on March 7, 2017. (Incorporated by reference to Exhibit 99.2 to Company’s Annual Report on Form 10-K, as filed with the SEC on March 24, 2021.)

99.3	Governance and Nominating Committee Charter adopted by the Board of Directors of Protagenic Therapeutics, Inc. on March 7, 2017. (Incorporated by reference to Exhibit 99.3 to Company’s Annual Report on Form 10-K, as filed with the SEC on March 24, 2021.)

99.4	Science Committee Charter adopted by the Board of Directors of Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K, as filed with the SEC on April 29, 2020)

99.5#	Clinical & Regulatory Committee Charter adopted by the Board of Directors of Protagenic Therapeutics, Inc.

99.6#	Corporate Presentation

*	Filed herewith.
#	To be filed by amendment.

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ITEM 17. UNDERTAKINGS

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of April, 2021.

PROTAGENIC THERAPEUTICS, INC.

By:	/s/ Garo H. Armen
Garo H. Armen
Chairman (Principal Executive Officer and Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Garo H. Armen as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Garo H. Armen	Director and Chairman of the Board	April 7, 2021
Garo H. Armen	(Principal Executive Officer)

/s/ Alexander K. Arrow	Chief Financial Officer	April 7, 2021
Alexander K. Arrow	(Principal Financial Officer)

/s/ Robert B. Stein	Director and Chief Medical Officer	April 7, 2021
Robert B. Stein

/s/ Khalil Barrage	Director	April 7, 2021
Khalil Barrage

/s/ Brian Corvese	Director	April 7, 2021
Brian Corvese

/s/ Jennifer Buell	Director	April 7, 2021
Jennifer Buell

/s/ Joshua Silverman	Director	April 7, 2021
Joshua Silverman

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PROTAGENIC THERAPEUTICS, INC.

                               shares

Common Stock and warrants to Purchase Shares of Common Stock

PROSPECTUS

KINGSWOOD CAPITAL MARKETS,

division of Benchmark Investments, Inc.

BROOKLINE CAPITAL MARKETS,

a division of Arcadia Securities, LLC

April          , 2021